EXECUTION VERSION
ASSET PURCHASE AGREEMENT
between and among
EZCORP Online, Inc.,
EZCORP, Inc.,
Hayfield Investment Partners, LLC,
and
the Subsidiaries of Hayfield Investment Partners, LLC set forth on the signature pages hereto
_______________________________________
November 20, 2012

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ii

iii

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (the “Agreement”) is made as of November 20, 2012, by and among EZCORP, Inc., a Delaware corporation (“EZCORP”), and EZCORP Online, Inc., a Delaware corporation and direct, wholly-owned subsidiary of EZCORP (“EZCORP Online,” and, collectively, with EZCORP, the “Purchaser”), Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), and each of the subsidiaries of HIP set forth on the signature pages to this Agreement (each, a “Subsidiary” and, together with HIP, the “Sellers”).
The Sellers desire to sell, and the Purchaser desires to purchase, substantially all of the assets of the Sellers in accordance with the provisions of this Agreement. HIP, directly or indirectly, owns all of the outstanding membership interests of each of the Subsidiaries.
NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE 1
DEFINITIONS AND CONSTRUCTION
Section 1.1    Definitions. For the purposes of this Agreement and the Ancillary Agreements:
“Adware” means any software that causes advertising to pop-up as a new window (over or under) on the user’s computer based on the user’s online activity (other than advertisements that the Sellers serve to visitors to the Sellers’ web site domains while those customers are visiting or exiting such domains) or which is used to distribute Spyware.
“Affiliate” means, with respect to a specified Person, a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person. In addition to the foregoing, if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse, (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse and (c) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with any of the foregoing individuals. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreed Stock Value” means the average per share closing price of Purchaser Common Stock on the NASDAQ Stock Market (or such other securities exchange or quotation service that makes the primary market in shares of Purchaser Common Stock if it is not then listed on the NASDAQ Stock Market) for (a) with respect to the calculation of the Initial Consideration, the ten (10) trading days immediately preceding the Closing Date; (b) with respect to the calculation of any Stock Consideration issued as all or a portion of any Supplemental Payment, the ten (10) trading days immediately preceding the date the Stock Consideration is actually issued; and (c) for the purposes of Section 9.6(a), the ten (10) trading days immediately preceding the relevant measurement date. If, after the beginning date of any measurement period for Agreed Stock Value, the outstanding Purchaser Common Stock shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, any Stock Consideration shall be appropriately adjusted to provide to Sellers the same economic effect as contemplated by this Agreement prior to such event.
“Ancillary Agreements” means, collectively, the Bill of Sale, the Assignment and Assumption Agreement, the Lease Assignments, the IP Assignments, and the Noncompetition Agreements.
“Business” means (a) the state compliant online cash advance businesses in the United States operated by Go Cash, LLC and its subsidiaries trading as “gocash”, and (b) the prepaid debit card business operated by Cornerstone Marketing, LLC and its subsidiaries. Notwithstanding anything to the contrary contained herein, the term “Business” shall not include the business operated by Integrity Advance, ZipCash-DE or Go Cash UK or the business associated with the origination of the Excluded Consumer Loans.
“Business Plan” means the business plan previously provided to the Purchaser with respect to the growth of the business of the Sellers for the calendar years 2013 through 2017, as such Business Plan may be amended from time to time as agreed by EZCORP and the President of the Post-Closing Business Unit.
“Cause” means (i) James Carnes’ willful failure to perform his duties or responsibilities or to comply with any lawful and reasonable direction of EZCORP’s Chief Executive Officer or Chief Financial Officer; (ii) the financial performance of the Post-Closing Business Unit materially fails on an aggregate basis to meet the targets, milestones or metrics as set forth in the Budget as determined by EZCORP in its reasonable and good faith discretion; (iii) Mr. Carnes’ engaging in any act of fraud, or any act of material dishonesty or misrepresentation; (iv) Mr. Carnes’ knowing violation of any law applicable to the business of the Post-Closing Business Unit; (v) Mr. Carnes’ willful failure to adhere to any written and lawful policy, procedure, rule, guideline, instruction or direction of EZCORP or its subsidiaries applicable to all officers at his level or above or Mr. Carnes’ repeated failure to adhere to any such policy, procedure, rule, guideline, instruction or direction after being advised in writing of a prior violation; (vi) Mr. Carnes’ appropriation (or attempted appropriation) of a material business opportunity of EZCORP or any of its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of EZCORP or any of its subsidiaries; (vii) Mr. Carnes’ misappropriation (or attempted misappropriation) of any of EZCORP or its subsidiaries' funds or property; (viii) Mr. Carnes being convicted of, indicted for (or its procedural equivalent) or entering a plea of guilty or of nolo contendere to, any felony, the equivalent thereof or any other crime potentially resulting in imprisonment other than a traffic offense; or (ix) EZCORP reasonably concludes based upon documented past practices and current written policies of EZCORP that Mr. Carnes and the Purchaser have conflicting interests such that EZCORP reasonably believes Mr. Carnes would be unable to perform his duties or responsibilities in the best interests of EZCORP and its stockholders. Notwithstanding anything to the contrary contained herein, the Purchaser shall not have grounds to terminate Mr. Carnes for “Cause” under clauses (vi), (vii), and (ix) above as a result of or in connection with any action taken by Mr. Carnes to maximize the amount of any Supplemental Payment consistent with his fiduciary duties to EZCORP and its stockholders, and Mr. Carnes’ shall not be deemed to have a conflict of interest relative to EZCORP or its subsidiaries as a result of Mr. Carnes being the indirect recipient of Supplemental Payments.
“Code” means the Internal Revenue Code of 1986, as amended.
“Confidential Information” means any non-public information, in whatever form or medium, concerning the business or affairs of the Sellers, whether before the Closing or as operated by the Purchaser after the Closing.

“Contract” means any written contract, agreement, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant, right or other instrument or obligation related to the Business.
“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal, restriction (other than any restriction on transferability imposed by federal or state securities Laws) or other encumbrance of any kind or nature whatsoever (whether absolute or contingent); provided, however, Encumbrance shall not include any interest of NCP Finance Limited Partnership in any Consumer Loan made to any consumer who lists an address in the State of Texas.
“Environmental Law” means any Law relating to the environment, natural resources, pollutants, contaminants, wastes, chemicals or public health and safety, including any Law pertaining to (a) treatment, storage, disposal, generation and transportation of toxic or hazardous substances or solid or hazardous waste, (b) air, water and noise pollution, (c) groundwater and soil contamination, (d) the release or threatened release into the environment of toxic or hazardous substances or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals, (e) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste, including asbestos and asbestos-containing materials, (f) underground and other storage tanks or vessels and abandoned, disposed or discarded barrels, containers and other closed receptacles, (g) public health and safety and (h) the protection of wildlife, marine sanctuaries and wetlands, including all endangered and threatened species.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any other Person that, together with the Sellers, would be treated as a single employer under Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Excluded Consumer Loans” means all loan and credit service transactions conducted by Go Cash-DE, LLC to Persons who represent on their loan applications that they reside in Delaware, Rhode Island or Louisiana.
“GAAP” means generally accepted accounting principles for financial reporting in the United States, as in effect as of the date of this Agreement.
“Go Cash Sellers” means all of the Sellers, other than Integrity Advance, ZipCash-DE and Go Cash UK.
“Go Cash UK” means Go Cash-UK, LLC, a Delaware limited liability company, and Go Cash Limited, a United Kingdom limited company.
“Governmental Authority” means any (a) federal, state, local, municipal, foreign or other government, (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (c) multinational organization or (d) body or international organization, such as the World Intellectual

Property Organization, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
“Governmental Authorization” means any approval, consent, ratification, waiver, license, permit, registration or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.
“Harmful Code” means any computer code or other mechanism of any kind designed to disrupt, disable or harm in any manner the operation of any software or hardware or other business processes or to misuse, gain unauthorized access to or misappropriate any business or personal information, including worms, bombs, backdoors, clocks, hidden keys, timers, traps or other disabling device code, or designs or routines that cause software or information to be erased, inoperable or otherwise incapable of being used, either automatically or with passage of time or upon command.
“Hazardous Material” means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law, including any admixture or solution thereof, and including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.
“Initial Consideration” shall mean the component of the Purchase Price payable in Purchaser Common Stock or cash pursuant to Section 2.5(a) in an amount equal to $27 million ($27,000,000.00).
“Integrity Advance” means Integrity Advance LLC, a Delaware limited liability company.
“Intellectual Property” means all of the following anywhere in the world and all legal rights, title or interest in the following arising under Law, whether or not filed, perfected, registered or recorded and whether now or later existing, filed, issued or acquired, including all renewals: (1) all patents and applications for patents and all related reissues, reexaminations, divisions, renewals, extensions, provisional, continuations and continuations in part; (2) all copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights; (3) all mask works, mask work registrations and mask work applications and all other rights relating to semiconductor design and topography; (4) all industrial designs, industrial models, utility models, certificates of invention and other indices of invention ownership and any related registrations and applications; (5) all trade dress and trade names, logos, Internet addresses and domain names, trademarks and service marks and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin and all goodwill associated with any of the foregoing; (6) all inventions (whether patentable or not and whether or not reduced to practice), invention disclosures, invention notebooks, file histories, know how, technology, technical data, trade secrets, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, customer databases and lists, distributor, reseller and supplier lists and information, correspondence, records and other documentation and other proprietary information of every kind; (7) all computer software, including all source code, object or executable code, firmware, software compilations, software implementations of algorithms, software tool sets, compilers, software models and methodologies, loan management systems, loan risk decision engines, lead acquisition systems, development tools, files, records, technical drawings and data relating to the foregoing; (8) all databases and data collections and all rights in the same; (9) all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known or referred to as “moral rights,” in any of the foregoing; (10) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property; (11) all tangible embodiments of any of the foregoing, in any form and in any media; (12) all versions, releases, upgrades, derivatives, enhancements and improvements of any of the foregoing; and (13) all statutory, contractual and other claims, demands and causes of action for royalties, fees or other income from, or infringement, misappropriation or violation of, any of the foregoing, and all of the proceeds from the foregoing that are accrued and unpaid as of, and/or accruing after, the date of this Agreement.
“Internally Used Shrinkwrap Software” means software licensed to the Sellers or any Affiliate under generally available retail shrinkwrap or clickwrap licenses and used in the Sellers’ business, but not incorporated into software or products licensed or sold, or anticipated to be licensed or sold, by the Sellers to customers or otherwise resold or distributed by the Sellers.
“IRS” means the Internal Revenue Service and, to the extent relevant, the Department of Treasury.
“Judgment” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator.
“Knowledge” means, with respect to any Seller, the actual knowledge of, or knowledge that would reasonably be expected to be derived from a reasonable investigation by, James Carnes, Edward Foster, Eric Bunting, Andrew Peck, Christopher Pickett and Ted Dargan.
“Law” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, statute, treaty, rule, regulation, ordinance or code.
“Liability” includes liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP.
“Loss” means any loss, damage, fine, penalty, expense (including reasonable attorneys’ or other professional fees and expenses and court costs), injury, diminution of value resulting from a long-term reduction in revenues or a long-term increase in expenses, loss of profits, Liability, Tax Encumbrance or other cost, whether or not involving a third party claim.
“Material Adverse Effect” shall mean a material adverse effect on the Business, assets, properties, Liabilities, condition (financial or otherwise), operating results or operations of the Go Cash Sellers taken as a whole; on a material asset included in the Purchased Assets; on a material Liability included in the Assumed Liabilities; or on the ability of the Sellers or the Purchaser to consummate the transactions contemplated by this Agreement, but excluding any material adverse effect arising out of or attributable to (i) changes or conditions in the United States or world political environment, financial markets or general economic conditions, (ii) changes or proposed changes in any Law; or (iii) changes or conditions affecting the on-line lending business as a whole.
“Net Income” shall have the meaning set forth on Exhibit A (Calculation of Net Income).
“Occupational Safety and Health Law” means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.
“Other Sellers” means Integrity Advance, ZipCash-DE and Go Cash UK.

“Permanent Disability” means Mr. Carnes’ inability to perform his normal full-time duties as President of the Post-Closing Business Unit for a period of (a) 60 consecutive days or (b) more than 90 days in any six-month period, in either case, whether due to physical or mental injury, incapacity, impairment or other condition, which injury, incapacity, impairment or other condition is documented by an independent physician selected by EZCORP’s Board of Directors.
“Person” means an individual or an entity, including a corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity, or any Governmental Authority.
“Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.
“Purchaser Common Stock” means the Class A Non-voting Common Stock, $0.01 par value per share, of EZCORP.
“Purchaser Disclosure Schedule” means the disclosure schedule delivered pursuant to Article 4 by the Purchaser to the Sellers concurrently with the execution and delivery of this Agreement.
“Registered Intellectual Property” means Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by any Governmental Authority or non-governmental registrar (whether provisional, supplemental or otherwise), anywhere in the world.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Seller Disclosure Schedule” means the disclosure schedule delivered pursuant to Article 3 by the Sellers to the Purchaser concurrently with the execution and delivery of this Agreement.
“Seller Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA) or any other plan, agreement or arrangement, for the benefit of any current or former director, officer, employee or consultant of any Seller or any ERISA Affiliate, or with respect to which the Go Cash Sellers or any ERISA Affiliate has or may have any Liability, including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), any Pension Plan, any Title IV Plan, any Multiemployer Plan and any other written or oral plan, Contract or arrangement involving direct or indirect compensation or benefits, including insurance coverage, severance or other termination pay or benefits, change in control, retention, performance, holiday pay, vacation pay, fringe benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, restricted stock or stock units, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, maintained or contributed to by the Go Cash Sellers or any ERISA Affiliate (or that has been maintained or contributed to in the last six years by the Go Cash Sellers or any ERISA Affiliate) for the benefit of any current or former director, officer, employee or consultant of the Go Cash Sellers or any ERISA Affiliate, or with respect to which any Go Cash Seller or any ERISA Affiliate has or may have any Liability.

“Seller Policies and Procedures” means the Go Cash Sellers’ employee policies, employee procedures, employee handbooks, employee guides or instructions, operations manuals, compliance manuals or programs, or software user manuals related to the Loan Management System.
“Spyware” means any software that covertly gathers information regarding user online activity through the user’s Internet connection (i.e., without notice that such information may be gathered), whether or not such software is bundled as a hidden component of the Sellers’ toolbar or like applications, other than information (i) reasonably gathered in connection with services or information provided by the Sellers to such users, or (ii) that is not associated with personally identifiable information.
“Stock Consideration” means any shares of Purchaser Common Stock issuable as Initial Consideration or as all or a portion of any portion of any Supplemental Payments.
“Tax” means (a) any federal, state, local, foreign and other tax, charge, fee, duty (including customs duty), levy or assessment, including any income, gross receipts, net proceeds, alternative or add-on minimum, corporation, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental (including taxes under Section 59A of the Code), capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority, and (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute.
“Tax Return” means any report, return, declaration, claim for refund, or information return or statement related to Taxes, including any schedule, form or attachment thereto, and including any amendment thereof.
“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.
“ZipCash-DE” means ZipCash-DE, LLC, a Delaware limited liability company.
Section 1.2    Additional Defined Terms. For purposes of this Agreement and the Ancillary Agreements, the following terms have the meanings specified in the indicated Section of this Agreement:

Defined Term	Section
Aggregate Remaining Value	9.6(d)
Agreement	Preamble
Assignment and Assumption Agreement	2.9(a)(ii)
Assumed Liabilities	2.3
Balance Sheet	3.5(a)(i)
Bill of Sale	2.9(a)(i)
Budget	8.16(c)
Business Rules	3.8
Claim Notice	9.3(a)
Closing	2.8
Closing Date	2.8
Closing Statement	2.9(a)(xiv)
COBRA	3.16
Confidentiality Agreement	8.4(a)

Defined Term	Section
Consumer Loans	3.8
Consumer Loans, Documents and Files	3.8
Controlling Party	9.4(c)
Cornerstone Assignment	2.10(b)
Customer Transaction Documents	3.8
Dispute Notice	2.6(g)
DRE Seller	2.9(a)(ix)
Effectiveness Period	2.5(b)(i)
Excluded Assets	2.2
Excluded Liabilities	2.4
EZCORP	Preamble
Financial Statements	3.5(a)
First Budget	8.16(c)
First Measurement Date	2.6(b)
First Supplemental Earn-out Payment	2.6(b)
Fourth Measurement Date	2.6(e)
Fourth Supplemental Earn-out Payment	2.6(e)
Freeware	3.13(p)
Guaranteed Supplemental Payment	2.6(a)
HIP	Preamble
Hire Date	8.13(a)
Hired Employees	8.13(a)
Holders	2.5(b)
HSR Act	5.3(b)
Improvements	3.12(d)
Indemnified Party	9.3(a)
Indemnifying Party	9.3(a)
Independent Accounting Firm	2.6(g)
Interim Balance Sheet	3.5(a)(ii)
IP Assignments	2.9(a)(iv)
Lease Assignments	2.9(a)(iii)
Leased Real Property	2.1(f)
Loan Management System	3.13(e)
Nonassignable Assets	2.10(a)
Noncompetition Agreements	2.9(a)(v)
Noncontrolling Party	9.4(e)
Objection Notice	9.3(b)(ii)
Online Advertisers	3.14(a)(xi)
Online Business	8.16(a)
Oral Contract	3.14(c)
Owned Intellectual Property	3.13(a)
Post-Closing Business Unit	8.16(a)
Potential Employees	8.13(a)
Pre-Action Notice	10.13(a)
Purchase Price	2.5(a)
Purchased Assets	2.1
Purchased Intellectual Property	2.1(g)
Purchaser	Preamble
Purchaser Indemnified Parties	9.1
Purchaser Material Adverse Effect	6.2(a)

Defined Term	Section
Regarded Entity Sellers	2.9(a)(vii)
Registrable Shares	2.5(b)
Registration Statement	2.5(b)
Remaining Value	9.6(d)
Restricted Persons	8.4(a)
Returned Items	2.1(b)
SEC Documents	4.8(a)
Schedule Supplement	5.4
Second Measurement Date	2.6(c)
Second Supplemental Earn-out Payment	2.6(c)
Seller Indemnified Parties	9.2
Seller Prepaid Debit Card Assets	2.10(b)
Seller Prepaid Debit Card Business	2.10(b)
Sellers	Preamble
Sellers’ Representative	10.1(a)
Subsidiary	Preamble
Supplemental Earn-out Payments	2.6(f)
Supplemental Payments	2.6(f)
Successor Company	8.16(g)
Tangible Personal Property	2.1(e)
Third Measurement Date	2.6(d)
Third Party Intellectual Property	3.13(b)
Third Supplemental Earn-out Payment	2.6(d)
Transfer Taxes	8.1(a)
Transition Period	2.10(b)
WKSI	2.5(b)(iii)

Section 1.3    Construction. Any reference in this Agreement to an “Article,” “Section,” “Exhibit” or “Schedule” refers to the corresponding Article, Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The table of contents and the headings of Articles and Sections are provided for convenience only and are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The term “including” means “including without limitation” and is intended by way of example and not limitation. Any reference to a statute refers to the statute, any amendments or successor legislation. Any reference to regulations refers to the regulation, any amendments or successor legislation and any official interpretations of such regulation promulgated by the Governmental Authority charged by statute with the interpretation of such regulations, each as in effect at the relevant time. Any reference to a Contract or other document as of a given date means the Contract or other document as amended, supplemented and modified from time to time through such date.
ARTICLE 2
THE TRANSACTION
Section 2.1    Purchase and Sale of Purchased Assets. In accordance with the provisions of this Agreement and except as set forth in Sections 2.2 and 2.10, at the Closing the Sellers will sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser will purchase and acquire from the Sellers, free and clear of all Encumbrances, (i) all of the Go Cash Sellers’ right, title and interest in and to all of the property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, related to the Business (other than Excluded Consumer Loans), and (ii) all client and customer lists, customer data, information relating to prospective and past customers, and all Intellectual

Property associated therewith owned by the Other Sellers (collectively, the “Purchased Assets”), including the following:
(a)    all Consumer Loans, notes and accounts receivable, and other rights to payment from customers of the Go Cash Sellers, and the full benefit of all security for such loans, accounts or rights to payment, but excluding in each case any of the foregoing related to Excluded Consumer Loans;
(b)    subject to Section 2.12, all Returned Items received after the Closing with respect to payment initiations generated from the Go Cash Sellers’ Consumer Loans or from collection activity of the Go Cash Sellers on or before the Closing for the Go Cash Sellers’ Consumer Loans. “Returned Items” means all customer checks, Automated Clearing House, or ACH, credit card payments, or other wire transactions returned unpaid in the banking system;
(c)    all inventories related to the Business, wherever located, including plastic used in making debit cards and all other materials and supplies to be used in the Business;
(d)    all of the rights of the Go Cash Sellers under all Contracts listed on Schedule 2.1(d) related to the Business, and all of the rights of Go Cash UK under all Contracts listed on Schedule 2.1(d);
(e)    all machinery, equipment, furniture, furnishings, computer hardware, vehicles, tools, dies, molds and other items of tangible personal property of every kind owned or leased by any Go Cash Seller, and the full benefit of all express or implied warranties by the manufacturers or sellers or lessors of any item or component part thereof (collectively, the “Tangible Personal Property”);
(f)    the leasehold or subleasehold estates and other rights to use or occupy any real property leased, subleased or licensed by or from any Go Cash Seller or otherwise used or occupied by any Go Cash Seller, as set forth on Schedule 2.1(f) (collectively, the “Leased Real Property”);
(g)    all Intellectual Property (excluding any Internally Used Shrinkwrap Software or Freeware listed on Schedule 2.2(n) because it is not assignable without consent or approval of a third party) owned, licensed or used by any Go Cash Seller on the date hereof or created or acquired after the date hereof and prior to the Closing and all Intellectual Property owned by the Other Sellers on the date hereof or created or acquired after the date hereof and prior to the Closing, and all other intangible rights of the Sellers including all goodwill associated with the Purchased Assets (collectively, the “Purchased Intellectual Property”);
(h)    the Governmental Authorizations held by the Go Cash Sellers, listed on Schedule 2.1(h) to the extent transferable to the Purchaser;
(i)    all books, records, manuals and other materials (in any form or medium) of the Go Cash Sellers, including all client and customer lists, customer data and customer transaction information, referral sources, supplier and vendor lists, purchase orders, sales and purchase invoices, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, compliance manuals and materials, drawings, engineering specifications, copies of financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and similar documents, copies of personnel and employee benefits records and copies of all other records described in Section 2.2(f) to the extent a Go Cash Seller is legally permitted to provide copies of such records to the Purchaser; and
(j)    all claims, rights and defenses of the Sellers against third parties relating to any of the Purchased Assets or Assumed Liabilities, in each case, whether accruing before or after the Closing, and including all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which a Seller may be entitled in connection with any of the Purchased Assets or Assumed Liabilities, but excluding all claims, rights and defenses of the Sellers relating (1) to the Excluded Assets or Excluded Liabilities, or (2) to claims against Purchaser with respect to the transactions contemplated by this Agreement or any Ancillary Agreement and all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which a Seller may be entitled to in connection with (1) the Excluded Assets or the Excluded Liabilities, or (2) claims against Purchaser with respect to transactions contemplated by this Agreement or any Ancillary Agreement;
(k)    all rights of the Go Cash Sellers relating to deposits and prepaid expenses, claims for refunds and rights of offset; and
(l)    all cash proceeds actually received from the Excluded Consumer Loans received after the Closing.
Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement does not include the assumption of any Liability related to the Purchased Assets unless the Purchaser expressly assumes that Liability pursuant to Section 2.3.
Section 2.2    Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of the Sellers (collectively, the “Excluded Assets”) are excluded from the Purchased Assets, and are to be retained by the Sellers as of the Closing:
(a)    all cash and cash equivalents of Sellers other than as specifically set forth in Section 2.1(l) and all bank accounts of any Seller;
(b)    all assets related to the business of Integrity Advance, ZipCash-DE and Go Cash UK, other than as specifically identified in Section 2.1;
(c)    originals of the Sellers’ respective corporate or company seals, certificate of incorporation, certificate of formation, operating agreement, bylaws or other governing documents, minute books, stock or membership interest records, tax returns and similar company records having to do with the organization of the Sellers;
(d)    all shares of the capital stock or other ownership interests of HIP or any direct or indirect subsidiary of HIP;
(e)    all of the Contracts not listed on Schedule 2.1(d) to which any Seller is a party, by which any Seller or any Purchased Assets acquired from any Seller is bound, or pursuant to which any Seller is an obligor or a beneficiary, including, without limitation all Contracts listed in Schedule 2.2(e) and any Consumer Loan for which Purchaser does not assume all Liabilities thereunder;
(f)    all originals of financial, accounting and personnel records and other records that any Seller is required by law to retain in its possession;
(g)    all rights of the Go Cash Sellers relating to deposits and prepaid expenses, claims for refunds and rights of offset set forth on Schedule 2.2(g) to this Agreement and all rights of the Other Sellers relating to deposits and prepaid expenses, claims for refunds and rights of offset;
(h)    all rights in connection with and assets of the Seller Plans;

(i)    all Governmental Authorizations held by the Sellers, to the extent not set forth on Schedule 2.1(h);
(j)    all rights of the Sellers under this Agreement or any of the Ancillary Agreements to which the Sellers are a party;
(k)    all Excluded Consumer Loans;
(l)    all rights and interests of the Sellers under all insurance policies under which a Seller or any of the Purchased Assets is or has been insured;
(m)    the domain names, iadvancecash.com, zapcash.com and blackoakconsulting.com; provided, however, that Sellers shall assign the iadvancecash.com domain name to the Purchaser within 180 days after the Closing Date without the receipt of any additional consideration; and
(n)    all assets listed on Schedule 2.2(n).
Section 2.3    Assumed Liabilities. Effective as of the Closing, the Purchaser will assume and agree to pay or perform when due only the following Liabilities of the Sellers (collectively, the “Assumed Liabilities”):
(a)    all trade accounts payable of the Go Cash Sellers incurred by the Go Cash Sellers in the ordinary course of business and in accordance with the provisions of this Agreement, including Section 3.10, between October 31, 2012 and the Closing (other than trade accounts payable to any member of HIP or any Affiliate of the Sellers or any member of HIP) that are not delinquent as of the Closing, such amount not to exceed $150,000;
(b)    all Liabilities arising prior to the Closing, but due after the Closing, for services to be performed and products to be delivered after the Closing related to the Purchased Assets or the operation of the Business after the Closing (except for any Liability arising out of or relating to (A) any Seller’s breach of, or failure to comply with, on or prior to the Closing, any covenant or obligation in any Contract included in the Purchased Assets or (B) any event that occurred prior to the Closing that, with the passing of time or the giving of notice, or both, would constitute such a breach or failure); and
(c)    all Liabilities arising after the Closing related to ownership of the Purchased Assets, the assumption of Assumed Liabilities, or the operation of the Business.
Section 2.4    Excluded Liabilities. Notwithstanding any other provision of this Agreement and any information disclosed to the Purchaser, the Purchaser does not assume and has no responsibility for any Liabilities of the Sellers (or any owner of any Seller) other than the Assumed Liabilities specifically listed in Section 2.3 (the “Excluded Liabilities”). Without limiting the preceding sentence, the following is a non-exclusive list of Excluded Liabilities that the Purchaser does not assume and that the Sellers agree (to the extent the same are legally due) to pay and perform on a timely basis:
(a)    any Liability arising out of or relating to any Excluded Asset, including, without limitation, any Liability arising out of the business conducted by Integrity Advance or ZipCash-DE, whether arising prior to or following the Closing;
(b)    any Liability under any Contract not assumed by the Purchaser under Section 2.3, including any Liability arising out of or relating to the Sellers’ credit facilities or any security interest related thereto;

(c)    any Liability under any Contract assumed by the Purchaser pursuant to Section 2.3 that arises (x) on or prior to the Closing and is due on or prior to the Closing or (y) after the Closing but that arises out of or relates to (i) the Sellers’ breach of, or failure to comply with, on or prior to the Closing, any covenant or obligation in any such Contract, or (ii) any event that occurred on or prior to the Closing which, with the passing of time or the giving of notice, or both, would constitute such a breach or failure;
(d)    any Liability arising out of or relating to product liability, indemnity, warranty, infringement, misappropriation or similar claims by any Person in connection with any tangible or intangible products or services used, sold or licensed by the Sellers on or prior to the Closing;
(e)    any Liability for Taxes arising as a result of the Sellers’ operation of its business or ownership of the Purchased Assets on or prior to the Closing, including any Taxes owed by any Seller that arise as a result of the sale of the Purchased Assets pursuant to this Agreement and any deferred Taxes of any nature, but excluding any Transfer Taxes arising as a result of the sale of the Purchased Assets pursuant to this Agreement;
(f)    any Liability arising from or under any Environmental Law or Occupational Safety and Health Law arising prior to the Closing out of or relating to the operation of the Sellers’ business or the Sellers’ leasing, ownership or operation of real property;
(g)    any Liability arising under claims by employees or former employees of the Sellers relating in any way to the employment of such Persons prior to the Closing, including Liabilities relating to compensation (including any bonuses under any bonus plan, agreement or arrangement), expense reimbursements, benefits (including workers’ compensation and unemployment benefits), discrimination, harassment, retaliation, termination or continuation of such Persons’ employment, or lack or delay of any notice relating to their employment;
(h)    subject to Section 8.13(f), any Liability arising in connection with the Seller Plans, or any termination, continuation, amendment or other acts or omissions in connection with the Seller Plans;
(i)    any Liability to indemnify, reimburse or advance amounts to any officer, director, member, manager, employee or agent of the Sellers or any member of HIP;
(j)    any Liability arising out of or resulting from the Sellers’ compliance or non-compliance with any Law or Judgment, including any noncompliance with any bulk sales Law or fraudulent transfer Law in connection with the transactions contemplated by this Agreement and any non-compliance by the Sellers with the WARN Act or any similar state or local Law;
(k)    any Liability of the Sellers relating to any negotiations, agreements or other transactions, if any, by the Sellers with any third Person that relate to the acquisition of the Seller or any of the Sellers’ assets or any termination of related negotiations or arrangements;
(l)    all professional, financial advisory, broker, finder or other fees of any kind incurred by the Sellers;
(m)    any Liability of the Sellers incidental to or arising in connection with this Agreement or any other document executed in connection with the transactions contemplated by this Agreement, including the Sellers’ disclosures to or negotiations with creditors or members, solicitations of proxies or written consents from any Persons, or other legal obligations of the Sellers; and

(n)    any other Liability (other than Assumed Liabilities) of the Sellers arising out of the Sellers’ operations of its business or otherwise on or prior to the Closing, or based upon the Sellers’ acts or omissions occurring after the Closing.
Section 2.5    Consideration.
(a)    The consideration from Purchaser to Sellers for the Purchased Assets shall consist of (a) the Initial Consideration and (b) the Supplemental Payments (the “Purchase Price”). The Initial Consideration shall consist of the issuance to HIP (or the members of HIP as designated by HIP) on the Closing Date of that number of shares of Purchaser Common Stock equal to $27,000,000.00 divided by the Agreed Stock Value of the Purchaser Common Stock or, in the sole discretion of the Purchaser, cash delivered by wire transfer of immediately available funds to a bank account designated by HIP no later than 48 hours prior to the scheduled Closing Date.
(b)    Subject to the timely receipt by EZCORP of properly completed and signed selling shareholder questionnaires from HIP and the members of HIP (the “Holders”) in such form as EZCORP may determine in its reasonable discretion, EZCORP shall on the Closing Date (if the SEC is accepting filings in its EDGAR filing system at the time of Closing and, if not, the next business day thereafter) and one (1) business day following the date of issuance of any Stock Consideration in satisfaction of Purchaser’s obligation to make a Supplemental Payment (or, if such selling shareholder questionnaires have not been timely received, three (3) business days after such receipt by EZCORP), file with the SEC a shelf registration statement on Form S-3 (the “Registration Statement”), or an amendment to an effective Registration Statement, to effect the registration for resale on a continuous basis of all of the Stock Consideration received by the Holders (the “Registrable Shares”) and to permit or facilitate the sale and distribution of all or a portion of the Registrable Shares held by the Sellers or by the Holders as a result of a distribution by Sellers of such Registrable Shares; provided that if in the judgment of the EZCORP Board of Directors, in their sole discretion, the filing of such Registration Statement would be inconsistent with the Securities Act due to pending events or transactions that would constitute material, non-public information, EZCORP may delay the filing of the Registration Statement for up to 30 calendar days; provided, further, however, that EZCORP shall file such Registration Statement as soon as reasonably practicable after the public dissemination of such information or the termination of the event or transaction giving rise to the right to delay the filing of the Registration Statement. In the case of the Initial Consideration, the Registration Statement shall be an automatically effective shelf registration statement on Form S-3 and in the case of any Supplemental Payments, the Registration Statement shall be an automatically effective shelf registration statement on Form S-3 if EZCORP is a WKSI as of the date such Registration Statement is filed. The term Registration Statement shall include the initial Registration Statement filed pursuant to this Agreement, and any amendment or supplement thereto and any subsequent registration statement filed with respect to the Registrable Shares. Additionally:

(i)
subject to Section 2.5(b)(ii), EZCORP shall keep the Registration Statement continuously effective for a period ending on the later of (1) such time as the Holders have completed the sale and distribution of all Registrable Shares, or (2) such time as all Holders may sell all such Registrable Shares pursuant to Rule 144 promulgated under the Securities Act without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for EZCORP to be in compliance with the current public information requirement of Rule 144 (the “Effectiveness Period”);

(ii)
if in the judgment of the EZCORP Board of Directors, in their sole discretion, continued use of the Registration Statement would be inconsistent with the Securities Act due to information, pending events or transactions that would constitute material, non-public information, EZCORP may suspend use of the Registration Statement for up to 90 days in any twelve month period and no more than 45 consecutive days at any one time; provided, however, that EZCORP shall terminate such suspension as soon as reasonably practicable after such information has been publicly disseminated or the event or transaction giving rise to the suspension has terminated. EZCORP shall, promptly as reasonably practicable following the termination of the circumstance which entitled EZCORP to suspend use of the Registration Statement, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and give written notice to all Holders authorizing them to resume sales pursuant to the Registration Statement;

(iii)
EZCORP shall take all commercially reasonable actions as may be necessary so that, subject to the compliance by the Holders with all applicable securities Laws, the Holders may freely sell the Registrable Shares pursuant to a Registration Statement in accordance with the provisions of the Securities Act during the Effectiveness Period, including, but not limited to (1) promptly preparing and filing with the SEC all amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (including if necessary filing a new registration statement on Form S-1 or otherwise), (2) promptly filing all amendments or additional registration statements necessary because EZCORP is no longer a “well known seasoned issuer” (“WKSI”) as defined in the Securities Act, and (3) promptly taking all reasonable actions to obtain the prompt withdrawal of any order suspending the effectiveness of any Registration Statement. If a subsequent Registration Statement is filed and EZCORP is not a WKSI, EZCORP shall use all commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof;

(iv)
EZCORP shall furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus and any document incorporated therein by reference, as a Holder from time to time may reasonably request and EZCORP herby consents to the use of any such prospectus and each amendment or supplement thereto by the Holders in connection with the offering or sale of the Registrable Securities;

(v)
EZCORP shall use commercially reasonable efforts to register or qualify the Registrable Securities for offer and sale under the “blue sky laws” of any jurisdiction that any Holder may reasonable request provided that EZCORP shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdiction;

(vi)
EZCORP shall notify each Holder; (A) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and following such notification promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) of any issuance of any SEC order suspending the effectiveness of the Registration Statement or any prospectus included therein;

(vii)
EZCORP shall provide a transfer agent and registrar for all Registrable Shares registered pursuant to the Registration Statement and a CUSIP number for all Registrable Shares, in each case not later than the effective date of the Registration Statement or any amendment thereto with respect to a Supplemental Payment and, if requested, shall facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold without any restrictive legend and in a form eligible for deposit into the Depository Trust Company;

(viii)
EZCORP shall cause all Initial Consideration to be listed on the NASDAQ Stock Market no later than date of effectiveness of the Registration Statement, shall cause all Stock Consideration issued as a Supplemental Payment to be listed on the NASDAQ Stock Market no later than the first full trading date on the NASDAQ Stock Market after such issuance, and, if Purchaser Common Stock is not listed on the NASDAQ Stock Market, shall take all commercially reasonable actions necessary so that the Purchaser Common Stock is listed or eligible for trading or quotation on a securities exchange or quotation service that provides a market for the Purchaser Common Stock;

(ix)	EZCORP shall cooperate with each Holder in connection with any filing required to be made with the Financial Industry Regulatory Authority;

(x)
EZCORP shall pay all costs, fees and expenses in connection with compliance with its obligations under this Section 2.5(b), including all costs, fees and expenses (other than the legal fees and expenses of the Sellers and their Affiliates) in connection with the filing of any Registration Statement (and any supplement or amendment thereto); the registering of the Registrable Shares, fees and expenses of compliance with securities or “blue sky” Laws; transfer agent fees; all fees and costs associated with the maintenance of the effectiveness of the Registration Statement and the listing of the Registrable Shares on the NASDAQ Stock Market (or such other securities exchange or quotation service that makes the primary market in shares of Purchaser Common Stock if it is not then listed on the NASDAQ Stock Market); and all registration, filing, qualification, printing, accounting, legal and other fees and expenses of EZCORP, in each case, incurred in connection with the registration for sale of any Registrable Securities;

(xi)
EZCORP shall use its commercially reasonable efforts to take all other actions necessary to permit the Holders to transfer and sell the Registrable Securities without restrictions or limitations, including taking all action necessary to remove any legend on any certificates representing Registrable Securities or any stop transfer orders or instructions on any Registrable Securities held in uncertificated form no later than the day any Registration Statement, or any amendment thereto, becomes effective with respect to the Registrable Securities subject to the receipt by the transfer agent of all affidavits, representations and such other documentation as reasonably requested by, and in form and substance reasonably acceptable to, the transfer agent;

(xii)
EZCORP Online and EZCORP agree, jointly and severally, to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, and each of their respective directors, officers and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder, from and against any and all Losses to which any of the foregoing may become subject insofar as such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, related preliminary prospectus or prospectus (or any amendment or supplement thereto), arise out of or are based upon by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation or alleged violation by EZCORP Online or EZCORP of Section 5 of the Securities Act or any rule or regulation thereunder or any similar state law relating to the Registration Statement, except insofar as such Losses arise out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission that is based upon or made in conformity with information relating to any of the Holders furnished in writing to EZCORP by or on behalf of any of the Holders. To the extent that a court of competent jurisdiction determines that the Sellers’ indemnification rights under this Section 2.5(b)(xii) are not enforceable, then Purchaser shall contribute to the Sellers’ Losses in such proportion as is appropriate to reflect the relative fault of the Sellers and the Purchaser in connection with the statements, omissions or other actions that resulted in the Loss as well as other relevant equitable considerations. The provisions of this Section 2.5(b) shall inure to the benefit of and be binding upon the successors and assigns of each Holder, including, and without the need for an express assignment, subsequent Holders (except with respect to any Registrable Shares which have been registered as contemplated by this Section 2.5(b) and are subsequently sold or otherwise disposed of or transferred). The Holders shall be third party beneficiaries to this Section 2.5(b) and shall have the right to enforce the provisions of this Section 2.5(b) directly to the extent they may deem such enforcement necessary or advisable to protect such Holders’ rights hereunder; and

(xiii)
At and as of the effective date of the Registration Statement related to the Initial Consideration, and as of the date of any amendment, supplement or subsequent Registration Statement necessary to register Stock Consideration issued as Supplemental Payments, EZCORP shall ensure, and represents and warrants, that all information required to be disclosed by EZCORP pursuant to either the Securities Act or the Exchange Act shall be disclosed in such Registration Statement or incorporated by reference therein, such that, subject to compliance by the Holders with all applicable securities Laws, all Registrable Shares held by the Holders may be immediately sold by any Holder without liability under the Securities Act with respect to such sale.

(xiv)	To the extent that any Holder reasonably concludes, or the Securities and Exchange Commission asserts that, any Holder may be deemed to be an underwriter (as such term is defined in the Securities Act) in connection with any sale of Purchaser Common Stock acquired pursuant to this Agreement, the Purchaser shall provide such Holder and any Affiliate of such Holder that is a registered broker-dealer such access to its books, records and operations as it would customarily provide an underwriter in an underwritten offering for the sole purpose of permitting such Holder to conduct due diligence reasonably necessary to establish appropriate defenses to liabilities under the Securities Act, and shall make all necessary amendments to, or file a new, Registration Statement to reflect the Holder’s status as an underwriter or as otherwise necessary as a result of the Holder’s status as an underwriter.

(xv)
EZCORP shall take all action reasonably requested by any Holder or as necessary, including obtaining all necessary approvals from its Board of Directors, to permit any Holder to sell any Stock Consideration pursuant to a Rule 10b5-1 Plan (subject to receipt of certification from such Holder that such Holder is not in possession of material nonpublic information regarding EZCORP at the time of entry into such Rule 10b5-1 Plan), to enter into such collar and hedge transactions as any Holder shall request on or after the date of issuance, and to grant such exemptions as are necessary to permit any such Holder to trade outside of the trading windows described in EZCORP’s Insider Trading Policy, in each case subject to compliance by such Holder with all applicable securities Laws; provided, however, that nothing in this Section 2.5(b)(xv) shall obligate EZCORP to make any disclosure of any material, nonpublic information.

(xvi)
In addition to, and not in limitation of, any other obligation contained in this Section 2.5, EZCORP shall promptly notify the Holders (or their agents designated in writing by such Holders) if such Holders are unable for any reason to use any Registration Statement for the sale of the Registrable Securities.

Section 2.6    Supplemental Payments.
As part of the Purchase Price and subject to the terms and conditions of this Agreement, the Purchaser will also pay the Sellers the Supplemental Payments, as described below.
(a)    A guaranteed supplemental payment (each, a “Guaranteed Supplemental Payment”) to be paid to the Sellers on November 10, 2013 in the amount of $11 million ($11,000,000.00), on November 10, 2014 in the amount of $6 million ($6,000,000.00) and on November 10, 2015 in the amount of $6 million ($6,000,000.00); in each case, if such date is not a business day then the first business day thereafter.
(b)    The first supplemental earn-out payment (the “First Supplemental Earn-out Payment”) will be an amount equal to (i)(x) the Net Income, calculated using the “Net Income Calculation Method” described on Exhibit A, for the twelve-month period beginning on December 1, 2012 and ending on November 30, 2013 (the “First Measurement Date”), multiplied by (y) 6.0, and (ii) minus the sum of the Initial Consideration, all Guaranteed Supplemental Payments previously paid prior to the payment date to the Sellers and any amounts previously set off, or to be set off with respect to such payment, pursuant to Section 9.3(e) hereto. If the calculation of the First Supplemental Earn-out Payment produces a result that is less than or equal to zero, there will be no First Supplemental Earn-out Payment. The Purchaser shall calculate and determine the amount of the First Supplemental Earn-out Payment and shall determine the amount of the First Supplemental Earn-out Payment no later than 30 days after the First Measurement

Date. The Purchaser shall pay the First Supplemental Earn-out Payment to the Sellers within two (2) business days after the earlier of (aa) such time as the parties mutually agree on such amount in writing, or (bb) such time as the amount is established in accordance with Section 2.6(g) below.
(c)    The second supplemental earn-out payment (the “Second Supplemental Earn-out Payment”) will be an amount equal to (i)(x) the Net Income, calculated using the “Net Income Calculation Method” described on Exhibit A, for the twelve-month period beginning on December 1, 2013 and ending on November 30, 2014 (the “Second Measurement Date”), multiplied by (y) 6.0, and (ii) minus the sum of the Initial Consideration, all Guaranteed Supplemental Payments previously paid prior to the payment date to the Sellers and the First Supplemental Earn-out Payment and any amounts previously set off, or to be set off with respect to such payment, pursuant to Section 9.3(e) hereto. If the calculation of the Second Supplemental Earn-out Payment produces a result that is less than or equal to zero, there will be no Second Supplemental Earn-out Payment. The Purchaser shall calculate and determine the amount of the Second Supplemental Earn-out Payment and shall determine the amount of the Second Supplemental Earn-out Payment no later than 30 days after the Second Measurement Date. The Purchaser shall pay the Second Supplemental Earn-out Payment to the Sellers within two (2) business days after the earlier of (aa) such time as the parties mutually agree on such amount in writing, or (bb) such time as the amount is established in accordance with Section 2.6(g) below.
(d)    The third supplemental earn-out payment (the “Third Supplemental Earn-out Payment”) will be an amount equal to (i)(x) the Net Income, calculated using the “Net Income Calculation Method” described on Exhibit A, for the twelve-month period beginning on December 1, 2014 and ending on November 30, 2015 (the “Third Measurement Date”), multiplied by (y) 6.0, and (ii) minus the sum of the Initial Consideration, all Guaranteed Supplemental Payments previously paid prior to the payment date to the Sellers, the First Supplemental Earn-out Payment, the Second Supplemental Earn-out Payment and any amounts previously set off, or to be set off with respect to such payment, pursuant to Section 9.3(e) hereto. If the calculation of the Third Supplemental Earn-out Payment produces a result that is less than or equal to zero, there will be no Third Supplemental Earn-out Payment. The Purchaser shall calculate and determine the amount of the Third Supplemental Earn-out Payment and shall determine the amount of the Third Supplemental Earn-out Payment no later than 30 days after the Third Measurement Date. The Purchaser shall pay the Third Supplemental Earn-out Payment to the Sellers within two (2) business days after the earlier of (aa) such time as the parties mutually agree on such amount in writing, or (bb) such time as the amount is established in accordance with Section 2.6(g) below.
(e)    The fourth supplemental earn-out payment (the “Fourth Supplemental Earn-out Payment”) will be an amount equal to (i)(x) the Net Income, calculated using the “Net Income Calculation Method” described on Exhibit A, for the twelve month period beginning on December 1, 2015 and ending on November 30, 2016 (the “Fourth Measurement Date”), multiplied by (y) 6.0, and (ii) minus the sum of the Initial Consideration, all Guaranteed Supplemental Payments previously paid prior to the payment date to the Sellers, the First Supplemental Earn-out Payment, the Second Supplemental Earn-out Payment, the Third Supplemental Earn-out Payment, and any amounts previously set off, or to be set off with respect to such payment, pursuant to Section 9.3(e) hereof. If the calculation of the Fourth Supplemental Earn-out Payment produces a result that is less than or equal to zero, there will be no Fourth Supplemental Earn-out Payment. The Purchaser shall calculate and determine the amount of the Fourth Supplemental Earn-out Payment and shall determine the amount of the Fourth Supplemental Earn-out Payment no later than 30 days after the Fourth Measurement Date. The Purchaser shall pay the Fourth Supplemental Earn-out Payment to the Sellers within two (2) business days after the earlier of (aa) such time as the parties mutually agree on such amount in writing, or (bb) such time as the amount is established in accordance with Section 2.6(g) below.

(f)    All of the supplemental payments described in Sections 2.6(b), (c), (d) and (e) are referred herein as “Supplemental Earn-out Payments,” and all Guaranteed Supplemental Payments and Supplemental Earn-out Payments are collectively referred to herein as the “Supplemental Payments.” All Supplemental Payments shall be payable, at the sole discretion of the Purchaser, (i) in cash by wire transfer of immediately available funds to a bank account designated by the Sellers’ Representative no later than 48 hours prior to the scheduled payment date, (ii) in shares of Purchaser Common Stock by the issuance to HIP (or the members of HIP as designated by HIP) of that number of shares of Purchaser Common Stock as shall be determined by dividing the amount of such Supplemental Payment to be paid with Stock Consideration by the Agreed Stock Value, or (iii) in a combination of cash and shares of Purchaser Common Stock as provided in clauses (i) and (ii); provided, however that the Supplemental Payments shall be paid in cash (A) if, with respect to the Guaranteed Supplemental Payments only, EZCORP is not a WKSI at the time such Guaranteed Supplemental Payment is due and payable; (B) if any stockholder approval or Governmental Authorization is required for EZCORP to issue and deliver the shares of Purchaser Common Stock in satisfaction of its obligation to make the Supplemental Payment; (C) if Form S-3 is unavailable for any reason for the registration of the shares of Purchaser Common Stock that may be issued as a Supplemental Payment; (D) if the Purchaser Common Stock is not then listed on, or quoted by, the NASDAQ Stock Market or the New York Stock Exchange; or (E) if, and to the extent, that as a result of the issuance of shares of Purchaser Common Stock in satisfaction of any Supplemental Payment obligation any Holder (individually or collectively with other Persons who are deemed to be a “group” under the Exchange Act) would directly or indirectly beneficially own more than 4.99% of a class of equity securities of EZCORP which is registered pursuant to Section 12 of the Exchange Act. If Purchaser elects to deliver Purchaser Common Stock to HIP in satisfaction of its obligation to make a Supplemental Payment, Purchaser shall take all action prior to the issuance thereof (including obtaining all requisite approvals of its Board of Directors) to ensure that such issuance of Purchaser Common Stock is exempt from Section 16 of the Exchange Act pursuant to Rule 16b-3(d) or otherwise if any Holder is at the time of such issuance subject to Section 16 of the Exchange Act and shall be deemed to have made the representations and warranties set forth in Sections 4.6, 4.7, and 4.8 at the time of each such issuance and Section 4.9 at the time of each such issuance if the shares of Purchaser Common Stock issued are registered pursuant to an automatically effective registration statement.
(g)    Within 15 days after delivery of the Purchaser’s calculation of any Supplemental Payment, the Sellers’ Representative will deliver to the Purchaser a written response in which the Sellers’ Representative will either (i) agree in writing with the Purchaser’s calculation of such Supplemental Payment, in which case such calculation will be final and binding on the parties for purposes of this Section 2.6(g) or (ii) dispute the Purchaser’s calculation of such Supplemental Payment by delivering to the Purchaser a written notice (a “Dispute Notice”) setting forth in reasonable detail the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith. In connection with any review of Purchaser’s calculation of the Supplemental Payment, during normal business hours and upon at least two business days’ prior notice to the Purchaser, the Purchaser shall provide the Sellers’ Representative with reasonable access to review the books and records of the Purchaser necessary to complete such review. If the Sellers’ Representative fails to take either of the foregoing actions within 15 days after delivery of the Purchaser’s calculation of such Supplemental Payment, then the Sellers’ Representative will be deemed to have irrevocably accepted the Purchaser’s calculation of such Supplemental Payment, in which case, such calculation will be final and binding on the parties for purposes of this Section 2.6(g).
If the Sellers’ Representative delivers a Dispute Notice to the Purchaser within 15 days after delivery of the Purchaser’s calculation of such Supplemental Payment, then the Purchaser and the Sellers’ Representative will attempt in good faith, for a period of 15 days, to agree on such calculation of Net Income, if applicable. Any resolution by the Purchaser and the Sellers’ Representative during such 15-day period as to any disputed items will be final and binding on the parties for purposes of this Section

2.6(g). If the Purchaser and the Sellers’ Representative do not resolve all disputed items by the end of 15 days after the date of delivery of the Dispute Notice, then the Purchaser and the Sellers’ Representative will submit the remaining items set forth in the Dispute Notice to PricewaterhouseCoopers LLP for resolution of such items and only such items, or if that firm is unwilling or unable to serve, the Purchaser and the Sellers’ Representative will engage another mutually agreeable independent accounting firm of recognized national standing, which firm is not the regular auditing firm of the Purchaser or the Sellers’ Representative. If the Purchaser and the Sellers’ Representative are unable to jointly select such independent accounting firm within 10 days after such 15-day period, the Purchaser, on the one hand, and the Sellers’ Representative, on the other hand, will each select an independent accounting firm of recognized national standing and each such selected accounting firm will select a third independent accounting firm of recognized national standing to be deemed to be the independent accounting firm selected by the parties for purposes of this Section 2.6, which firm may not be the regular auditing firm of the Purchaser or the Sellers’ Representative; provided, that if either the Purchaser, on the one hand, or the Sellers’ Representative, on the other hand, fail to select such independent accounting firm during this 10-day period, then the parties agree that the independent accounting firm selected by the other party is deemed to be the independent accounting firm selected by the parties for purposes of this Section 2.6 (such selected independent accounting firm, the “Independent Accounting Firm”). The Purchaser and the Sellers’ Representative will instruct the Independent Accounting Firm to render its determination with respect to the items in dispute in a written report that specifies the conclusions of the Independent Accounting Firm as to each item in dispute. The Purchaser and the Sellers’ Representative will each use their commercially reasonable efforts to cause the Independent Accounting Firm to render its determination within 30 days after referral of the items to such firm or as soon thereafter as reasonably practicable. The determinations of the Independent Accounting Firm with respect to the items set forth in the Dispute Notice as set forth in its report will be final and binding on the parties for purposes of this Section 2.6(g). The fees and expenses of the Independent Accounting Firm will be shared by the Purchaser and the Sellers’ Representative in inverse proportion to the relative amounts of the disputed amount determined to be for the account of the Purchaser and the Sellers’ Representative, respectively.
For purposes of complying with this Section 2.6, the Purchaser and the Sellers’ Representative will furnish to each other and to the Independent Accounting Firm such work papers and other documents and information solely relating to the disputed issues as the Independent Accounting Firm may request and are available to that party (or its independent public accountants) and will be afforded the opportunity to present to the Independent Accounting Firm any material related to the disputed items and to discuss the items with the Independent Accounting Firm. Either party may require that the Independent Accounting Firm enter into a customary form of confidentiality agreement with respect to the work papers and other documents and information regarding the business provided to the Independent Accounting Firm pursuant to this Section 2.6.
Section 2.7    Allocation of Purchase Price and Assumed Liabilities. The Purchase Price and Assumed Liabilities will be allocated in accordance with Section 1060 of the Code and the Treasury Regulations thereunder in a manner consistent with Schedule 2.7. Within 90 days after the Closing Date, the Purchaser will prepare and deliver to the Sellers’ Representative a copy of the IRS Form 8594 that the Purchaser expects to file with the IRS for the Purchaser’s fiscal year that includes the Closing Date which IRS Form 8594 shall be consistent with Schedule 2.7. Thereafter, within ninety (90) days following the close of each fiscal year of the Purchaser during which a Supplemental Payment is made, Purchaser shall prepare and deliver to the Sellers’ Representative a copy of the IRS Form 8594 that Purchaser expects to file with the IRS for such fiscal year which IRS Form 8594 shall be consistent with Schedule 2.7. The Sellers (and the owners of the Sellers) shall file all Tax Returns (including Forms 8594 filed with their Tax Returns) consistent with the Forms 8594 that are provided by the Purchaser. Neither Purchaser nor any Seller (or owner of a Seller) shall take any Tax position inconsistent with the Forms 8594 that are provided by Purchaser and that are consistent with Schedule 2.7 and neither Purchaser nor any Seller (or any owner of a Seller) shall agree to any proposed adjustment to the allocation reflected in Purchaser’s Forms 8594 by any Governmental Authority without first giving the other party prior written notice; provided, however, that nothing contained herein shall prevent Purchaser or any Seller (or any owner of a Seller) from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of any allocation, and neither Purchaser nor any Seller (or any owner of a Seller) shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging such allocations.
Section 2.8    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at a mutually agreed upon location on the second business day after the termination of the applicable waiting period under the HSR Act, assuming all other closing conditions set forth in Article 6 have been satisfied or waived, or at such other time or on such other date as the Purchaser and the Sellers may agree upon in writing, and will be deemed to be effective as of 12:01 a.m., Central time, on such date. The date upon which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”
Section 2.9    Closing Deliveries.
(a)    At the Closing, the Sellers will deliver or cause to be delivered to the Purchaser:

(i)	one or more bills of sale in the form of Exhibit B (the “Bill of Sale”) executed by the Sellers;

(ii)	one or more assignment and assumption agreements in the form of Exhibit C (the “Assignment and Assumption Agreement”) executed by the Sellers;

(iii)
for each parcel of Leased Real Property, an assignment of the Sellers’ rights under each lease agreement evidencing the Sellers’ interest in such Leased Real Property in the form of Exhibit D (collectively, the “Lease Assignments”) executed by the Sellers;

(iv)	assignments of all Purchased Intellectual Property in the forms of Exhibits E-1 through E-3 (collectively, the “IP Assignments”) executed by the Sellers;

(v)	a noncompetition agreement in the form of Exhibit F-1 or Exhibit F-2 executed by each Seller and other Person set forth on Schedule 2.9(a)(v) (the “Noncompetition Agreements”);

(vi)	copies of the Governmental Authorizations included in the Purchased Assets;

(vii)
a separate certification in the form of Exhibit G executed by each of the Sellers that is not a DRE Seller (the “Regarded Entity Sellers”) stating, under penalty of perjury, such Regarded Entity Seller’s U.S. employer identification number and address and that such Seller is not a “foreign person” as defined in Section 1445 of the Code;

(viii)	a separate fully complete and executed IRS Form W-9 for each of the Regarded Entity Sellers;

(ix)	for each Seller that is treated as a disregarded entity for U.S. federal income Tax purpose (a “DRE Seller”), (A) a certificate from the Regarded Entity Seller that is treated as the owner of the DRE Seller’s assets for U.S. federal income Tax purposes stating, under penalty of perjury, that the DRE Seller is a disregarded entity and the Regarded Entity Seller is treated as the owner of the DRE Seller’s assets for U.S. federal income Tax purposes, and (B) if applicable, a copy of the Form 8832 filed for the DRE Seller electing for such DRE Seller to be a disregarded entity;

(x)	for each Seller, other than Go Cash Limited, Go Cash-MS, LLC, and Go Cash-SD, LLC, a certificate of no tax due issued by the Delaware Department of Revenue;

(xi)	for HIP Financial, LLC, a receipt from the Kansas Department of Revenue showing that no taxes are due, as contemplated in Kan. Stat. § 79-3612;

(xii)
certificates in the form of Exhibit H of the secretary or comparable officer or manager of each Seller dated as of the Closing Date and attaching (A) such Seller’s certificate of formation and all amendments thereto, certified by the Secretary of State of the jurisdiction of such Seller’s organization not more than sixty (60) days prior to the Closing Date; (B) such Seller’s operating agreement or other comparable governing document and all amendments thereto; (C) short form certificates of good standing of such Seller certified by the Secretary of State of the jurisdiction of such Seller’s organization and of each jurisdiction in which such Seller is qualified to do business as a foreign entity and issued not more than five (5) business days prior to the Closing Date; (D) all resolutions of the board of managers, members or directors or other comparable governing body of such Seller relating to this Agreement and the transactions contemplated by this Agreement; and (E) incumbency and signatures of the officers or managers of the Seller executing this Agreement or any other agreement contemplated by this Agreement;

(xiii)	a certificate, dated as of the Closing Date, executed by the Sellers confirming the satisfaction of the conditions specified in Sections 6.1(a) and 6.1(b);

(xiv)	a closing settlement statement (the “Closing Statement”) and receipt for the Initial Consideration in form reasonably satisfactory to the Purchaser; and

(xv)	evidence of the addition of the Purchaser as a loss payee or additional insured on the insurance policies set forth on Schedule 2.9(a)(xvi).
(b)    At the Closing, the Purchaser will deliver or cause to be delivered to the Sellers:

(i)
a notice from EZCORP’s transfer agent as to the issuance in uncertificated form without any restrictive legends (to the extent permitted by applicable securities Laws) by book-entry in EZCORP’s direct registration system, or at the option of EZCORP, one or more stock certificates without any restrictive legends (to the extent permitted by applicable securities Laws), for the aggregate number of shares of Purchaser Common Stock issuable as the Initial Consideration, registered in the name of HIP or such other Persons in such amounts designated by HIP, provided that the Initial Consideration shall not be registered in the name of more than five Persons. The Purchaser shall not have any responsibility for allocation of the Purchaser Common Stock among the Sellers;

(ii)	the Noncompetition Agreements and the Closing Statement;

(iii)	the Bill(s) of Sale, the Assignment and Assumption Agreement(s) and the other assignments, if any, under Section 2.10(a)(iii) and (iv) that call for a signature by the Purchaser;

(iv)
certificates in the form of Exhibit I of the secretary or comparable officer of each of EZCORP Online and EZCORP dated as of the Closing Date and attaching (A) such Purchaser’s certificate of incorporation and all amendments thereto, certified by the Secretary of State of the jurisdiction of such Purchaser’s incorporation not more than five business days prior to the Closing Date; (B) such Purchaser’s bylaws or other comparable governing document and all amendments thereto; (C) all resolutions of the board of directors or other comparable governing body of such Purchaser relating to this Agreement and the transactions contemplated by this Agreement; and (D) incumbency and signatures of the officers or managers of the Purchaser executing this Agreement or any other agreement contemplated by this Agreement; and

(v)	a certificate, dated as of the Closing Date, executed by the Purchaser confirming the satisfaction of the conditions specified in Sections 6.2(a) and 6.2(b).
Section 2.10    Consents.
(a)    Nothing in this Agreement or the Ancillary Agreements shall be construed as an agreement to assign any Contract, Governmental Authorization, Intellectual Property or other Purchased Asset that by its terms or pursuant to applicable Law is not capable of being sold, assigned, transferred or delivered without the consent or waiver of a third party or Governmental Authority unless and until such consent or waiver shall be given (the “Nonassignable Assets”). The Sellers shall use their commercially reasonable efforts, and the Purchaser shall cooperate reasonably with the Sellers, to obtain such consents and waivers and to resolve the impediments to the sale, assignment, transfer or delivery contemplated by this Agreement or the Ancillary Agreements and to obtain any other consents and waivers necessary to convey to the Purchaser all of the Purchased Assets. In the event any such consents or waivers have not been obtained prior to the Closing Date, the Sellers shall continue to use their commercially reasonable efforts to obtain the relevant consents or waivers until such consents or waivers are obtained, and the Sellers will cooperate with the Purchaser in any lawful and economically feasible arrangement to provide that the Purchaser shall receive the interest of the Sellers in the benefits under any such Contract, Governmental Authorization that is transferable, Intellectual Property or other Purchased Asset, including performance by the Sellers, if economically feasible, as agent; provided that the Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Purchaser would have been responsible therefor hereunder if such consents or waivers had been obtained. Nothing in this Section 2.10 shall affect the Sellers’ or the Purchaser’s right to terminate this Agreement under Section 7.1 in the event that any consent or waiver as described on Schedule 5.3 is not obtained.
(b)    Notwithstanding the provisions of Section 2.1, 2.3 and 2.10(a) of this Agreement, (i) no Purchased Assets related to the business (the “Seller Prepaid Debit Card Business”) of Cornerstone Marketing, LLC and its subsidiaries (such Purchased Assets, the “Seller Prepaid Debit Card Assets”) shall be assigned or transferred to the Purchaser, and such Seller Prepaid Debit Card Assets shall be deemed to be Nonassignable Assets, and (ii) no Liabilities arising out of or relating to the Seller Prepaid Debit Card Business, whether arising prior to or following the Closing, shall be assumed by the Purchaser, until such time as Sellers have received all consents, waivers or other agreements necessary to convey to the Purchaser all of the Seller Prepaid Debit Card Assets free and clear of all Encumbrances.

From the Closing until such consents, waivers or other agreements have been obtained by Sellers (such period of time, the “Transition Period”), to the extent permitted by applicable Law and the terms of such Seller Prepaid Debit Card Assets, the Seller Prepaid Debit Card Assets shall be held, as of the Closing, by Sellers and all net economic benefits of the Seller Prepaid Debit Card Business shall be for the Purchaser’s account. Sellers shall take or cause to be taken such actions in their name or otherwise as the Purchaser may reasonably request so as to provide the Purchaser with the benefits of the Seller Prepaid Debit Card Business and to effect collection of money or other consideration that becomes due and payable under the Seller Prepaid Debit Card Business, and Sellers shall promptly pay over to the Purchaser all net economic benefits received by it in respect of the Seller Prepaid Debit Card Business. Upon receipt of all such consents and waivers, Sellers shall, if requested by the Purchaser within 180 days of the Closing Date, promptly assign the Seller Prepaid Debit Card Assets to the Purchaser without any additional consideration therefor, and if the Purchaser elects to take the assignment of the Seller Prepaid Debit Card Assets, the Purchaser shall assume all Liabilities arising out of or relating to the Seller Prepaid Debit Card Business arising on or after the date of such assignment (except for any Liability arising out of or relating to (A) any Seller’s breach of, or failure to comply with, on or prior to such date, any covenant or obligation in any Contract included in the Seller Prepaid Debit Card Assets or (B) any event that occurred prior to such date that, with the passing of time or the giving of notice, or both, would constitute such a breach or failure). During the Transition Period, the Purchaser will make available to the Sellers such personnel, facilities and other assets as may be necessary to provide services that are necessary for the operation of the Seller Prepaid Debit Card Business at no cost to the Sellers. EZCORP, after consultation with the President of the Post-Closing Business Unit, will have the right, in its reasonable discretion, to designate which personnel it will assign to perform these transition services. Notwithstanding anything to the contrary contained herein, no Seller shall be deemed to have breached this Agreement if it took commercially reasonable efforts to obtain all consents, waivers or other agreements to assign and transfer the Seller Prepaid Debit Card Assets to the Purchaser. Notwithstanding anything to the contrary contained herein, neither upon the execution of the Agreement nor at the Closing, shall any Seller be deemed to give any representation or warranty with respect to the Seller Prepaid Debit Card Business or the Seller Prepaid Debit Card Assets or be deemed to have breached any representation or warranty if the Seller Disclosure Schedule omits information about the Seller Prepaid Debit Card Business or the Seller Prepaid Debit Card Assets. Upon the assignment of the Seller Prepaid Debit Card Assets, HIP and each Seller that owns all or a portion of such Seller Prepaid Debit Card Assets will execute a document of assignment (the “Cornerstone Assignment”) in which they will jointly and severally give representations and warranties with respect to the Seller Prepaid Debit Card Assets and the Seller Prepaid Debit Card Business substantially similar to those contained in: Sections 3.1, 3.2, 3.3, 3.7, 3.9, 3.10, 3.11, 3.13, 3.14, 3.15, 3.19, 3.20, 3.22, 3.23, 3.26, 3.27 and 3.31, with appropriate disclosure schedules and appropriate modifications necessary to reflect that only HIP and Sellers that own all or a portion of the Seller Prepaid Debit Card Assets are making such representations and warranties, only the Seller Prepaid Debit Card Assets are being transferred, and the date of the transfer. In the event that all necessary consents and waivers are not obtained within 180 days after the Closing or all such consents and waivers are obtained and the Sellers tender such Seller Prepaid Debit Card Assets to the Purchaser, and the Purchaser elects not to accept the Seller Prepaid Debit Card Assets and assume all Liabilities arising out of or relating to the Seller Prepaid Debit Card Business within 180 days of the Closing Date, the Sellers shall thereafter be entitled to retain and shall be the sole and exclusive owner of the Seller Prepaid Debit Card Assets and all economic benefits in respect of the Seller Prepaid Debit Card Business.
(c)    From time to time after the Closing, and for no further consideration, each of the parties shall execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 2.11    Withholdings. Purchaser shall be entitled to deduct and withhold from any and all Supplemental Payments payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to Sellers.
Section 2.12    Allocation. On the Closing Date and for a period of two (2) business days after the Closing, the Sellers and the Post-Closing Business Unit shall allocate all amounts received with respect to Consumer Loans and all amounts deducted for Returned Items on such dates as follows: (1) all amounts received with respect to Consumer Loans on the Closing Date shall be payable to the Sellers and the Sellers shall be responsible for all Returned Items cleared through the banking system on the Closing Date; (2) all amounts received with respect to Consumer Loans on the first business day after the Closing Date shall be payable to the Post-Closing Business Unit and the Sellers shall be responsible for all Returned Items cleared through the banking system on the first business day after the Closing Date; and (3) all amounts received with respect to Consumer Loans on the second business day after the Closing Date shall be payable to the Post-Closing Business Unit and the Sellers shall be responsible for two-thirds (2/3) of all Returned Items cleared through the banking system on the second business day after the Closing Date and the Post-Closing Business Unit shall be responsible for one-third (1/3) of all Returned Items cleared through the banking system.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS
The Sellers jointly and severally represent and warrant to the Purchaser that except as set forth on the Seller Disclosure Schedule:
Section 3.1    Organization and Good Standing. Each Seller (other than Go Cash Limited) is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite LLC power, and each Go Cash Seller has all requisite authority, to own, lease and operate its properties and assets and to conduct its Business as presently conducted. Go Cash Limited is a limited company organized under the Laws of the United Kingdom. Where applicable as a legal concept, each Seller is duly qualified or licensed to do business and, where applicable as a legal concept, is in good standing as a foreign limited liability company in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Section 3.1 of the Seller Disclosure Schedule sets forth an accurate and complete list of each Seller’s jurisdiction of formation and the other jurisdictions in which it is authorized to do business and a complete and accurate list of such Seller’s current members, managers, directors and officers. Each Seller has delivered or made available to the Purchaser accurate and complete copies of the certificate of formation, operating agreement and other governing documents, of such Seller, as in effect as of the date of this Agreement, and such Seller is not in default under or in violation of any provision thereof.
Section 3.2    Authority and Enforceability. Each Seller has all requisite limited liability company (or in the case of Go Cash Limited, limited company) power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which such Seller is a party and to perform such Seller’s obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of each Seller. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies. Upon the execution and delivery by a Seller of the Ancillary Agreements to which such Seller is a party, such Ancillary Agreements will constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
Section 3.3    No Conflict. Except as set forth in Section 3.3 of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation or performance of the transactions contemplated by this Agreement, will:
(a)    directly or indirectly (with or without notice, lapse of time or both) conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, result in any payment becoming due under, result in the imposition of any Encumbrances on any of the Purchased Assets under, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under (i) the certificate of formation, operating agreement or other comparable governing document of each Seller or any resolution adopted by the board of directors, managers or members of such Seller, (ii) any Governmental Authorization or material Contract to which any Go Cash Seller is a party or by which any Go Cash Seller is bound or to which any of their respective properties or assets is subject or (iii) any material Law or Judgment applicable to any Seller or any of their respective properties or assets; or
(b)    require any Seller to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person.
Section 3.4    Capitalization and Ownership.
(a)    The issued and outstanding equity securities of each Seller as of the date of this Agreement are set forth in Section 3.4 of the Seller Disclosure Schedule. Section 3.4 of the Seller Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of all outstanding equity interests of each Seller’s capital securities and each Seller’s members by name and amount of equity interest. Except as set forth on Section 3.4 of the Seller Disclosure Schedule and except for the operating agreement of HIP, there are no Contracts that bind the Seller or its members to vote, offer, purchase, issue, sell or transfer any securities of any Seller (including voting trusts, proxies, preemptive rights, rights of first refusal, co-sale rights or “bring-along” rights). None of the outstanding equity securities of any Seller violates, or was issued in violation of, any Law.
(b)    No Seller owns, controls or has any rights to acquire, directly or indirectly, any capital stock or other equity interests or debt instruments of any Person that is not a Seller, except HIP directly owns 100% of the membership interests of General Holdings, LLC and indirectly owns 100% of the membership interests of the subsidiaries of General Holdings, LLC, including IP Portfolio, LLC. Except for the operating agreement of HIP, no Seller has any obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of its equity securities. No Seller is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person that is not a Seller.
Section 3.5    Financial Statements.
(a)    Attached as Section 3.5 of the Seller Disclosure Schedule are the following financial statements (collectively, the “Financial Statements”):

(i)
audited consolidated balance sheets of HIP as of December 31, 2010 and 2011 (the most recent of which, the “Balance Sheet”) and the related audited consolidated statements of income, changes in members’ equity and cash flow for each of the fiscal years then ended, including in each case any notes thereto, together with the report thereon of Miller Haviland Ketter PC, PA, independent certified public accountants; and

(ii)
an unaudited consolidated balance sheet of HIP as of September 30, 2012 (the “Interim Balance Sheet”) and the related unaudited consolidated statements of income, changes in members’ equity and cash flow for the three and nine months ended September 30, 2011 and 2012.

(b)    The Financial Statements (including the notes thereto) are correct and complete in all material respects, are consistent with the books and records of the Go Cash Sellers and except as set forth in Section 3.7 of the Seller Disclosure Schedule have been prepared in accordance with GAAP, consistently applied throughout the periods involved (except that the interim financial statements are subject to normal recurring year-end adjustments, the effect of which will not, individually or in the aggregate, be material, and the absence of notes that, if presented, would not differ materially from the notes to the audited Financial Statements described in Section 3.5(a)(i)). Except as set forth in Section 3.7 of the Seller Disclosure Schedule, the Financial Statements fairly present in all material respects the financial condition and the results of operations, changes in members’ equity and cash flow of the Go Cash Sellers as of the respective dates and for the periods indicated therein. No financial statements of any Person other than the Sellers and General Holdings, LLC and its subsidiaries are required by GAAP to be included in the financial statements of HIP.
(c)    Except as set forth in Section 3.5(c) of the Seller Disclosure Schedule, the Go Cash Sellers have not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any manager, director, or officer of the Go Cash Sellers. The Go Cash Sellers are not a party to any off-balance sheet arrangements that could have a current or future effect on the Go Cash Sellers’ financial condition or results of operation.
Section 3.6    Books and Records. The books of account, minute books, membership interest record books and other financial and organizational records required to be kept by applicable Law or the governing documents of the Go Cash Sellers are accurate and complete in all material respects, have been maintained in accordance with sound business practices. The books of account, financial records, membership interest record books and other organizational records of the Go Cash Sellers required to be kept by applicable Law or the governing documents of the Go Cash Sellers have been made available to the Purchaser. The minute books of the Go Cash Sellers required to be kept by applicable Law or the governing documents of the Go Cash Sellers for periods since January 1, 2011 have been made available to the Purchaser.
Section 3.7    Accounts Receivable. All notes and accounts receivable related to the Business are reflected properly on the Balance Sheet, the Interim Balance Sheet or the accounting records of the Go Cash Sellers as of the Closing Date and represent or will represent valid obligations arising from transactions entered into in the ordinary course of business. Such notes and accounts receivable related to the Business will as of the Closing Date be collectible, net of the respective reserve shown in the corresponding line items on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Go Cash Sellers as of the Closing Date, as the case may be, in the ordinary course of business consistent with past practices and policies. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business, relating to the amount or validity of such note or account receivable. Section 3.7 of the Seller Disclosure Schedule sets forth an accurate and complete summary and the aging of all notes and accounts receivable related to the Business as of the date of the Interim Balance Sheet.
Section 3.8    Consumer Loans. “Consumer Loans” shall mean all loan and credit services transactions conducted in the Business other than the Excluded Consumer Loans. All Consumer Loans have been made in accordance with applicable Law. All Consumer Loans, Consumer Loan accounts, loan documents, loan applications, loan files, credit services disclosure statements, credit services agreements, debit authorizations, arbitration agreements, customer checks, promissory notes and other Customer Transaction Documents (as defined below) and evidences of indebtedness related to the Business and Consumer Loans and reflected by the Go Cash Sellers’ electronic books and records as Consumer Loans owed to and owned by the Go Cash Sellers (collectively, the “Consumer Loans, Documents and Files”), represent bona fide assets of the Go Cash Sellers, free and clear of any Encumbrance and bona fide transactions between a Go Cash Seller and the respective parties to such transactions. The Go Cash Sellers’ books and records that are being delivered to the Purchaser contain a materially accurate record of the Consumer Loans, Documents and Files, including, without limitation, for each Consumer Loan written, all loan application data and back-up documentation, all underwriting criteria and documentation, all notices of adverse action, all promissory notes and loan documents, the underlying check or other items securing or evidencing any security for such loans, the amount loaned and the lawful interest charge and other lawful charges, if any, to accrue thereon and all other applicable Customer Transaction Documents related thereto. All interest, fees and charges on each Consumer Loan included in the Consumer Loans, Documents and Files do not exceed the maximum rate of interest, charges and fees allowed by Law. The Go Cash Sellers have provided to the Purchaser the opportunity to review the business rules the Go Cash Sellers follow in receiving loan applications and in denying, approving, originating, making, documenting, holding, servicing and collecting all Consumer Loans (collectively, the “Business Rules”). The Go Cash Sellers have provided or made available to the Purchaser true, complete and correct copies of all form documentation used by Go Cash Sellers in the twelve months prior to the date of this Agreement (on a state by state basis) in receiving loan applications and in denying, approving, originating, making, documenting, holding, servicing and collecting all Consumer Loans, including, without limitation, applications, promissory notes, loan agreements, truth-in-lending disclosures, other disclosures and disclaimers, license agreements, notices of adverse action, FACTA alert notifications, privacy notices, receipts, arbitration agreements, repayment plan agreements and collection letters and communications (in blank forms) (collectively, the “Customer Transaction Documents”). Section 3.8 of the Seller Disclosure Schedule sets forth a list of such Customer Transaction Documents previously provided or made available to the Purchaser. Each Consumer Loan, Document and File has been created following the Business Rules and using the Customer Transaction Documents applicable to such Consumer Loan, Document and File without material modification or substitution (except as may be permitted by Law and is consistent with the Go Cash Sellers’ ordinary course of business). All of such material modifications or substitutions are provided on Section 3.8 of the Seller Disclosure Schedule. In addition to, and without limiting the foregoing, the Consumer Loans, Documents and Files, the Business Rules and the Customer Transaction Documents are complete in every material respect and comply with all Laws except for any immaterial noncompliances that would not individually or in the aggregate have a Material Adverse Effect. The Consumer Loans, Documents and Files represent or will represent valid and enforceable obligations arising from transactions actually made or performed by the Go Cash Sellers in the ordinary course of its business, subject to bad debt reserves. Section 3.8 of the Seller Disclosure Schedule sets forth an accurate summary of all Consumer Loan balances in the aggregate and on a state by state basis as of September 30, 2012. Except to the extent paid prior to the Closing Date, all Consumer Loans are or will be valid and binding obligations of the parties thereto enforceable against them in accordance with the terms of such agreements, subject to bad debt reserves. Except as set forth on Section 3.8 of the Seller Disclosure Schedule to the Sellers’ Knowledge, there is no contest, claim, defense or right of setoff, other than returns, writeoffs, contests, claims, defense or rights of setoff in the ordinary course of business of the Go Cash Sellers, relating to the amount, legality or validity of the Consumer Loans, and no Go Cash Seller has waived any material terms of any Consumer Loan (except as may be permitted by Law and is consistent with the Go Cash Sellers’ ordinary course of business).
Section 3.9    No Undisclosed Liabilities. Except as set forth in Section 3.9 of the Seller Disclosure Schedule, the Go Cash Sellers have no Liabilities except for (a) Liabilities accrued or expressly reserved for in line items on the Interim Balance Sheet and (b) Liabilities incurred in the ordinary course of business after the date of the Balance Sheet and which are similar in nature and amount to the Liabilities which arose during the comparable period of time in the immediately preceding fiscal period.
Section 3.10    Absence of Certain Changes and Events. Since the date of the Interim Balance Sheet, the Go Cash Sellers have conducted their Business only in the ordinary course of business and there has not been any change or event that has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since the date of the Interim Balance Sheet, there has not been any of the following related to the Go Cash Sellers:
(a)    amendment to any Go Cash Seller’s certificate of formation, operating agreement or other comparable charter or organizational documents;
(b)    change in any Go Cash Seller’s authorized or issued equity interests, or issuance, sale, grant, repurchase, redemption, pledge or other disposition of or Encumbrance on any Go Cash Seller’s equity interests or other voting securities or any securities convertible, exchangeable or redeemable for, or any options, warrants or other rights to acquire, any such securities except as contemplated by Section 3.4 of the Seller Disclosure Schedule;
(c)    split, combination or reclassification of any of any Go Cash Seller’s equity interests;
(d)    (i) except as set forth in Section 3.10 of the Seller Disclosure Schedule, incurrence by any Go Cash Seller of any indebtedness for borrowed money or guarantee of any such indebtedness of another Person, (ii) issuance, sale or amendment of any Go Cash Seller’s debt securities or warrants or other rights to acquire any Go Cash Seller’s debt securities, guarantee by any Go Cash Seller of any debt securities of another Person, entry by any Go Cash Seller into any “keep well” or other Contract to maintain any financial statement condition of another Person or entry by any Go Cash Seller into any arrangement having the economic effect of any of the foregoing, (iii) loans, advances (other than routine advances to a Go Cash Seller’s employees in the ordinary course of business) or capital contributions to, or investment in, any other Person (other than another Go Cash Seller) by any Go Cash Seller, or (iv) entry by any Go Cash Seller into any hedging Contract or other financial agreement or arrangement designed to protect any Go Cash Seller against fluctuations in commodities prices or exchange rates;
(e)    except as set forth in Section 3.10 of the Seller Disclosure Schedule, sale, lease, license, pledge or other disposition of or Encumbrance on any of the Purchased Assets;
(f)    acquisition by any Go Cash Seller (i) by merger or consolidation with, or by purchase of all or a substantial portion of the assets or any stock of, or by any other manner, any business or Person or (ii) of any assets that are material to the Go Cash Sellers individually or in the aggregate;
(g)    damage to, or destruction or loss of, any of the Purchased Assets with an aggregate value to the Go Cash Sellers in excess of $50,000, whether or not covered by insurance;

(h)    except as set forth on Section 3.10 of the Seller Disclosure Schedule, entry into, modification, acceleration, cancellation or termination of or receipt of notice of termination of, any Contract (or series of related Contracts) included in the Purchased Assets which involves a total remaining commitment by or to the Go Cash Sellers of at least $50,000 or otherwise outside the ordinary course of business;
(i)    (i) except as required by Law or as set forth on Section 3.10 of the Seller Disclosure Schedule, adoption, entry into, termination or amendment of any Seller Plan, collective bargaining agreement or employment, severance or similar Contract of any Go Cash Seller, (ii) increase in the compensation or fringe benefits of, or payment of any bonus to, any manager, director, officer, employee or consultant or other independent contractor of any Go Cash Seller, (iii) amendment or acceleration by any Go Cash Seller of the payment, right to payment or vesting of any compensation or benefits, (iv) payment by any Go Cash Seller of any benefit not provided for as of the date of this Agreement under any Seller Plan, (v) grant by any Go Cash Seller of any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Seller Plans or Contracts or awards made thereunder or (vi) any action by any Go Cash Seller other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any Seller Plan;
(j)    cancellation, compromise, release or waiver of any claims or rights (or series of related claims or rights) with a value to the Go Cash Sellers exceeding $50,000 or otherwise outside the ordinary course of business;
(k)    settlement or compromise in connection with any Proceeding involving the Go Cash Sellers;
(l)    capital expenditure or other expenditure by the Go Cash Sellers with respect to property, plant or equipment in excess of $50,000 in the aggregate;
(m)    change in the Go Cash Sellers’ accounting principles, methods or practices or investment practices, including any changes as were necessary to conform with GAAP;
(n)    acceleration or delay in the payment of accounts payable or other Liabilities of the Go Cash Sellers or in the collection of notes or accounts receivable of the Go Cash Sellers except in the ordinary course of business;
(o)    making or rescission by the Go Cash Sellers of any Tax election, settlement or compromise of any Tax Liability or assessment or amendment of any Tax Return; or
(p)    authorization of, or entry into a Contract by, any Go Cash Seller to take any of the actions described in this Section 3.10.
Section 3.11    Assets. Except as set forth in Section 3.11 of the Seller Disclosure Schedule, the Sellers have good and marketable title to, or in the case of leased assets, valid leasehold interests in, all of the Purchased Assets, free and clear of any Encumbrances. The Tangible Personal Property constitutes all of the tangible personal property used in or necessary to conduct the Business conducted and planned to be conducted by the Go Cash Sellers. Each such item of Tangible Personal Property is in good operating condition and repair, ordinary wear and tear excepted, is free from latent and patent defects, is suitable for the purposes for which it is being used and planned to be used by the Go Cash Sellers and has been maintained in accordance with normal industry practice.

Section 3.12    Leased Real Property.
(a)    The Go Cash Sellers do not own any real property, nor has any Go Cash Seller ever owned any real property.
(b)    Section 3.12(b) of the Seller Disclosure Schedule sets forth an accurate and complete description (by subject Leased Real Property, the date and term of the lease, sublease or other occupancy right, the name of the parties thereto, each amendment thereto and the aggregate annual rent payable thereunder) of all Leased Real Property. The Go Cash Sellers have delivered or made available to the Purchaser accurate and complete copies of all leases, subleases and other Contracts to which the Go Cash Sellers are a party granting a right in or relating to the Leased Real Property and all Contracts and other documents to which the Go Cash Sellers are a party evidencing, creating or constituting Encumbrances upon or rights in the Leased Real Property.
(c)    The Go Cash Sellers hold valid leasehold interests in the Leased Real Property, free and clear of any Encumbrances.
(d)    Use of the Leased Real Property for the various purposes for which it is presently being used is permitted as of right under applicable zoning Laws and is not subject to “permitted non‑conforming” use or structure classifications. To the Sellers’ Knowledge, all buildings, fixtures and other improvements, including the roof, foundation and floors and the heating, ventilation, air conditioning, mechanical, electrical and other building systems, located on the Leased Real Property (collectively, the “Improvements”) are in material compliance with all applicable Laws, including those pertaining to health and safety, zoning, building and the disabled. The Leased Real Property is supplied with utilities and other services necessary for the operation of the Business and each parcel of Leased Real Property abuts on and has direct vehicular access to an improved public road or access to an improved public road via a permanent, irrevocable appurtenant easement improved with a road benefiting the parcel of Leased Real Property.
(e)    Except as set forth in Section 3.12(e) of the Seller Disclosure Schedule, no Person other than the Go Cash Sellers is in possession of any portion of the Leased Real Property. Except as set forth in Section 3.12(e) of the Seller Disclosure Schedule, no Go Cash Seller has granted to any Person the right to use or occupy any portion of any parcel of Leased Real Property, and the Go Cash Sellers have received no notice, and the Go Cash Sellers have no Knowledge, of any claim of any Person to the contrary.
(f)    To the Sellers’ Knowledge, the Improvements are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted, are free from latent and patent defects, are suitable for the purposes for which they are being used and planned to be used by the Sellers and have been maintained in accordance with normal industry practice. Except as set forth in Schedule 3.12(f) of the Seller Disclosure Schedule, the Leased Real Property constitutes all such property used in or necessary to conduct the Go Cash Sellers’ Business as conducted and planned to be conducted by the Go Cash Sellers.
Section 3.13    Intellectual Property.
(a)    Ownership. The Sellers own or otherwise have valid and legally enforceable rights to use the Purchased Intellectual Property. The Owned Intellectual Property and the Third Party Intellectual Property constitutes all of the Intellectual Property used in or necessary to conduct the Go Cash Sellers’ Business as conducted and planned to be conducted by the Go Cash Sellers. The Sellers are the owner of, and have valid title to, all of the Purchased Intellectual Property, other than the Third Party Intellectual Property (the “Owned Intellectual Property”).
(b)    Inbound Licenses and Rights. Section 3.13(b) of the Seller Disclosure Schedule lists all patents and patent application, all copyright registrations, all mask works and mask work registrations, all Internet addresses and domain names, and all software (including all Internally Used Shrinkwrap Software and Freeware) that any third party has licensed to the Sellers or otherwise authorized the Sellers to use and is used in the Business (together with all other Intellectual Property that any third party has licensed to the Sellers or otherwise authorized the Sellers to use and is used in the Business, the “Third Party Intellectual Property”) and, as applicable, the number of users, sites, seats or computers authorized pursuant to each such license. The Go Cash Sellers have delivered or made available to the Purchaser accurate and complete copies of the Contracts governing the Third Party Intellectual Property set forth on Section 3.13(b) of the Seller Disclosure Schedule (except for licenses of Internally Used Shrinkwrap Software and Freeware). Neither the Go Cash Sellers, nor, to the Sellers’ Knowledge, any other party thereto, has breached any of the Contracts governing the Third Party Intellectual Property.
(c)    No Restrictions. Except as set forth in Section 3.13(c) of the Seller Disclosure Schedule, the Owned Intellectual Property is free of all payment obligations and other Encumbrances and is not subject to any Judgments or limitations or restrictions on use or otherwise. There is no Proceeding or Judgment to which any Seller or any officer, director or manager of any Seller is a party that prohibits or restricts the Sellers from carrying on the Business anywhere in the world or from any use of the Purchased Intellectual Property. Except as set forth in Section 3.13(c) of the Seller Disclosure Schedule, no Person has any rights in the Owned Intellectual Property that would cause any reversion or renewal of rights in favor of that Person or termination of the Sellers’ or, following the Closing, the Purchaser’s rights in the Owned Intellectual Property.
(d)    Effect of Closing. Immediately after the Closing, the Purchaser will be the owner of, and will have valid title to, the Owned Intellectual Property, and will have the full right to use, license and transfer the Purchased Intellectual Property in the same manner and on the same terms that the Sellers had immediately prior to the Closing. The Sellers are not legally bound by any Contract or other obligation under which the occurrence of the Closing would (i) obligate the Sellers or the Purchaser to license or otherwise grant rights to any other Person in any Intellectual Property (whether owned or used by the Sellers or the Purchaser), (ii) entitle any Person to a release of any source code escrow, (iii) result in an Encumbrance on the Purchased Intellectual Property or (iv) otherwise increase any burdens or decrease any rights relating to the Purchased Intellectual Property.
(e)    Perfection of Ownership Rights. Section 3.13(e) of the Seller Disclosure Schedule describes the loan management software utilized by the Go Cash Sellers (the “Loan Management System”). The Sellers are the sole owner of the Loan Management System except for Third Party Intellectual Property and Freeware incorporated therein and described on Section 3.13(b) of the Seller Disclosure Schedule. With respect to the Loan Management System:

(i)
Employees. Section 3.13(e) of the Seller Disclosure Schedule lists all employees of any Seller who conceived, authored, invented, developed, reduced to practice or otherwise contributed to the Loan Management System.

(ii)
Consultants. Section 3.13(e) of the Seller Disclosure Schedule also separately lists all consultants of the Sellers who conceived, authored, invented, developed, reduced to practice or otherwise contributed to the Loan Management System (including all software source code and object code) and who were not then employees of the Sellers. Section 3.13(e) of the Seller Disclosure Schedule also separately lists, to the Sellers’ Knowledge, the employees of such consultants who conceived, authored, invented, developed, reduced to practice or otherwise contributed to the Loan Management System (including all software source code and object code). Section 3.13(e) of the Seller Disclosure Schedule lists, describes or contains a form of written assignments from each of the consultants of the Sellers of all Intellectual Property rights relating to any of the Loan Management System.

(iii)
Other Assignments. Section 3.13(e) of the Seller Disclosure Schedule separately lists all other written assignments, if any, necessary by Law or any Contract to establish the Sellers’ sole ownership rights in the Loan Management System.

(iv)
Effect of Assignments. In each case in which the Sellers have acquired any component of the Loan Management System from any Person, other than a license of the Third Party Intellectual Property and Freeware listed under Section 3.13(b), the Sellers have obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in that component of the Loan Management System to the Sellers. If the Sellers have so acquired Registered Intellectual Property, the Sellers have duly recorded each of these assignments with the appropriate Governmental Authority, and listed these assignments in Section 3.13(e) of the Seller Disclosure Schedule.

(f)    Registered Intellectual Property. Section 3.13(f) of the Seller Disclosure Schedule separately lists all Registered Intellectual Property included within the Purchased Intellectual Property. The Sellers have delivered or made available to the Purchaser accurate and complete copies of the documentation in respect of such Registered Intellectual Property.

(i)
Fees and Applications. All necessary registration, maintenance, renewal and annuity fees and Taxes have been paid, and all necessary documents have been filed, in connection with the Sellers’ Registered Intellectual Property. In connection with the Registered Intellectual Property, all registrations are in force and all applications for the same are pending in good standing and without any adverse action or Proceedings pending or threatened, in writing, by or before the Governmental Authority in which the registrations or applications are issued or filed.

(ii)
List of Maintenance Actions. Section 3.13(f) of the Seller Disclosure Schedule accurately and completely lists all actions that must be taken by the Sellers within 90 days after the date of this Agreement relating to the payment of any fees or Taxes or the filing of any documents necessary or appropriate to maintain, perfect or renew any Registered Intellectual Property.

(iii)
Status of Pending Applications. Each and every application for registration included in the Registered Intellectual Property has been validly and completely filed with the appropriate office or agency and in accordance with all Laws governing such application. No event has occurred and no circumstance or ground exists that is reasonably likely to give rise to or serve as the basis for any full or partial invalidity, rejection, denial or abandonment of any such application, or for such application to not result in a valid and enforceable registration, or for any such registration, or any registration or record included in the Registered Intellectual Property, to be held invalid, invalidated, cancelled, reexamined, unenforceable or subject to invalidity, cancellation, reexamination or unenforceability, for any reason, including based on any right of or any objection, petition, interference or other action by any third party.
(g)    Validity. All patents and registered or unregistered copyrights, trademarks and service marks included in the Purchased Intellectual Property are valid and subsisting under applicable Law for those respective categories of Intellectual Property. To the Sellers’ Knowledge, no facts or circumstances exist that would render any of the Purchased Intellectual Property invalid or unenforceable, except that this representation is made only to the Sellers’ Knowledge concerning any Third Party Intellectual Property.
(h)    Outbound Licenses and Rights. Section 3.13(h) of the Seller Disclosure Schedule lists all Contracts under which the Sellers have licensed or otherwise granted rights in any of the Purchased Intellectual Property to any Person other than the grant of rights in the ordinary course of business to customers and end users of Sellers’ online products and services. Section 3.13(h) of the Seller Disclosure Schedule also lists separately all of the following related to the Purchased Intellectual Property: (i) any exclusive rights granted to any third party; (ii) any source code escrow or other form of delivery or disclosure of any source code to or for the benefit of any Person; or (iii) any other Contracts that give other Persons the right to use, market or otherwise exploit or commercialize any of the Purchased Intellectual Property or related products or services other than the grant of rights in the ordinary course of business to customers and end users of Sellers’ online products and services.
(i)    Indemnity Agreements. The Sellers have not agreed to indemnify, defend or otherwise hold harmless any other Person with respect to Losses resulting or arising from the Purchased Intellectual Property, except under those Contracts summarized or described in Section 3.13(i) of the Seller Disclosure Schedule.
(j)    No Violation of the Sellers’ Rights. To the Sellers’ Knowledge, no Person has used, disclosed, infringed or misappropriated any of the Purchased Intellectual Property, other than authorized uses and disclosures in accordance with the Contracts described in Sections 3.13(b) and 3.13(h) of the Seller Disclosure Schedule and uses in the ordinary course of business by customers and by end users of Sellers’ online products. Immediately after the Closing, and subject to the Settlement Agreement described in Section 3.13(k) of the Seller Disclosure Schedule, the Purchaser will have sole rights to bring actions for infringement or misappropriation of the Owned Intellectual Property. Except with respect to Proceedings related to the Settlement Agreement described in Section 3.13(k) of the Seller Disclosure Schedule, the Sellers have not commenced or threatened any Proceeding, or asserted any allegation or claim, against any Person for infringement or misappropriation of the Purchased Intellectual Property or breach of any Contract involving the Purchased Intellectual Property.
(k)    No Violation of Third Party Rights. Except as set forth on Section 3.13(k) of the Seller Disclosure Schedule, neither the conduct of the Business nor the Sellers’ creation, use, license or other transfer of the Purchased Intellectual Property infringe or misappropriate any other Person’s Intellectual Property rights. Except as set forth in Section 3.13(k) of the Seller Disclosure Schedule, the Sellers have not received notice of any pending or threatened Proceeding or any allegation or claim in which any Person alleges that the Sellers, its business or the Purchased Intellectual Property has violated any Person’s Intellectual Property rights. There are no pending disputes between the Sellers and any other Person relating to the Purchased Intellectual Property.
(l)    Confidentiality. The Sellers have taken all commercially reasonable steps necessary to protect and preserve trade secrets and other confidential information included in the Purchased Intellectual Property. Section 3.13(l) of the Seller Disclosure Schedule lists all standalone nondisclosure agreements under which the Sellers have agreed within the last two years to keep confidential or not use any Intellectual Property of another Person (provided that the Sellers need not separately list for this purpose licenses of Internally Used Shrinkwrap Software or non-disclosure agreements entered into by the Sellers in the ordinary course of business). Except as set forth in Section 3.13(l) of the Seller Disclosure Schedule, the Sellers have obtained from each current and former employee, consultant and other independent contractor an executed proprietary information and invention assignment agreement. All such agreements are listed in Section 3.13(l) of the Seller Disclosure Schedule and accurate and complete copies of all such agreements, including any schedules, exhibits or addenda thereto, have been made available to the Purchaser. To the Sellers’ Knowledge, none of those current or former employees, consultants or other independent contractors has violated any of those Contracts.
(m)    No Harmful Code. The Sellers take commercially reasonable steps at all times to assure that all software and data residing on its computer networks or licensed or otherwise distributed to customers is free of viruses and other disruptive technological means. The Purchased Intellectual Property does not contain any Harmful Code.
(n)    Software Functionality. Each of the computer software programs included in the Owned Intellectual Property is functional and operational substantially in accordance with the specifications and documentation of the Sellers relating to that software, and has been documented in accordance with the standard practices of the Sellers. The Sellers possess full and complete source and object code versions of all programs included in the Owned Intellectual Property. The Purchased Intellectual Property includes all items and documentation necessary so that a trained computer programmer can develop, maintain, support, compile and use that software.
(o)    Spyware/Adware. To the Knowledge of the Sellers, none of the Sellers distributes Spyware or Adware in connection with the businesses they conduct.
(p)    No Special Adverse Circumstances. Except as disclosed on Section 3.13(p) of the Seller Disclosure Schedule, the computer software source and object code underlying or utilized in connection with the Owned Intellectual Property does not incorporate, depend upon or require for its functionality any source or object code or other Intellectual Property that is not wholly owned by the Sellers. None of the Purchased Intellectual Property was developed using any Governmental Authority or university funding or facilities, nor was it obtained from a Governmental Authority or university. The Sellers are not a member of, and are not obligated to license or disclose any Intellectual Property to, any official or de facto standards setting or similar organization or to any organization’s members. Except as disclosed on Section 3.13(p) of the Seller Disclosure Schedule, none of the Purchased Intellectual Property (other than the Third Party Intellectual Property) includes any software of the type commonly referred to as “freeware” or “shareware,” or that is subject to any form of “GNU,” “Mozilla,” or other public license (“Freeware”).
Section 3.14    Contracts.
(a)    Section 3.14(a) of the Seller Disclosure Schedule sets forth an accurate and complete list of each Contract to which any Go Cash Seller is a party, by which any Go Cash Seller or any of the Purchased Assets is bound or pursuant to which any Go Cash Seller is an obligor or a beneficiary, which:

(i)
involves performance of services or delivery of goods or materials, the performance of which extends over a period of more than one year or that otherwise involves an amount or value in excess of $50,000;

(ii)	is for capital expenditures in excess of $50,000;

(iii)
is a mortgage, indenture, guarantee, loan or credit agreement, security agreement or other Contract relating to the borrowing of money or extension of credit in excess of $50,000, other than accounts receivables and payables in the ordinary course of business;

(iv)	is a lease or sublease of any real or personal property, or that otherwise affects the ownership of, leasing of, title to, or use of, any real or personal property;

(v)
is a license or other Contract under which a Go Cash Seller has licensed or otherwise granted rights in any Purchased Intellectual Property to any Person (except for licenses implied by the sale or use of a product or service to customers in the ordinary course of business) or any third party has licensed or sublicensed to a Go Cash Seller, or otherwise authorized a Go Cash Seller to use, any Third Party Intellectual Property;

(vi)	is for the employment of, or receipt of any services from, any manager, director or officer of a Go Cash Seller on a full-time, part-time, consulting or other basis;

(vii)	provides for severance, termination or similar pay to any of the Go Cash Sellers’ current or former managers, directors, officers, employees or consultants or other independent contractors;

(viii)
provides for a loan or advance of any amount to any manager, director, employee or officer of a Go Cash Seller, other than advances for travel and other appropriate business expenses in the ordinary course of business;

(ix)
licenses any third party to manufacture or reproduce any of the Go Cash Sellers’ products, services or technology or any Contract to sell or distribute any of the Go Cash Sellers’ products, services or technology;

(x)
is a joint venture, partnership or other Contract involving any joint conduct or sharing of any business, venture or enterprise, or a sharing of profits or losses or pursuant to which a Go Cash Seller has any material ownership interest in any other Person or business enterprise;

(xi)
is with any search engine, lead aggregator or online advertiser, including “pay-per-click” advertisers from which any Go Cash Seller has purchased services within the 90 day period prior to the Closing (“Online Advertisers”);

(xii)
contains any covenant limiting the right of the Go Cash Sellers to engage in any line of business or to compete (geographically or otherwise) with any Person, granting any exclusive rights to make, sell or distribute the Go Cash Sellers’ products, granting any “most favored nations” or similar rights or otherwise prohibiting or limiting the right of the Go Cash Sellers to make, sell or distribute any products or services;

(xiii)	contains any covenant or obligation to maintain the confidentiality of any non-public information of any Person other than confidentiality agreements executed in the ordinary course of business;

(xiv)	involves payments based, in whole or in part, on profits, revenues, fee income or other financial performance measures of the Go Cash Sellers;

(xv)	is a power of attorney granted by or on behalf of a Go Cash Seller;

(xvi)	is a written warranty, guaranty or other similar undertaking with respect to contractual performance extended by a Go Cash Seller other than in the ordinary course of business;

(xvii)	provides insurance with respect to the business, properties, assets or operations of the Go Cash Sellers;

(xviii)
is a settlement agreement with respect to any pending or threatened Proceeding entered into within three years prior to the date of this Agreement, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of the Go Cash Sellers in the ordinary course of business in connection with routine cessation of such employee’s or independent contractor’s employment with the Go Cash Sellers or (B) settlement agreements for cash only (which has been paid) and does not exceed $50,000 as to such settlement;

(xix)	was entered into other than in the ordinary course of business and that involves an amount or value in excess of $50,000; or

(xx)	is otherwise material to the business, properties or assets of the Go Cash Sellers or under which the consequences of a default or termination would have a Material Adverse Effect.
(b)    Except as set forth in Section 3.14(b) of the Seller Disclosure Schedule, the Go Cash Sellers have delivered or made available to the Purchaser an accurate and complete copy of each of the Contracts required to be listed in Section 3.14(a) of the Seller Disclosure Schedule. With respect to each such Contract included in the Purchased Assets:

(i)
the Contract is legal, valid, binding, enforceable against the respective Go Cash Seller and in full force and effect except to the extent it has previously expired in accordance with its terms or except as the same may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies affecting conditions, rights and general principles of equity affecting the availability of specific performance and other equitable remedies;

(ii)	the Go Cash Sellers and, to the Sellers’ Knowledge, the other parties to the Contract have performed all of their respective material obligations required to be performed under the Contract;

(iii)
except as set forth in Section 3.14(b)(iii) of the Seller Disclosure Schedule, neither the Go Cash Sellers nor, to the Sellers’ Knowledge, any other party to the Contract is in breach or default under the Contract and no event has occurred or circumstance exists that (with or without notice, lapse of time or both) would constitute a breach or default by the Go Cash Sellers or, to the Sellers’

Knowledge, by any such other party or permit termination, cancellation, acceleration, suspension or modification of any obligation or loss of any material benefit under, result in any payment becoming due under (except in the ordinary course of business), result in the imposition of any Encumbrances on any of the Purchased Assets, or otherwise give rise to any right on the part of any Person to exercise any remedy or obtain any relief under, the Contract, nor has any Go Cash Seller given or received written notice or other communication alleging the same; and

(iv)
except as set forth in Section 3.14(b)(iv) of the Seller Disclosure Schedule, the Contract is not under negotiation (nor has written demand for any renegotiation been made), no party has repudiated any portion of the Contract in writing and the Go Cash Sellers have no Knowledge that any party to the Contract does not intend to renew it at the end of its current term.

(c)    The Go Cash Sellers are not party to any oral contract, agreement, lease, license, commitment, understanding, franchise, warranty, guaranty, mortgage, note, bond, option, warrant, right or other instrument or obligation (each, an “Oral Contract”) that is necessary to the operation of the Business. Except as set forth in Section 3.14(c) of the Seller Disclosure Schedule, the Go Cash Sellers are not party to or bound by any Oral Contract that would, either by its terms or operation of Law, be binding on the Purchaser following the Closing.
(d)    To the Sellers’ Knowledge, no manager, officer, director, agent, employee or consultant or other independent contractor of any Go Cash Seller is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition or proprietary rights agreement, with any other Person that in any way adversely affects or will affect (i) the performance of his or her duties for any Go Cash Seller, (ii) his or her ability to assign to any Go Cash Seller rights to any invention, improvement, discovery or information relating to the Go Cash Sellers’ business or (iii) the ability of any Seller to conduct the Business.
(e)    The Go Cash Sellers are not, nor has any Go Cash Seller at any time within the past 3 years been, party to any Contract with (i) any Governmental Authority, (ii) any prime contractor to any Governmental Authority or (iii) any subcontractor with respect to any Contract described in clause (i) or (ii).
Section 3.15    Tax Matters.
(a)    All Tax Returns required to be filed on or before the Closing by any of the Sellers have been timely filed in accordance with applicable Laws, and each such Tax Return is accurate and complete in all material respects. The Sellers have timely paid all Taxes due with respect to the taxable periods covered by such Tax Returns and all other Taxes (whether or not shown on any Tax Return). No claim has ever been made by a Governmental Authority in a jurisdiction where a Seller does not file a Tax Return that it or any other Seller is or may be subject to taxation by that jurisdiction. The Sellers have not requested an extension of time within which to file any Tax Return which has not since been filed. The Sellers have delivered or made available to the Purchaser complete copies of all Tax Returns, examination reports, proposed adjustments or reassessments, and statements of deficiency of, with respect to, or that include any of the Purchased Assets since December 31, 2009.
(b)    The Sellers will not have any additional Liability for Taxes with respect to any Tax Return that was required by applicable Laws to be filed on or before the Closing Date, or other Taxes (whether or not shown on any Tax Return) that were due on or before the Closing Date, other than those reflected as Liabilities in line items on the Balance Sheet. Since the date of the Balance Sheet, the Sellers have not incurred any Liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP.
(c)    All Taxes that the Sellers are required by Law to withhold or collect, including, but not limited to, sales and use Taxes and amounts required to be withheld or collected in connection with any amount paid or owing to, or benefit provided under any Seller Plan to, any employee, independent contractor, creditor, stockholder, or other third party, have been duly withheld or collected. To the extent required by applicable Law, all such amounts have been paid over to the proper Governmental Authority or, to the extent not yet due and payable, are held in separate bank accounts for such purpose.
(d)    Neither the Sellers nor any manager, director or officer (or employee responsible for Tax matters) of the Sellers expects any Governmental Authority to assess any additional Taxes on any Seller for any period for which Tax Returns have been filed. No federal, state, local or foreign Proceedings with respect to any Seller’s Taxes are pending or being conducted, nor have the Sellers received any written (i) notice from any Governmental Authority that any such Proceeding is pending, threatened or contemplated, (ii) request for information related to Tax matters or (iii) notice of deficiency, notice of reassessment or proposed adjustment for any material amount of Tax proposed, asserted or assessed by any Governmental Authority against a Seller or any Purchased Assets, with respect to any Taxes due from or with respect to such Seller or any Tax Return filed by or with respect to such Seller. The Sellers have not granted or been requested to grant any waiver of any statutes of limitations applicable to any Taxes, Tax Return or Tax period.
(e)    All Tax deficiencies that have been claimed, proposed or asserted in writing against the Sellers or any Purchased Assets have been fully paid or finally settled, and no issue has been raised in writing in any examination which, by application of similar principles, would reasonably be expected to result in the proposal or assertion of a Tax deficiency for any other year not so examined.
(f)    No position has been taken on any Tax Return with respect to the business or operations of the Sellers for a taxable period for which the statute of limitations for the assessment of any Taxes with respect thereto has not expired that is contrary to any publicly announced position of a Governmental Authority or that is substantially similar to any position which a Governmental Authority has successfully challenged in the course of an examination of a Tax Return of the Seller. The Sellers have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Tax under Section 6662 of the Code. No Seller has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(g)    No Seller is a party to or bound by any Tax sharing agreement, or similar Contract or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other Contract relating to Taxes with any Governmental Authority).
(h)    No Seller is or has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group where HIP is the common parent, and the Sellers have no Liability for Taxes of any other Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of foreign, state or local Law), as a transferee or successor, by Contract or otherwise.
(i)    None of the Purchased Assets constitutes Tax-exempt bond financed property or Tax-exempt use property within the meaning of Section 168 of the Code. None of the Purchased Assets is subject to a lease, safe harbor lease or other arrangement as a result of which any Seller is not treated as the owner of such Purchased Asset for federal income Tax purposes.

(j)    No Seller is or has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(k)    There are no Encumbrances upon any of the Purchased Assets arising from any failure or alleged failure to pay any Tax (other than Encumbrances relating to Taxes not yet due and payable and for which adequate reserves have been recorded in line items on the Balance Sheet).
(l)    No Seller is or has been engaged in the business of selling tangible personal property or providing taxable services or is registered with or has a permit from any Governmental Authority for purposes of collecting or remitting sales, value added or similar Taxes on the sale of tangible personal property or provision of taxable services.
(m)    There are no outstanding rulings with respect to Taxes of, or requests for rulings with, any Governmental Authority expressly addressed to the Sellers or any Affiliate of the Sellers that are, or if issued would be, binding upon the Purchaser or any Purchased Assets for any Tax period or portion thereof beginning after the Closing Date.
Section 3.16    Employee Benefit Plans. Section 3.16 of the Seller Disclosure Schedule lists each material employee benefit, severance, termination or other compensation plan, program, arrangement or understanding maintained or contributed to by the Sellers for the benefit of their officers, employees and consultants as of the date of this Agreement. None of the Sellers or their ERISA Affiliates has any present or past obligation to contribute to a “multiemployer plan” as defined in Section 3(37) of ERISA or a plan subject to Title IV of ERISA. None of the Sellers or their ERISA Affiliates has any obligation to provide post-employment health plan continuation coverage to any employee other than pursuant to Sections 601 et seq. of ERISA and Section 4980B of the Code (“COBRA”).
Section 3.17    Employment and Labor Matters.
(a)    Section 3.17(a) of the Seller Disclosure Schedule sets forth as of October 31, 2012 an accurate and complete list of all employees and independent contractors who are individuals performing services for the Go Cash Sellers, including each employee on leave of absence or layoff status, along with the position, date of hire or engagement, compensation and benefits, scheduled or contemplated increases in compensation, scheduled or contemplated promotions, accrued but unused sick and vacation leave and service credited for purposes of vesting and eligibility to participate under any Seller Plan with respect to such Persons. To the Sellers’ Knowledge, no manager, director, officer, key employee or group of employees of the Go Cash Sellers intends to terminate his, her or their employment with the Go Cash Sellers.
(b)    Neither the Go Cash Sellers nor any ERISA Affiliate is, or has been, a party to or bound by any collective bargaining, works council or other Contract with any labor union, works council or representative of any employee group, nor is any such Contract being negotiated by the Go Cash Sellers or any ERISA Affiliate. The Go Cash Sellers have no Knowledge of any union organizing, election or other activities made or threatened at any time within the past three years by or on behalf of any union, works council or other labor organization or group of employees with respect to any employees of the Go Cash Sellers. There is no union, works council, or other labor organization, which, pursuant to applicable Law, must be notified, consulted or with which negotiations need to be conducted in connection with the transactions contemplated by this Agreement.
(c)    Since December 31, 2010, the Go Cash Sellers have not experienced any labor strike, picketing, slowdown, lockout, employee grievance process or other work stoppage or labor dispute, nor to the Sellers’ Knowledge is any such action threatened. To the Sellers’ Knowledge, no event has occurred or circumstance exists that may give rise to any such action, nor does the Go Cash Sellers contemplate a lockout of any employees.
(d)    The Go Cash Sellers have complied in all material respects with all applicable Laws and its own policies relating to labor and employment matters, including fair employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, workers’ compensation, the payment of social security and similar Taxes, occupational safety and plant closing except in each case as would not reasonably be expected to have a Material Adverse Effect.
(e)    There is no Proceeding pending or, to the Sellers’ Knowledge, threatened against or affecting the Go Cash Sellers relating to the alleged violation by the Go Cash Sellers (or its managers, directors, employees or officers) of any Law pertaining to labor relations or employment matters. There has been no complaint or charge of discrimination filed or, to the Sellers’ Knowledge, threatened, against any Seller with the Equal Employment Opportunity Commission or any other similar Governmental Authority.
(f)    Since December 31, 2010, the Go Cash Sellers have not implemented any plant closing or layoff of employees that could implicate the WARN Act, or any similar foreign, state or local Law, and no such action will be implemented without advance notification to the Purchaser. Section 3.17(f) of the Seller Disclosure Schedule sets forth an accurate and complete list of all individuals whose employment with the Go Cash Sellers has terminated during the 90-day period prior to the date of this Agreement.
Section 3.18    Environmental, Health and Safety Matters. The Go Cash Sellers are, and for the last three years have been, in material compliance with all, and not subject to any material Liability under any, Environmental Laws and Occupational Safety and Health Laws. The Go Cash Sellers have not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws or Occupational Safety and Health Laws, including any investigatory, remedial or corrective obligations relating to the Go Cash Sellers or any Leased Real Property or other property or facility currently or previously owned, leased, operated or controlled by the Go Cash Sellers. No Hazardous Materials, contamination, landfill, surface impoundment, disposal area or underground storage tank is present or, to the Sellers’ Knowledge, has ever been present at any Leased Real Property or other property or facility currently or previously owned, leased, operated or controlled by the Go Cash Sellers. The Go Cash Sellers have not generated, manufactured, produced, processed, refined, mixed, repackaged, treated, stored, handled, disposed, released, transferred or transported any Hazardous Materials. Neither this Agreement, nor the consummation of any of the transactions contemplated by this Agreement, will result in any obligation for notification to or consent of any Governmental Authority or other third party, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental Laws.
Section 3.19    Compliance with Laws, Judgments and Governmental Authorizations.
(a)    Without limiting the scope of any other representation in this Agreement, each of the Go Cash Sellers has complied in all material respects with all Laws, Judgments and Governmental Authorizations applicable to the conduct of the Business or the ownership or use of any of the Purchased Assets (and no Go Cash Seller has materially violated any such Laws, Judgments or Governmental Authorizations with respect to the Business or the Purchased Assets), including without limitation the Bank Secrecy Act, the U.S.A. Patriot Act, the Gramm-Leach-Bliley Act, the Consumer Reporting Employment Clarification Act, the Consumer Collection Credit Act, the Fair Debt Collection Practices Act, the Fair Credit Reporting Act, all truth-in-lending related Laws, all anti-money laundering and

“know-your-customer” Laws, all usury and consumer protection related Laws and all debt collection Laws. The Go Cash Sellers have implemented a written anti-money laundering compliance program that complies in all material respects with all applicable Laws, have operated the Business in compliance with such program and have disclosed such compliance program to the Purchaser. The Go Cash Sellers have not received at any time since December 31, 2010 any notice or other communication (whether oral or written) from any Governmental Authority relating to the Business regarding any actual, alleged or potential violation of, or failure to comply with, any Law, Judgment or Governmental Authorization, or any actual, alleged or potential obligation on the part of the Go Cash Sellers to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. Each of the Go Cash Sellers has delivered privacy notices, notices of adverse action and FACTA alert notices to each of its customers and loan applicants to whom such notices are required to be delivered in accordance with Law. Copies of all such disclosure notice forms the Go Cash Sellers have delivered to its customers and loan applicants have been delivered or provided to the Purchaser and are listed on Section 3.8 of the Seller Disclosure Schedule.
(b)    Section 3.19(b) of the Seller Disclosure Schedule sets forth an accurate and complete list of each material Governmental Authorization held by each Go Cash Seller relating to the Business or any of the Purchased Assets, as well as each pending application therefor or renewal thereof. The Governmental Authorizations listed in Section 3.19(b) of the Seller Disclosure Schedule collectively constitute all of the Governmental Authorizations necessary for the Go Cash Sellers to arrange and service the Consumer Loans.
(c)    Section 3.19(c) of the Seller Disclosure Schedule sets forth an accurate and complete list of each material Judgment to which any Go Cash Seller or any of the Purchased Assets, is or has been subject related to the Business. To the Sellers’ Knowledge, no manager, director, officer, employee or agent of the Go Cash Sellers is subject to any Judgment that prohibits such manager, director, officer, employee or agent from engaging in or continuing any conduct, activity or practice relating to the Go Cash Sellers or the Business.
(d)    No Seller other than Go Cash UK has made material sales or consummated any other material transactions outside the United States.
Section 3.20    Legal Proceedings. Section 3.20 of the Seller Disclosure Schedule sets forth an accurate and complete list of all pending Proceedings (a) by or against each Go Cash Seller that relate to or may affect the Business or any of the Purchased Assets, (b) that are, to the Sellers’ Knowledge, by or against any of the managers, directors or officers of the Go Cash Sellers in their capacities as such or (c) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Business or any of the transactions contemplated by this Agreement. To the Sellers’ Knowledge, no Proceeding has been threatened, and no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any Proceeding described in the immediately preceding sentence. The Go Cash Sellers have delivered or made available to the Purchaser accurate and complete copies of all pleadings, correspondence, audit response letters and other documents relating to such Proceedings. Such Proceedings will not, in the aggregate, have a Material Adverse Effect.
Section 3.21    Franchising. The Go Cash Sellers have not offered to sell to any person or entity a “franchise” or “business opportunity” as those terms are defined in the Trade Regulation Rule on Franchising promulgated by the Federal Trade Commission or any applicable state business opportunity or franchise law.
Section 3.22    Policies and Procedures. All of the Seller Policies and Procedures related to the Business are listed on Section 3.22 of the Seller Disclosure Schedule. The Go Cash Sellers have previously delivered or made available full, true and complete copies of all Seller Policies and Procedures to the Purchaser. To the Sellers’ Knowledge, the Go Cash Sellers have operated their business in compliance with all such Seller Policies and Procedures.
Section 3.23    Relationship with Search Engines and Online Advertisers. Since December 31, 2010 there has not been any adverse change in the business relationship of the Go Cash Sellers with any Online Advertiser. None of the Go Cash Sellers has received, prior to the date hereof, written notice of (i) any Online Advertiser’s intention to breach, terminate, or alter any contract between such Online Advertiser and any Go Cash Seller, or (ii) early termination of, or a request for a concession by, any Go Cash Seller of any such contract, or (iii) any Online Advertiser’s belief that the Go Cash Sellers are not in compliance with any such contract.
Section 3.24    [RESERVED].
Section 3.25    Insurance. Section 3.25 of the Seller Disclosure Schedule sets forth an accurate and complete list of all certificates of insurance, binders for insurance policies and insurance currently maintained by the Sellers, or under which the Go Cash Sellers are currently the beneficiary of coverage. Section 3.25 of the Seller Disclosure Schedule further sets forth an accurate and complete list of all claims asserted by the Go Cash Sellers pursuant to any such certificate of insurance, binder or policy and describes the nature and status of the claims. To the Sellers’ Knowledge, the Go Cash Sellers have not failed to give in a timely manner any notice of any claim that may be insured under any certificate of insurance, binder or policy required to be listed in Section 3.25 of the Seller Disclosure Schedule and there are no outstanding claims which have been denied or disputed by the insurer. The certificates of insurance, binders and policies maintained by the Go Cash Sellers, or under which the Go Cash Sellers are the beneficiary of coverage (taken together) are, and have been since inception of the Business of the Go Cash Sellers, of such types and in such amounts and for such risks, casualties and contingencies as are reasonably adequate to insure the Go Cash Sellers against insurable losses, damages and claims to its business, properties, assets and operations consistent with industry standards. No Go Cash Seller has maintained, established, sponsored, participated in or contributed to any self-insurance program, retrospective premium program or captive insurance program.
Section 3.26    Relationships with Affiliates. Except as set forth on Section 3.26 of the Seller Disclosure Schedule and other than the other Sellers, no Affiliate of any Seller has any direct interest in any Purchased Asset or Assumed Liability. Except as set forth in Section 3.26 of the Seller Disclosure Schedule, no Affiliate of any Seller owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in a Person that has (a) had material business dealings or a material financial interest in any transaction with a Seller or (b) engaged in competition with a Seller with respect to any line of the products or services of the Sellers in any market presently served by the Sellers, except for less than 1% of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Section 3.26 of the Seller Disclosure Schedule, other than the other Sellers, no Affiliate of a Seller is a party to any Contract with, or has any material claim or right against, a Seller or any of the Purchased Assets or Assumed Liabilities.
Section 3.27    Brokers or Finders. Neither any Seller nor any Person acting on behalf of the Sellers has incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with any of the transactions contemplated by this Agreement other than with respect to Stephens Inc., which shall be the sole responsibility of the Sellers.
Section 3.28    Solvency. As of the date hereof, the Sellers are not insolvent, and will not be rendered insolvent by any of the transactions contemplated by this Agreement. As used in this Section, “insolvent” means that the sum of the debts and other probable Liabilities of the Sellers exceeds the present fair saleable value of the Sellers’ assets. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement, (a) each of the Sellers will be able to pay its probable Liabilities as they become due in the usual course of its business, (b) none of the Sellers will have unreasonably small capital with which to conduct its present or proposed business, (c) each of the Sellers will have assets (calculated at fair market value) that exceed its probable Liabilities and (d) taking into account all pending and threatened litigation known to the Sellers, final judgments against any of the Sellers in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, no Seller will be unable to satisfy any such judgment promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Sellers. The cash available to the Sellers, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.
Section 3.29    Bulk Sales.      No bulk sale/transfer Law applies to the transaction contemplated hereby and the Purchaser will suffer no loss, cost or expense because of the non-compliance of the parties hereto with any bulk sale/transfer Law.
Section 3.30    Investment Representations.
(a)    The Purchaser Common Stock to be received by the Sellers will be acquired for investment for the Sellers’ own account, not as a nominee or agent for any unrelated third party, and, except as contemplated by this Agreement, not with a view to the resale or distribution (as such term is defined in the Securities Act) of any part thereof to any unrelated third party, and, except as contemplated by this Agreement, the Sellers have no present intention of selling, granting any participation in, or otherwise distributing the same to any unrelated third party, but subject to the ability of the Sellers to transfer Purchaser Common Stock to an affiliate (within the meaning of Rule 405 promulgated under the Securities Act) of the Sellers. The Sellers have no need for liquidity related to the acquisition of the Purchaser Common Stock, but the Sellers contemplate that the Sellers may immediately liquidate such Purchaser Common Stock or may distribute the Purchaser Common Stock to the members of HIP immediately after receipt and such members may thereafter immediately liquidate such Purchaser Common Stock.
(b)    Each of the Sellers has received and read or reviewed, and is familiar with, this Agreement and the other agreements executed in connection with this Agreement and confirms that all documents, books and records pertaining to the investment in the Purchaser Common Stock and requested by any of the Sellers have been made available to them. None of the Sellers is relying on any communication of the Purchaser or any of its Affiliates as investment advice or as a recommendation to acquire the Purchaser Common Stock. Each of the Sellers has made its own independent decision that the acquisition of the Purchaser Common Stock is suitable and appropriate for itself.
(c)    Each of the Sellers has had an opportunity to ask questions and receive answers from the Purchaser regarding the terms and conditions of the offering of the Purchaser Common Stock and about other information, documents and records relative to the Purchaser’s business assets, financial condition, results of operations and liabilities.
(d)    Each of the Sellers is an experienced investor in securities and acknowledges that it can bear the complete economic risk of its investment and has such knowledge and experience in financial, investment or business matters that it is capable of evaluating the merits and risks of the investment in the Purchaser Common Stock. Each of the Sellers also is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and agrees to furnish any additional information requested by the Purchaser or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the acquisition of the Purchaser Common Stock.
(e)    The acquisition of the Purchaser Common Stock by each of the Sellers is consistent with the general investment objectives of each of the Sellers. Each of the Sellers understands that the acquisition of the Purchaser Common Stock involves a high degree of risk.
(f)    Each of the Sellers understands that the Purchaser Common Stock it is acquiring is characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration or an applicable exemption under the Securities Act and applicable state securities Laws, except in certain limited circumstances. Each of the Sellers understands that the Purchaser Common Stock certificates may bear a legend reflecting such limitations. In this connection, each of the Sellers represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Until such time as the Purchaser Common Stock received by the Sellers pursuant to this Agreement has been registered under the Securities Act or the conditions of Rule 144 of the Securities Act have been satisfied, each of the Sellers and the Members agrees that in no event will it make any other transfer or disposition of any of the Shares unless and until, if requested by the Purchaser, it shall have furnished to the Purchaser (at the expense of such Seller) an opinion of counsel or other evidence, reasonably satisfactory to the Purchaser, to the effect that such transfer may be made without restrictions under the Securities Act; provided, however, nothing contained herein shall limit HIP’s ability to transfer Purchaser Common Stock to its Members subject to an exemption from registration under the Securities Act and applicable state securities Laws.
(g)    Each of the Sellers understand that Purchaser may issue stop transfer instructions to its transfer agent with respect to the shares of Purchaser Common Stock and that a restrictive legend may be placed on the notice of issuance of uncertificated shares or any certificates therefor in substantially the following form:
“[The shares subject to this notice of issuance of uncertificated shares/This certificate and the shares represented hereby] have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. Such shares may not be offered, sold, pledged or transferred in the absence of such registration or receipt of an opinion of counsel in form and substance satisfactory to EZCORP that such offer, sale, pledge or transfer does not require registration under the Securities Act and such other applicable laws.”
Section 3.31    Consumer Data Security. The Go Cash Sellers have taken commercially reasonable steps (including implementing and monitoring compliance with respect to technical and physical security) to protect all consumer data and personal information collected or obtained by any of the Go Cash Sellers against loss and unauthorized or illegal access, use, modification, disclosure or transfer. Since January 1, 2012, none of the Go Cash Sellers has experienced any material data losses, material data integrity problems, unauthorized access, security breaches or other similar problems related to any computer system used in the Business. No Person (including any Governmental Authority) has made any claim in writing with respect to loss or unauthorized or illegal access, use, modification, disclosure or transfer of any consumer data and personal information collected or obtained by any of the Go Cash Sellers.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
EZCORP Online and EZCORP, jointly and severally, represent and warrant to the Sellers that except as set forth on the Purchaser Disclosure Schedule:
Section 4.1    Organization and Good Standing. Each of EZCORP Online and EZCORP is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, with full power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own and use, and to perform all its obligations under its contracts. Each of EZCORP Online and EZCORP is duly qualified to do business as a foreign entity and is in good standing under the laws of each state or other jurisdiction in which the failure to so qualify would have a material adverse effect on EZCORP Online or EZCORP.
Section 4.2    Authority and Enforceability. Each of EZCORP Online and EZCORP has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform its respective obligations under this Agreement and each such Ancillary Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements have been duly authorized by all necessary action on the part of EZCORP Online and EZCORP. This Agreement has been duly executed and delivered by EZCORP Online and EZCORP and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies. Upon the execution and delivery by EZCORP Online or EZCORP of the Ancillary Agreements to which they are a party, such Ancillary Agreements will constitute the legal, valid and binding obligations of EZCORP Online or EZCORP, as applicable, enforceable against each of them in accordance with their terms except as enforceability may be limited by insolvency, moratorium, bankruptcy or other similar laws affecting creditor’s rights and general principles of equity affecting the availability of specific performance and other equitable remedies.
Section 4.3    No Conflict. Neither the execution, delivery and performance of this Agreement by EZCORP Online or EZCORP, nor the consummation by EZCORP Online or EZCORP of the transactions contemplated by this Agreement, will:
(a)    directly or indirectly (with or without notice, lapse of time or both), conflict with, result in a breach or violation of, constitute a default (or give rise to any right of termination, cancellation, acceleration, suspension or modification of any obligation or loss of any benefit) under, result in any payment becoming due under, or result in the imposition of any Encumbrance on any of the properties or assets of EZCORP Online or EZCORP under (i) the articles of incorporation or bylaws of EZCORP Online or EZCORP or any resolution adopted by the members or board of directors of EZCORP Online or EZCORP, (ii) any Governmental Authorization or material Contract to which EZCORP Online or EZCORP is a party or by which EZCORP Online or EZCORP is bound or to which any of their properties or assets is subject or (iii) any Law or Judgment applicable to EZCORP Online or EZCORP or any of their properties or assets; or
(b)    require EZCORP Online or EZCORP to obtain any consent, waiver, approval, ratification, permit, license, Governmental Authorization or other authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person, except for such consents, waivers, approvals, ratifications, permits, licenses, Governmental Authorizations and authorizations set forth on Section 4.3(b) of the Purchaser Disclosure Schedule.

Section 4.4    Legal Proceedings. There is no pending Proceeding that has been commenced against EZCORP Online or EZCORP and that (a) will have a material adverse effect on EZCORP Online or EZCORP, or (b) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the Purchaser’s knowledge, no such Proceeding has been threatened and no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any Proceeding described in the immediately preceding sentence.
Section 4.5    Brokers or Finders. Neither EZCORP Online or EZCORP nor any Person acting on their behalf has incurred any Liability for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with any of the transactions contemplated by this Agreement other than with respect to Jefferies & Company, which shall be the sole responsibility of the Purchaser.
Section 4.6    Purchaser’s Common Stock. (a) At the time of each issuance of Purchaser Common Stock pursuant to this Agreement, such Purchaser Common Stock is not, and will not be, subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived. (b) At the time of each issuance of Purchaser Common Stock pursuant to this Agreement, such Purchaser Common Stock has been, and will be, duly authorized by all necessary corporate action on the part of EZCORP and when issued pursuant to the terms of this Agreement will be validly issued, fully paid and non-assessable and free from any Encumbrance.
Section 4.7    Issuance Valid. Subject to the truth and correctness of the representations and warranties contained in Section 3.30, at the time of each issuance of Purchaser Common Stock pursuant to this Agreement, such issuance will be exempt from the registration requirements of the Securities Act, will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities Laws and will have been issued in compliance with all applicable rules and regulations of the NASDAQ Stock Market (or such other securities exchange or quoting service that makes the primary market in shares of Purchaser Common Stock if it is not then listed on the NASDAQ Stock Market). Upon the effectiveness of a Registration Statement, any Registrable Securities registered therein shall be freely tradable under the Securities Act by the Holder thereof without restriction under the Securities Act subject to compliance by the Holder with all applicable securities Laws.
Section 4.8    SEC Filings; Financial Statements.
(a)    EZCORP has filed (or, where permitted, furnished) all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed (or furnished) under the Securities Act, the Exchange Act, or the Sarbanes-Oxley Act of 2002 (including the rules and regulations thereunder) by EZCORP or any of its subsidiaries with the SEC since October 1, 2009 (such documents, together with any documents filed during such period by EZCORP with the SEC on a voluntary basis on Current Reports on Form 8-K, collectively, the “SEC Documents”). As of their respective dates, the SEC Documents, as the same have been amended, supplemented, modified or superseded by subsequent SEC Documents filed prior to the date of any issuance of Purchaser Common Stock, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act, to the extent applicable to such SEC Documents, and none of the SEC Documents when filed (and, in the case of any registration statement under the Securities Act, at the time it was declared effective), or if amended or superseded by a filing prior to the date of any issuance of Purchaser Common Stock hereunder, on the date of such subsequent filing, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of EZCORP included in the SEC Documents have been prepared in accordance with

GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of EZCORP and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments and the absence of footnotes if applicable) after giving effect to any amendments or supplements thereto filed prior to the date of this Agreement. Except for liabilities and obligations (A) reflected or reserved against in the most recent balance sheet (or described in the notes thereto) of EZCORP included in the SEC Documents, (B) incurred in connection with this Agreement or the transactions contemplated by this Agreement, (C) incurred since June 30, 2012, in the ordinary course of business, or (D) that have been publicly announced, neither EZCORP nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the assets, properties, liabilities, financial condition or results of operations of EZCORP and its subsidiaries taken as a whole.
(b)    Each of the principal executive officer of EZCORP and the principal financial officer of EZCORP (or each former principal executive officer of EZCORP and each former principal financial officer of EZCORP, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the SEC Documents, and the statements contained in such certifications were when made true and accurate. Neither EZCORP nor any of its subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.
(c)    EZCORP’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by EZCORP in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of EZCORP required under the Exchange Act with respect to such reports. EZCORP and each of its subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) and Rule 15d-15(f) of the Exchange Act) that, except as set forth in the next sentence, is sufficient to provide reasonable assurance (i) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (ii) that receipts and expenditures of EZCORP and its subsidiaries are being made only in accordance with the authorization of management and EZCORP’s board of directors, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of EZCORP’s and its subsidiaries’ assets that could have a material effect on EZCORP’s financial statements. EZCORP has disclosed, based on its most recent evaluation of internal controls, to its outside auditors and the audit committee of the board of directors of EZCORP, which disclosures have been disclosed in the SEC Documents to the extent required by the Exchange Act, (i) any significant deficiencies or material weaknesses (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of internal control over financial reporting which would reasonably be expected to adversely affect EZCORP’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in EZCORP’s internal control over financial reporting. Since October 1, 2009, any material change in internal control over financial reporting required to be disclosed in any SEC Document has been so disclosed.

Section 4.9    WKSI Status. EZCORP is a WKSI and eligible to file an automatic shelf registration statement on Form S-3 to fulfill its obligations under Section 2.5(b).
ARTICLE 5
PRE-CLOSING COVENANTS
Section 5.1    Access and Investigation.      From the date of this Agreement until the Closing and upon reasonable advance notice from the Purchaser, the Sellers will (a) afford the Purchaser and its officers, employees, and legal and financial advisors full access during normal business hours to all of its properties, books, Contracts, personnel and records as the Purchaser may reasonably request and (b) furnish promptly to the Purchaser and its officers, employees, and legal and financial advisors all other information concerning the Business, properties, assets and personnel as the Purchaser may reasonably request; provided, however, that nothing herein shall require the Sellers to disclose names of the counterparties set forth in the contracts with Vendors #1, #2, #3 and #4, on Section 3.14(a) of the Seller Disclosure Schedule.
Section 5.2    Operation of the Business of the Go Cash Sellers.
(a)    From the date of this Agreement until the Closing, each Go Cash Seller will:

(i)
except as disclosed on Schedule 5.2(a)(i), or as otherwise disclosed to and approved by the Purchaser in writing (which approval shall not be unreasonably withheld or delayed) or contemplated by this Agreement, conduct its business in the ordinary course of business materially consistent with past practices;

(ii)
except as disclosed on Schedule 5.2(a)(ii), or as otherwise disclosed to and approved by the Purchaser in writing (which approval shall not be unreasonably withheld or delayed) or contemplated by this Agreement, use its commercially reasonable efforts to preserve and protect its business organization, assets, employment relationships and relationships with customers, strategic partners, suppliers, service providers, distributors, landlords and others doing business with it;

(iii)	confer with the Purchaser concerning operational matters of a material nature;

(iv)
not enter into any agreement (oral or written) with its managers, directors, officers or salaried employees except as may be necessary to help consummate the transaction contemplated hereunder; provided, however, that the Go Cash Sellers shall obtain the Purchaser’s prior written consent prior to entering into any such agreement, which consent shall not be unreasonably withheld or delayed;

(v)	not increase the compensation of its managers, directors, officers or employees, except for routine salary adjustments made in the ordinary course of the Go Cash Sellers’ business;

(vi)
not make capital expenditures (or enter into commitments to make capital expenditures) in excess of $50,000 (either individually or in the aggregate) or as otherwise agreed to between the Purchaser and the Go Cash Sellers;

(vii)	make any notices or filings required under the WARN Act; and

(viii)	upon request of the Purchaser report to the Purchaser concerning the status of its Business, operations and finances.
(b)    Without limiting the generality of Section 5.2(a) and except as otherwise expressly permitted by this Agreement, the Sellers will not (i) take any affirmative action, or fail to take any reasonable action within its control, that would impair or otherwise adversely affect, in any material respect, any of the Purchased Assets or the ability of the Sellers to perform the Sellers’ obligations under this Agreement or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the type described in Section 3.10.
Section 5.3    Consents and Filings; Reasonable Efforts.
(a)    Each of the parties will use their respective commercially reasonable efforts (i) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and (ii) as promptly as practicable after the date of this Agreement, to obtain all Governmental Authorizations from, give all notices to, and make all filings with, all Governmental Authorities, and to obtain all other consents, waivers, approvals and other authorizations from, and give all other notices to, all other third parties, that are set forth on Schedule 5.3; provided, however, no Seller shall be obligated to pay any consideration to any third party from whom a consent or approval is required other than such payments as may otherwise be contractually obligated.
(b)    As soon as is reasonably practicable following the execution and delivery of this Agreement and in any event within three (3) business days following the execution and delivery of this Agreement, the Sellers and the Purchaser will each file a Notification and Report Form and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), will use their respective commercially reasonable efforts to obtain early termination of the applicable waiting period and will make all further filings pursuant thereto that may be necessary, proper or advisable. The foregoing will not be deemed to require the Purchaser to enter into any agreement, consent decree or other commitment requiring the Purchaser or any of its Affiliates to divest (including through the granting of any license rights) or hold separate any assets (including the Purchased Assets) or to take any other action that would have a material adverse effect on the business, assets, properties, Liabilities, condition (financial or otherwise), operating results, operations or business prospects of the Purchaser or any of its Affiliates (including for this purpose, the Purchased Assets, the Assumed Liabilities and the business to be conducted with the Purchased Assets). Notwithstanding anything in this Agreement to the contrary, the Purchaser shall be solely responsible for paying all filing fees associated with any filings under the HSR Act.
Section 5.4    Supplement to Disclosure Schedules. From time to time prior to the Closing, each party shall have the right (but not the obligation) to supplement or amend the Seller Disclosure Schedule hereto with respect to any event, development or occurrence arising after the date hereof (each a “Schedule Supplement”), and each such Schedule Supplement shall be deemed to be incorporated into and to supplement and amend the Seller Disclosure Schedule or the Purchase Disclosure Schedule, as applicable, as of the Closing Date; provided, however, that if such event, development or occurrence which is the subject of the Schedule Supplement constitutes or relates to something that has had a Material Adverse Effect or Purchaser Material Adverse Effect, then the other party shall have the right to terminate this Agreement for failure to satisfy the closing condition set forth in Section 6.1(f) or 6.2(f), as applicable, and further, shall have irrevocably waived its right to indemnification under Article 9 with respect to such matter.
Section 5.5    No Negotiation.     Except as set forth on Section 5.2(a)(i) of the Seller Disclosure Schedule, from the date of this Agreement until the earlier of Closing or termination of this Agreement in accordance with Section 7.1, the Sellers will not (nor will the Sellers permit or authorize, as applicable, any of their respective Affiliates, managers, directors, officers, employees, agents, consultants and other advisors and representatives to), directly or indirectly:
(a)    solicit, initiate, or encourage any inquiry or the making of any proposal or offer;
(b)    enter into, continue or otherwise participate in any discussions or negotiations, or enter into any Contract; or
(c)    furnish to any Person any non-public information or grant any Person access to its properties, books, Contracts, personnel and records for the purpose of encouraging or facilitating any proposal, offer, discussions or negotiations;
in each case regarding any business combination transaction involving the Sellers or any other transaction to acquire all or any part of the business, properties or Intellectual Property of the Sellers or any amount of the equity interests of the Sellers (whether or not outstanding), whether by merger, purchase of assets, purchase of equity interests, tender offer, license or otherwise, other than with the Purchaser. The Sellers will immediately cease and cause to be terminated any such negotiations, discussion or Contracts (other than with the Purchaser) that are the subject of clauses (a) or (b) above and will immediately cease providing and secure the return of any non-public information and terminate any access of the type referenced in clause (c) above. If the Sellers or any of their Affiliates, directors, officers, employees, agents, consultants or other advisors and representatives receives, prior to the Closing, any offer, proposal or request, directly or indirectly, of the type referenced in clause (a) or (b) above or any request for disclosure or access as referenced in clause (c) above, such Seller will immediately suspend any discussions with such offeror or Person with regard to such offers, proposals or requests and notify the Purchaser thereof, including, to the extent such Seller is legally permitted to do so, information as to the identity of the offeror or Person making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as the Purchaser may reasonably request and Seller is legally permitted to disclose.

Section 5.6    Satisfaction of Obligations to Creditors.     At or prior to the Closing Date, the Sellers will use their commercially reasonable best efforts to permit the Purchaser to obtain clear title to the Purchased Assets free of all Encumbrances, and the Sellers will use their commercially reasonable best efforts to deliver to the Purchaser termination statements, releases and other appropriate evidence requested by the Purchaser to the effect that no Encumbrances against the Purchased Assets exist as of the completion of the Closing. For the avoidance of doubt, commercially reasonable best efforts shall include satisfying all Liabilities giving rise to such Encumbrances that are reasonably determined in good faith by the Sellers to be undisputed and seeking any necessary legal or equitable remedy to remove all such Encumbrances for which all such Liabilities have been satisfied. Notwithstanding any other provision in this Agreement to the contrary, if on the Closing Date, the Sellers are unable to sell, convey, assign, transfer and deliver to the Purchaser the Purchased Assets free and clear of all Encumbrances arising after the date hereof and such Encumbrances arise in respect of Liabilities incurred by the Sellers on or prior to the date hereof, the Purchaser shall be entitled to waive such conditions to Closing set forth in Section 6.1 that may not be satisfied as a result of such Encumbrances. If on the Closing Date, the Sellers are unable to sell, convey, assign, transfer and deliver to the Purchaser the Purchased Assets free and clear of all Encumbrances arising after the date hereof in respect of Liabilities incurred by the Sellers after the date hereof, the Purchaser’s sole and exclusive remedy shall be to terminate this Agreement pursuant to Article VII.
ARTICLE 6
CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE
Section 6.1    Conditions to the Obligation of the Purchaser.      The obligation of the Purchaser to consummate the purchase of the Purchased Assets, the assumption of the Assumed Liabilities and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part):
(a)    all of the Sellers’ representations and warranties set forth in Article 3 of this Agreement (i) must have been true and correct in all material respects as of the date of this Agreement and (ii) must be true and correct as of the Closing Date as though made on the Closing Date, except to the extent representations and warranties are specifically made as of a particular date, in which case those representations and warranties must be true and correct as of the specified date (in the case of clause (ii), after giving effect to all Schedule Supplements and disregarding any qualification as to materiality or Material Adverse Effect contained therein), except in the case of clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and except for the representations and warranties set forth in Section 3.2, which must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date as though made on the Closing Date, and except to the extent representations and warranties are specifically made as of a particular date, in which case those representations and warranties must be true and correct as of the specified date;
(b)    all of the covenants and obligations that the Sellers are required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects (with materiality being measured individually with respect to Section 5.6 and on an aggregate basis with respect to all breaches of other covenants and obligations);
(c)    each of the consents, waivers, approvals, ratifications, permits, licenses, Governmental Authorizations and authorizations described in Schedule 5.3 that is required to be obtained by Seller as a condition to Closing must have been obtained and must be in full force and effect, and all applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or otherwise been terminated;
(d)    the Sellers must have delivered or caused to be delivered to the Purchaser (i) each document that Section 2.9(a) requires them to deliver, and (ii) and such other documents, instruments and certificates as the Purchaser may reasonably request for the purpose of consummating the transactions contemplated by this Agreement;
(e)    there must not have be in effect any Law or Judgment that would prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement;
(f)    the applicable landlord shall have executed and delivered the real property lease substantially in the form set forth in Schedule 6.1(f) with respect to the property described therein; and

(g)    since the date of this Agreement, there must not have been any change or event that has had or could reasonably be expected to have a Material Adverse Effect on the Business.
Section 6.2    Conditions to the Obligation of the Sellers. The obligation of the Sellers to consummate the sale of the Purchased Assets and the other transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Sellers, in whole or in part):
(a)    all of the Purchaser’s representations and warranties set forth in this Agreement (i) must have been true and correct in all material respects as of the date of this Agreement and (ii) must be true and correct as of the Closing Date as though made on the Closing Date, except to the extent representations and warranties are specifically made as of a particular date, in which case those representations and warranties must be true and correct as of the specified date (in the case of clause (ii), after giving effect to all Schedule Supplements and disregarding any qualification as to materiality or material adverse effect contained therein), except in the case of clause (ii), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise), operating results or operations of the Purchaser or on the ability of the Purchaser to consummate the transactions contemplated by this Agreement, but excluding any material adverse effect arising out of or attributable to (i) changes or conditions in the United States or world political environment, financial markets or general economic conditions, (ii) changes or proposed changes in any Law; or (iii) changes or conditions affecting the on-line lending business as a whole (a “Purchaser Material Adverse Effect”), and except for the representations and warranties set forth in Section 4.2, which must have been true and correct in all respects as of the date of this Agreement and must be true and correct in all respects as of the Closing Date as though made on the Closing Date, and except to the extent representations and warranties are specifically made as of a particular date, in which case those representations and warranties must be true and correct as of the specified date.
(b)    all of the covenants and obligations that the Purchaser is required to perform or comply with under this Agreement on or before the Closing Date must have been duly performed and complied with in all material respects (with materiality being measured individually and on an aggregate basis with respect to all breaches of covenants and obligations);
(c)    each of the consents, waivers, approvals, ratifications, permits, licenses, Governmental Authorizations and authorizations described in Schedule 5.3 that is required to be obtained by the Purchaser as a condition to Closing must have been obtained and must be in full force and effect, and all applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or otherwise been terminated;
(d)    there must not be in effect any Law or Judgment that would prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement;
(e)    the Purchaser must have delivered or caused to be delivered to the Seller (i) each document that Section 2.9(b) requires it to deliver, and (ii) and such other documents, instruments and certificates as the Seller may reasonably request for the purpose of consummating the transactions contemplated by this Agreement; and
(f)    since the date of this Agreement there must not have been a Purchaser Material Adverse Effect.

ARTICLE 7
TERMINATION
Section 7.1    Termination Events. This Agreement may, by written notice given before or at the Closing, be terminated:
(a)    by mutual consent of the Purchaser and the Sellers;
(b)    by the Purchaser if there has been a breach of any of the Sellers’ representations, warranties or covenants contained in this Agreement, which would result in the failure of a condition set forth in Section 6.1(a) or Section 6.1(b), and which breach has not been cured or cannot be cured within 10 days after receipt of the notice of the breach from the Purchaser;
(c)    by the Sellers if there has been a breach of any of the Purchaser’s representations, warranties or covenants contained in this Agreement, which would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b), and which breach has not been cured or cannot be cured within 10 days after receipt of the notice of breach from the Sellers;
(d)    by either the Purchaser or the Sellers if any Governmental Authority of competent jurisdiction has issued a nonappealable final Judgment or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;
(e)    by the Purchaser if the Closing has not occurred (other than through the failure of the Purchaser to comply fully with its obligations under this Agreement) on or before December 31, 2012;
(f)    by the Sellers if the Closing has not occurred (other than through the failure of the Sellers to comply fully with its obligations under this Agreement) on or before December 31, 2012;
(g)    by the Purchaser if the average per share closing price of Purchaser Common Stock on the NASDAQ Stock Market for the ten (10) trading days immediately preceding the date the Closing would otherwise have been required to occur pursuant to Section 2.8 is $15.00 or less; or
(h)    by the Purchaser in the event the Sellers are unable to transfer clear title to the Purchased Assets free of all Encumbrances on the Closing Date.
Section 7.2    Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, all obligations of the parties under this Agreement terminate, except that the provisions of Sections 3.27, 4.5, 8.4, 8.5, 8.9, Article 10 (except for those in Section 10.11) and this Section 7.2 will remain in full force and survive any termination of this Agreement and, in the case of a termination pursuant to Sections 7.1(b) (to the extent that such termination relates to a breach of a representation or warranty as of the date of this Agreement) or 7.1(h), the Sellers shall pay the Purchaser the reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented fees and expenses of outside legal counsel, accountants, investment bankers, consultants and other advisors) incurred by the Purchaser in connection with this Agreement and the transactions contemplated hereby, whether incurred before or after the date of this Agreement up to a maximum of $400,000, and in the case of a termination pursuant to Sections 7.1(c) (to the extent that such termination relates to a breach of a representation or warranty as of the date of this Agreement) or 7.1(g), the Purchaser shall pay the Sellers the reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented fees and expenses of outside legal counsel, accountants, investment bankers, consultants and other advisors)

incurred by the Sellers in connection with this Agreement and the transactions contemplated hereby, whether incurred before or after the date of this Agreement up to a maximum of $400,000. Subject to the immediately preceding sentence, if this Agreement is terminated pursuant to Section 7.1, the termination of the Agreement is the terminating party’s sole and exclusive remedy unless this Agreement is terminated by a party because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s willful or intentional failure to comply with its obligations under this Agreement, in which case the terminating party’s right to pursue all legal remedies will survive such termination unimpaired.
ARTICLE 8
ADDITIONAL COVENANTS
Section 8.1    Liability for Taxes and Fees.
(a)    The Purchaser will pay in a timely manner all sales, use, transfer, conveyance, documentary, recording, notarial, value added, excise, registration, stamp and similar Taxes (other than gross receipts Taxes) and fees (“Transfer Taxes”), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and the Ancillary Agreements, including expenses and fees relating to registering Purchased Intellectual Property in the name of the Purchaser or its designee, regardless of whether such Transfer Taxes, expenses and fees are imposed by Law on the Purchaser, the Purchased Assets or the Sellers. The Purchaser will prepare, subject to the Seller’s reasonable approval (which approval will not be unreasonably withheld, conditioned or delayed), and timely file all Tax Returns required to be filed in respect of Transfer Taxes, provided that the Sellers will be permitted to prepare and file any such Tax Returns that are the primary responsibility of the Sellers under applicable Law. The Sellers shall notify the Purchaser of their preparation of any such Tax Returns and such preparation will be subject to the Purchaser’s reasonable approval, which approval will not be unreasonably withheld, conditioned or delayed. The Sellers and the Purchaser will reasonably cooperate with each other to share information reasonably needed for the preparation of those Tax Returns and any Tax clearance certificates that either the Sellers or the Purchaser may request.
(b)    If, prior to the Closing, there have been any Taxes based on the value of property assessed against any of the Purchased Assets, the Sellers will pay those Taxes attributable to periods or partial periods ending on or prior to the Closing Date, and the Purchaser will pay those Taxes attributable to periods or partial periods beginning after the Closing Date, with a daily allocation of such Taxes for any period that begins before the Closing Date and ends after the Closing Date. The Taxes shall be timely paid to the applicable Governmental Authority by the party that has the legal obligation to pay the Taxes when they are due, and the other party will pay its portion of the Taxes to the paying party no later than three (3) business days prior to the due date of the Taxes. Each party agrees to cooperate with the other party in paying or reimbursing Tax obligations in accordance with this Section 8.1(b). Nothing in this Agreement makes a party liable for the income or franchise Taxes of the other party. This Section 8.1(b) does not apply to Transfer Taxes, which are the sole obligation of the Purchasers under the provisions of Section 8.1(a).
Section 8.2    Payment of Excluded Liabilities. The Sellers agree to pay and perform when due all Excluded Liabilities, and in reliance on that promise, the parties have elected not to comply with the provisions of any bulk transfer or similar law of any jurisdiction in connection with the sale of the Purchased Assets to the Purchaser. Notwithstanding any other provision of this Agreement, the Sellers acknowledge that this Agreement requires the Sellers to indemnify the Purchaser in accordance with Article 9 against any and all Losses as a result of noncompliance with any applicable bulk transfer laws, whether compliance with such law is required on the part of the Sellers and/or the Purchaser.

Section 8.3    [RESERVED].
Section 8.4    Confidentiality.
(a)    From and after the Closing, the confidentiality obligations of the Purchaser under the Confidentiality Agreement between HIP and the Purchaser dated June 22, 2012 (the “Confidentiality Agreement”) will terminate with respect to Confidential Information related to the Business or the Purchased Assets, but will not terminate with respect to Confidential Information related to Integrity Advance, ZipCash-DE and Go Cash UK or any other assets that do not constitute Purchased Assets. From and after the Closing, the Sellers and the Sellers’ Representative will, and will cause each of its Affiliates and its and their respective directors, officers, employees, agents, consultants and other advisors and representatives (its “Restricted Persons”) to, maintain the confidentiality of, and not use for their own benefit or the benefit of any other Person, the Confidential Information related to the Business or the Purchased Assets.
(b)    Neither the Purchaser nor the Sellers or the Sellers’ Representative will, or will cause or permit any of their respective Restricted Persons to, disclose to any Person any information with respect to the legal, financial or other terms or conditions of this Agreement, any of the Ancillary Agreements or any of the transactions contemplated hereby or thereby. The foregoing does not restrict the right of any party to disclose such information (i) to its respective Restricted Persons to the extent reasonably required to facilitate the negotiation, execution, delivery or performance of this Agreement and the Ancillary Agreements, (ii) to any Governmental Authority or arbitrator to the extent reasonably required in connection with any Proceeding relating to the enforcement of this Agreement or any Ancillary Agreement and (iii) as permitted in accordance with Section 8.4(c). Each party will advise its respective Restricted Persons with respect to the confidentiality obligations under this Section 8.4(b) and will be responsible for any breach or violation of such obligations by its Restricted Persons.
(c)    If a party or any of its respective Restricted Persons become legally compelled to make any disclosure that is prohibited or otherwise restricted by this Agreement, then such party will (i) give the other party immediate written notice of such requirement, (ii) consult with and assist the other party in obtaining an injunction or other appropriate remedy to prevent such disclosure and (iii) use its commercially reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to any information so disclosed. Subject to immediately preceding sentence, the disclosing party or such Restricted Persons may make only such disclosure that, in the written opinion of its counsel, it is legally compelled or otherwise required to make to avoid standing liable for contempt or suffering other material penalty.
(d)    Any conflict or inconsistencies between this Agreement and the Confidentiality Agreement shall be controlled by this Agreement.
Section 8.5    Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued at such time and in such manner as the Purchaser determines is required by Law after notice to HIP, and to the extent practicable, opportunity for prior review and comment by HIP; provided, however, that the Purchaser shall make a public announcement regarding the transactions contemplated by this Agreement no later than four (4) business days following the date hereof. The Purchaser and the Sellers will consult with each other concerning the means by which the employees, customers, suppliers and others having dealings with the Sellers will be informed of the transactions contemplated by this Agreement, and the Purchaser has the right to be present for any such communication.

Section 8.6    Assistance in Proceedings. Each party will cooperate with the other and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Proceeding involving or relating to (i) any of the transactions contemplated by this Agreement or (ii) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction involving the Sellers or the Business.
Section 8.7    Privileges. The Sellers acknowledge that the Purchased Assets include all attorney work-product protections, attorney-client privileges and other legal protections and privileges to which the Sellers may be entitled in connection with any of the Purchased Assets or Assumed Liabilities. The Sellers are not waiving, and will not be deemed to have waived or diminished, any of its attorney work-product protections, attorney-client privileges or similar protections or privileges as a result of the disclosure of information to the Purchaser and its representatives in connection with this Agreement and the transactions contemplated by this Agreement. The Sellers and the Purchaser (i) share a common legal and commercial interest in all of the information and communications that may subject to such protections and privileges, (ii) are or may become joint defendants in Proceedings to which such protections and privileges may relate and (iii) intend that such protections and privileges remain intact should either party become subject to any actual or threatened Proceeding to which such information or communications relate. The Sellers agree that it and its Affiliates will have no right or power after the Closing Date to assert or waive any such protection or privilege included in the Purchased Assets; provided, however, that Purchaser shall not waive any such protection or privilege without the prior written consent of Sellers which shall not be unreasonably withheld, delayed or conditioned. The Sellers will take any actions reasonably requested by the Purchaser, at the sole cost and expense of the Purchaser unless the Purchaser is entitled to indemnification therefor under the provisions of Article 9, in order to permit the Purchaser to preserve and assert any such protection or privilege included in the Purchased Assets.
Section 8.8    Use of Name. The Sellers will not use any of the LLC or trade names used prior to the Closing Date, except (i) in connection with the filing of Tax Returns or for such other non-commercial uses as may be required by Law and (ii) the Sellers shall have the right to use “Hayfield” or “Hayfield Investment Partners” for any purpose and shall have the right to use “Integrity Advance,” “Zip Cash”, “Go Cash” or “HIP Financial” in the wind-down of the businesses of the Sellers.
Section 8.9    Expenses. Except as otherwise expressly provided in this Agreement, each party will bear its respective direct and indirect expenses incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.
Section 8.10    Reports and Returns. The Sellers will promptly after the Closing prepare and file all reports and returns required by applicable Laws relating to the Business of the Sellers as conducted using the Purchased Assets through the Closing.
Section 8.11    Access to Records. After the Closing Date, the Purchaser will retain for a period consistent with the Purchaser’s record retention policies and practices and in compliance with all applicable Laws those records included in the Purchased Assets delivered to the Purchaser. The Purchaser also will provide the Sellers and their managers, officers, employees, agents, consultants and other advisors and representatives reasonable access thereto, during normal business hours and on at least three business days’ prior written notice, to enable them to prepare financial statements or Tax Returns or deal with Tax audits or for any reasonable business purposes specified by any Seller in such notice, including for the purpose of defending or prosecuting any Proceeding. After the Closing Date, each of the Sellers will (and will cause each of its Affiliates and its Affiliates’ respective employees, agents, consultants and other advisors and representatives to) provide the Purchaser and its employees, agents, consultants and other advisors and representatives reasonable access to records that are, or that relate to, Excluded Assets or Excluded Liabilities, during normal business hours and on at least three business days’ prior written notice, for any reasonable business purpose specified by the Purchaser in such notice.
Section 8.12    Further Assurances. Subject to the other express provisions of this Agreement, from time to time after the Closing, and for no further consideration, the parties will cooperate reasonably with each other and with their respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement. If the Sellers or the Purchaser after the Closing Date receives any funds properly belonging to the other party in accordance with the terms of this Agreement, the receiving party will promptly so advise such other party, will segregate and hold such funds in trust for the benefit of such other party and will promptly deliver such funds, together with any interest earned thereon, to an account or accounts designated in writing by such other party.
Section 8.13    Employees and Employee Benefits.
(a)    Immediately after the Closing, Purchaser agrees to make an offer of employment to all individuals listed on Schedule 8.13(a) (the “Potential Employees”) providing the compensation set forth on Schedule 8.13(a), such offers to be effective as of the Closing Date (the “Hire Date”). Sellers give their full authorization and consent for (i) Purchaser to make such offers of employment to the Potential Employees, and (ii) the Potential Employees to accept and commence employment with Purchaser on the Hire Date, at which time Sellers shall terminate the employment of such Potential Employees. Each Seller agrees to assist Purchaser as reasonably requested by Purchaser in communicating any such offers of employment to the Potential Employees and arranging for Purchaser to meet with such employees regarding the offers. All Potential Employees who accept employment with Purchaser will become employees of Purchaser effective as of the Hire Date (each, “Hired Employee”). Potential Employees who do not accept employment with Purchaser will not become employees of the Purchaser. The Sellers will use all commercially reasonable efforts to cause its employees who are employed or retained primarily in connection with the Business to make available their employment services to the Purchaser. The parties agree that, with respect to the Hired Employees, the standard procedure set forth in US Revenue Procedure 2004-53, 2004-2 C.B. 320, shall apply.
(b)    Except for providing compensation set forth on Schedule 8.13(a), the Purchaser will set its own initial terms and conditions of employment for the Hired Employees and others it may hire, including work rules, benefits and salary and wage structure, all as permitted by applicable Law, provided that each Hired Employee who signs a release in such form as the Seller or the Purchaser may require shall to the extent permitted by the Purchaser’s employee benefit plans receive service credit by the Purchaser for such Hired Employee’s continuous years of service with the Sellers to the extent recognized by the Sellers for purposes of the Seller Plans for purposes of vesting, participation, eligibility for benefits, benefit accrual based on years of service or other benefits under the employee benefit plans maintained by the Purchaser. The Purchaser is not obligated to assume any collective bargaining agreements under this Agreement. The Sellers will be solely liable for any severance payment required to be made to its employees due to the transactions contemplated by this Agreement. Any bargaining obligations of the Purchaser with any union with respect to bargaining unit employees subsequent to the Closing, whether such obligations arise before or after the Closing, will be the sole responsibility of the Purchaser.

(c)    It is understood and agreed that (i) the Purchaser’s agreement to extend offers of employment as set forth in this Section will not constitute a Contract (express or implied) on the part of the Purchaser to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that the Purchaser may establish pursuant to individual offers of employment and (ii) employment offered by the Purchaser is “at will” and may be terminated by the Purchaser or by an employee at any time for any reason (subject to any written commitments to the contrary made by the Purchaser or an employee and applicable Laws governing employment). Nothing in this Agreement will be deemed to prevent or restrict in any way the right of the Purchaser to terminate, reassign, promote or demote any of the Hired Employees after the Closing, or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.
(d)    From and after the Closing the Sellers will remain solely responsible for all Liabilities to or in respect of its employees and former employees, including Hired Employees, and beneficiaries and dependents of any such employee or former employee, relating to or arising in connection with or as a result of (i) the employment of any such employee or former employee with the Sellers or the actual or constructive termination of employment of any such employee or former employee with the Sellers (including in connection with the consummation of the transactions contemplated by this Agreement and including the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA), (ii) the participation in or accrual of benefits or compensation under, or the failure to participate in or to accrue compensation or benefits under, any Seller Plan or other employee or retiree benefit or compensation plan, program, practice, policy or other Contract of the Sellers, (iii) accrued but unpaid salaries, wages, bonuses, incentive compensation, vacation or sick pay or other compensation or payroll items (including deferred compensation) or (iv) payments required under the WARN Act pursuant to the transactions contemplated by this Agreement. In addition, from and after the Closing Date, the Sellers will remain solely responsible for all Liabilities to or in respect of the Hired Employees and their beneficiaries or dependents relating to or arising in connection with any claims, whether such claims are asserted before, on or after the Closing Date, for life, disability, accidental death or dismemberment, supplemental unemployment compensation, medical, dental, hospitalization, other health or other welfare or fringe benefits or expense reimbursements which claims relate to or are based upon an occurrence on or before the Closing Date (including claims for continuing treatment in respect of any illness, accident, disability, condition or confinement which occurs or commences on or before the Closing Date).
(e)    All Hired Employees who are participants in the Seller Plans that are pension plans as defined in Section 3(2) of ERISA will retain their accrued benefits under such Seller Plans as of the Closing Date. The Sellers (or the applicable Seller Plan) will retain sole liability for the payment of such benefits as and when such Hired Employees become eligible for them under such Seller Plans. The Sellers will cause the Hired Employees to be fully and immediately vested in their accrued benefits under each such Seller Plan as of the Closing Date.
(f)    Notwithstanding the foregoing, the Sellers and Purchaser agree that the Hired Employees shall remain on the Seller Plans or the plans of Worldwide Analytics, LLC for health and dental benefits until December 31, 2012. From the period beginning as of the Closing Date and ending on December 31, 2012, the Purchaser shall reimburse HIP for all premiums and other costs associated therewith incurred by the Sellers and/or Worldwide Analytics, LLC, no later than thirty (30) calendar days after notice thereof from HIP. HIP shall remit such amounts as necessary to the applicable Sellers and/or Worldwide Analytics, LLC, and the Purchaser shall have no liability to the Sellers or Worldwide Analytics, LLC with respect to any amounts paid to HIP. In the event that any Hired Employee elects to join the Purchaser’s plans, the Purchaser shall have no further liability with respect to the premiums and other costs incurred by the Sellers and/or Worldwide Analytics, LLC with respect to such Hired Employee.

Section 8.14    Cessation of the Business. HIP will not take any action to wind down or dissolve until the later of (a) 30 days after the completion of all adjustment procedures contemplated by Section 2.6, or (b) the lapse of more than four years after the Closing. Notwithstanding the foregoing, HIP shall take all actions necessary to wind down and liquidate all loan and credit service transactions of Integrity Advance, ZipCash-DE and Go Cash UK and all Excluded Consumer Loans of Go Cash-DE, LLC, and shall take all commercially reasonable efforts to ensure such wind down and liquidation is complete within 180 days following the Closing Date.
Section 8.15    Public Information. At all times until all Registrable Shares are freely transferable pursuant to SEC Rule 144 by the Holders without volume or manner-of-sale restrictions, EZCORP shall:
(a)    use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144; and
(b)    furnish to any Holder, so long as the Holder owns any Registrable Shares; upon request, a written statement by EZCORP as to whether it has made and kept available adequate current public information under the requirements of SEC Rule 144.
Subject to compliance with subsections (a) and (b) above, to the extent applicable, and expiration of applicable holding periods, and contingent upon receipt by EZCORP’s counsel and transfer agent of affidavits, representations and such other documentation provided by the Holder as reasonably requested by, and in form and substance reasonably acceptable to, such counsel and EZCORP’s transfer agent (including representations adequate for such counsel to confirm that such Holder is not an Affiliate of EZCORP and any other requirements of Rule 144 have been met), EZCORP shall cause its counsel to issue a legal opinion to the EZCORP transfer agent, as soon as reasonably practicable and in any event within three (3) business days after receipt of all such documentation by such counsel, facilitating the reissuance of the certificates representing the shares of Purchaser Common Stock or the transfer thereof, without restrictive legends, as soon as reasonably practicable and, in any event, subject to Section 8.403 of the Uniform Commercial Code, within three (3) business days after receipt of all such documentation by the transfer agent.
Section 8.16    Operation of the Business Following the Closing. From the date hereof and until the Fourth Measurement Date:
(a)    EZCORP and its subsidiaries shall operate all U.S. online unsecured lending, online credit services organization and prepaid debit card businesses of EZCORP and its subsidiaries, the Business acquired from the Go Cash Sellers, the Purchased Assets, any online secured or unsecured motor vehicle title lending business, and all future growth and development of any of the foregoing (collectively, the “Online Business”) as EZCORP Online (the “Post-Closing Business Unit”), and accordingly the Post-Closing Business Unit shall be accounted for and managed as a separate profit and expense center.
(b)    Purchaser shall take commercially reasonable efforts to assign or contribute the Online Business, including all assets necessary for the operation thereof (other than shared services provided by EZCORP or its subsidiaries), to the Post-Closing Business Unit so that no later than thirty (30) days after the Closing Date, the business operations comprising the Post-Closing Business Unit will include the Online Business.
(c)    EZCORP shall, in good faith, work with the President of the Post-Closing Business Unit to develop an annual budget and operating plan (the “Budget”) based on the financial condition, results of operations, liquidity and capital resources of EZCORP and the Business Plan and the results of operation of the Post-Closing Business Unit, which Budget shall be mutually agreed upon by EZCORP and the President of the Post-Closing Business Unit within sixty (60) days after the Closing for the first such Budget (the “First Budget”) and at least thirty (30) days prior to each anniversary of the date of this Agreement for each such Budget thereafter. If EZCORP and the President of the Post-Closing Business Unit are unable to mutually agree on a Budget by such time, the Budget for such upcoming period shall be set in good faith by EZCORP in its sole and reasonable discretion and communicated to the President of the Post-Closing Business Unit. EZCORP shall provide the Post-Closing Business Unit with working capital and resources contemplated by the Budget in effect from time to time; provided, however, that in the event of a change of circumstances that would make a change in the Budget necessary or advisable as determined in good faith by the Chief Financial Officer of EZCORP after consultation with the President of the Post-Closing Business Unit, the Budget may be modified in good faith and in the sole and reasonable discretion of EZCORP during the period covered by the Budget, in which case, EZCORP shall provide the Post-Closing Business Unit with working capital and resources contemplated by such revised Budget. The First Budget shall include an expense item for the costs of the Post-Closing Business Unit achieving compliance with the applicable PCI Data Security Standard published by the PCI Security Standards Council, LLC within a commercially reasonable period of time following the Closing Date.
(d)    Purchaser shall not (and shall cause each of their Affiliates not to) operate companies or businesses that compete directly with the Online Business of the Post-Closing Business Unit. Notwithstanding the foregoing, Purchaser may, without limitation, establish and operate online pawn lending, online jewelry and gold sales, online tax preparation and refund anticipation lending, online money transfer and any other online secured lending (other than online secured motor vehicle title lending) businesses notwithstanding that such businesses may compete with the Post-Closing Business Unit, none of which shall be deemed to be part of the Post-Closing Business Unit. Following consultation with the President of the Post-Closing Business Unit, the Purchaser may acquire products, services, companies and businesses that compete directly with the Online Business of the Post-Closing Business Unit (A) so long as the Purchaser uses commercially reasonable efforts to assign or contribute such products, services, companies and businesses to the Post-Closing Business Unit within thirty (30) days after the acquisition thereof to the extent that such assignment or contribution does not require the consent of any Person, in which case the Purchaser shall use commercially reasonable efforts to obtain such consent as promptly as practicable and (B) so long as such products, services, companies and businesses are accounted for as part of the Post-Closing Business Unit if, and only if, agreed by the President of the Post Closing Business Unit in his reasonable discretion.
(e)    At Closing, EZCORP shall offer James Carnes employment as the President of the Post-Closing Business Unit, with primary responsibility for managing and operating the Post-Closing Business Unit subject to the reasonable oversight and direction of EZCORP. Until the Fourth Measurement Date, James Carnes shall not be removed as the President of the Post-Closing Business Unit or be demoted except for Cause or as a result of a Permanent Disability.
(f)    All cash generated by the Post-Closing Business Unit shall either be retained by the Post-Closing Business Unit to fund its working capital and other operating capital requirements as contemplated by the Budget in effect from time to time or used to repay or prepay any intercompany line of credit at any time without penalty, charge or other cost; provided, however, that cash generated by the Post-Closing Business Unit may be subject to any cash management policies or programs of EZCORP and may be made available for any intercompany borrowing program of EZCORP; provided, further, however, that any cash withdrawn from the Post-Closing Business Unit pursuant to a cash management policy or program of EZCORP or any intercompany borrowing program of EZCORP and not available to the Post-Closing Business Unit without restrictions the following business day shall be deemed to be a repayment or prepayment without penalty of any intercompany line of credit that the Post-Closing Business Unit has for the purposes of calculating Net Income.
(g)    If EZCORP consolidates with or merges with or into, or conveys or transfers, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, or conveys or transfers all or substantially all of the assets or shares of EZCORP Online to, or conveys or transfers all or substantially all of the assets of the Post-Closing Business Unit to, any Person: (i) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) the Successor Company (if not EZCORP) shall expressly assume and be bound by all of the obligations of EZCORP and EZCORP Online under this Agreement; provided, however, that in the event that the mix of consideration paid by the Successor Company (if not EZCORP) in respect of such transaction shall include cash (other than cash paid to stockholders exercising their appraisal rights), all future Supplemental Payments shall be made in the same or higher percentage of cash included in such consideration. Subject to the preceding sentence, the Successor Company shall be the successor to EZCORP and EZCORP Online and shall succeed to, and be substituted for, and may exercise every right and power of, EZCORP or EZCORP Online, as the case may be, under this Agreement.
ARTICLE 9
INDEMNIFICATION
Section 9.1    Indemnification by the Sellers. Subject to the limitations expressly set forth in Section 9.6, each Seller, jointly and severally, will indemnify and hold harmless the Purchaser, each of the Purchaser’s Affiliates and each of their respective directors, officers, employees, agents, consultants, advisors, and representatives (collectively, the “Purchaser Indemnified Parties”) from and against, and will pay to the Purchaser Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Purchaser Indemnified Parties directly or indirectly arising out of, relating to or resulting from any of the following:

(a)
any inaccuracy in or breach of any representation or warranty of the Sellers contained in this Agreement or in any certificate, instrument or document delivered by the Sellers in connection with this Agreement;

(b)	any breach of any covenant of the Sellers contained in this Agreement;

(c)	the Sellers’ Representative’s performance of its obligations under this Agreement;

(d)	any Excluded Liability;

(e)	any noncompliance with any bulk sales law or fraudulent transfer law in connection with the transactions contemplated by this Agreement;

(f)
any Liability under the WARN Act or similar state or local Law resulting from any action by the Sellers before the Closing or by the Purchaser’s decision not to hire any individual formerly employed by the Sellers;

(g)	any Encumbrance existing on the Purchased Assets at Closing that arose in respect of Liabilities incurred by the Sellers on or prior to the date hereof; and

(h)	any Proceedings, demands or assessments incidental to any of the matters set forth in clauses (a) through (g) above.

For purposes of determining under this Section 9.1, with respect to the calculation of any Losses associated with an inaccuracy or breach of any representation, warranty or covenant, the parties agree that all references to “material,” “materially” or “materiality,” or to whether a breach would have a Material Adverse Effect, will be disregarded.
Section 9.2    Indemnification by the Purchaser. Subject to the limitations expressly set forth in Section 9.6 and in addition to the indemnification provided by Section 2.5(b)(xii), EZCORP Online and EZCORP, jointly and severally, will indemnify and hold harmless the Sellers, each of Sellers’ Affiliates and each of their respective directors, managers, officers, employees, agents, consultants, advisors and representatives (collectively, “Seller Indemnified Parties”) from and against, and will pay to the Seller Indemnified Parties monetary value of, any and all Losses incurred or suffered by the Seller Indemnified Parties directly or indirectly arising out of, relating to or resulting from any of the following:

(a)
any inaccuracy in or breach of any representation or warranty of the Purchaser contained in this Agreement or in any certificate, instrument or document delivered by the Purchaser in connection with this Agreement;

(b)	any breach of any covenant of the Purchaser set forth in this Agreement;

(c)	any of the Assumed Liabilities; and

(d)	any Proceedings, demands or assessments incidental to any of the matters set forth in clauses (a) through (c) above.
For purposes of determining under this Section 9.2, with respect to the calculation of any Losses associated with an inaccuracy or breach of any representation, warranty or covenant, the parties agree (i) that all references to “material,” “materially” or “materiality,” or to whether a breach would have a material adverse effect or result in a material adverse change, will be disregarded.
Section 9.3    Claim Procedure.
(a)    A party that seeks indemnity under this Article 9 (an “Indemnified Party”) will give written notice (a “Claim Notice”) to the party from whom indemnification is sought (an “Indemnifying Party”) containing (i) a description and, if known, the estimated amount of any Losses incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a reasonable explanation of the basis for the Claim Notice to the extent of the facts then known by the Indemnified Party and (iii) a demand for payment of those Losses.
(b)    Within 15 days after delivery of a Claim Notice, the Indemnifying Party will deliver to the Indemnified Party a written response in which the Indemnifying Party will either:

(i)	agree that the Indemnified Party is entitled to receive from the Indemnifying Party all of the Losses at issue in the Claim Notice; or

(ii)
dispute the Indemnified Party’s entitlement to indemnification by delivering to the Indemnified Party a written notice (an “Objection Notice”) setting forth in reasonable detail each disputed item, the basis for each such disputed item and certifying that all such disputed items are being disputed in good faith.

(c)    If the Indemnifying Party fails to take either of the foregoing actions within fifteen days after delivery of the Claim Notice, then the Indemnifying Party will be deemed to have irrevocably accepted the Claim Notice and the Indemnifying Party will be deemed to have irrevocably agreed to pay the Losses at issue in the Claim Notice.
(d)    Resolution of Disputes.

(i)
If the Indemnifying Party delivers an Objection Notice within 15 days of the delivery of the Claim Notice, the Sellers’ Representative and the Purchaser will attempt in good faith, for a period of at least 30 days, to agree upon the rights of the respective parties with respect to each of such claims and the Losses at issue.

(ii)
If no such agreement can be reached after good faith negotiation and after 30 days from the date of delivery of an Objection Notice, either the Purchaser or the Sellers’ Representative may demand arbitration of the matter unless the amount of the Losses is at issue in a pending third party claim, in which event arbitration will not be commenced until either such amount is finally determined pursuant to a final, non-appealable Judgment, or both the Purchaser and the Sellers’ Representative agree to arbitration, and in either such event the matter will be settled by binding arbitration. Any such arbitration will be conducted pursuant to Sections 10.13(b) through (d) hereto.

(e)    Subject to the limitations set forth in Section 9.5 and Section 9.6, any indemnification of the Purchaser Indemnified Parties finally resolved pursuant to Article 9 shall be satisfied by first offsetting any Supplemental Payments due and owing (or to become due and owing) under this Agreement, and, if not so satisfied, then directly by the Sellers (or if each of the Sellers has been dissolved, the Holders), jointly and severally, by wire transfer of immediately available funds from the Sellers to an account designated by the Purchaser; provided, however, that Purchaser may withhold payment of any Supplemental Payment in an amount equal to the reasonably estimated amount of Losses set forth in any Claim Notice delivered by a Purchaser Indemnified Party pursuant to Section 9.3(a) until such time as such indemnification of the Purchaser Indemnified Party has been finally resolved pursuant to this Article 9.
(f)    Any indemnification of the Seller Indemnified Parties pursuant to this Article 9 shall be effected by wire transfer of immediately available funds to an account designated by the Sellers Representative.
(g)    The foregoing indemnification payments will be made within five business days after the date on which (i) the amount of such payments are determined by mutual agreement of the parties, (ii) the amount of such payments are determined pursuant to Section 9.3(c) if an Objection Notice has not been timely delivered in accordance with Section 9.3(b) or (iii) both such amount and the Indemnifying Party’s obligation to pay such amount have been determined in accordance with the arbitration procedure set forth in Section 9.3(d) if an Objection Notice has been timely delivered in accordance with Section 9.3(b).
(h)    For purposes of Section 9.3 and Section 9.4, if the Sellers comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to the Sellers’ Representative, and if the Sellers comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments) will be deemed to refer to the Sellers’ Representative.

Section 9.4    Third Party Claims.
(a)    Without limiting the general application of the other provisions of this Article 9, if a third Person not a party to this Agreement alleges facts that, if true, would mean that a party has breached its representations and warranties in this Agreement, the party for whose benefit the representations and warranties are made will be entitled to indemnity for those allegations and demands and related Losses under and pursuant to this Article 9. If the Indemnified Party seeks indemnification pursuant to this Article 9 in connection with a claim by a third Person not a party to this Agreement, the Indemnified Party will include in the Claim Notice to the Indemnifying Party notice of the commencement of any Proceeding relating to that third party claim within ten days after the Indemnified Party has received written notice of the commencement of such Proceeding. The Indemnified Party will include in this notice the facts constituting the basis for such Proceeding and the amount of the damages claimed by the third party claim, in each case to the extent known to the Indemnified Party. Notwithstanding the foregoing, no delay or deficiency on the part of the Indemnified Party in so notifying the Indemnifying Party will relieve the Indemnifying Party of any Liability or obligation under this Agreement except to the extent the Indemnifying Party has suffered actual Losses directly caused by the delay or other deficiency.
(b)    Within 30 days after the Indemnified Party’s delivery of notice of the commencement of such Proceeding under this Section 9.4, the Indemnifying Party may assume control of the defense of such Proceeding by giving to the Indemnified Party written notice of the intention to assume such defense, but if and only if the Indemnifying Party:

(i)
acknowledges in writing to the Indemnified Party that any Losses that may be assessed in connection with such Proceeding constitute Losses for which the Indemnified Party will be indemnified pursuant to this Article 9 without contest and that the Indemnifying Party will advance all expenses and costs of defense; and

(ii)
retains counsel for the defense of such Proceeding reasonably satisfactory to the Indemnified Party and furnishes to the Indemnified Party evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party has and will have sufficient financial resources to fund on a current basis the reasonably anticipated cost of such defense and paying all Losses for which it may be liable under this Article 9 that may arise under the claim.

However, in no event may the Indemnifying Party assume or maintain control of the defense of any Proceeding involving criminal liability or in which any relief other than monetary damages is sought against the Indemnified Party, or in which the outcome of any Judgment or settlement in the matter could adversely affect the future business prospects of the Indemnified Party. An Indemnifying Party will lose any previously acquired right to control the defense of any Proceeding if for any reason the Indemnifying Party ceases to actively, competently and diligently conduct the defense.
(c)    If the Indemnifying Party does not, or is not able to, assume or maintain control of such defense in compliance with Section 9.4(b), the Indemnified Party has the right to control such defense. The party not controlling such defense (the “Noncontrolling Party”) may participate therein at its own expense. However, if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Proceeding, such that a single counsel would be unable under applicable standards of professional responsibility to represent both parties simultaneously, then the reasonable fees and expenses of counsel to the Indemnified Party will be considered and included as “Losses” for purposes of this Agreement. The party controlling such defense (the “Controlling Party”)

will reasonably advise the Noncontrolling Party of the status of such Proceeding and the defense thereof and will consider in good faith recommendations made by the Noncontrolling Party. The Noncontrolling Party will furnish the Controlling Party with such information as it may have with respect to such Proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and will otherwise cooperate with and assist the Controlling Party in the defense of such Proceeding.
(t)    If the Indemnified Party is controlling the defense of such Proceeding, the Indemnified Party has the right to agree in good faith to any compromise or settlement of, or the entry of any Judgment arising from, such Proceeding with prior notice to and consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. All amounts paid or payable under such settlement or Judgment are Losses that the Indemnifying Party owes to the Indemnified Party under this Article 9. The Indemnifying Party will not agree to any compromise or settlement of, or the entry of any Judgment arising from, any such Proceeding without the prior written consent of the Indemnified Party, which consent the Indemnified Party will not unreasonably withhold, condition or delay. The Indemnified Party will have no Liability with respect to any compromise or settlement of, or the entry of any Judgment arising from, any such Proceeding effected without its consent.
(u)    Notwithstanding the other provisions of this Article 9, (i) if a third Person not a party to this Agreement asserts that a Purchaser Indemnified Party is liable to such third Person for a monetary obligation which individually may constitute or result in Losses not to exceed $25,000 for which the Purchaser Indemnified Party may be entitled to indemnification pursuant to this Article 9, and the Purchaser Indemnified Party reasonably and in good faith determines it has a valid business reason to fulfill such obligation, or (ii) if any of the Excluded Liabilities or other Liabilities of the Sellers under this Agreement are not paid or provided for when due or if the Purchaser reasonably determines that the failure to make any payments will impair the Purchaser’s use or enjoyment of the Purchased Assets or conduct of the Business as previously conducted by the Sellers, then (A) the Purchaser Indemnified Party will be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (B) the Purchaser Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article 9 and (C) the Purchaser Indemnified Party will be reimbursed, in accordance with the provisions of this Article 9, for any such Losses for which it is entitled to indemnification pursuant to this Article 9, subject to the right of the Indemnifying Party to dispute the Purchaser Indemnified Party’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the provisions of this Article 9. Section 9.4(e)(i) is not applicable to payments which aggregate more than $25,000.
(v)    Notwithstanding the provisions of Section 10.12, the Sellers consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought by any third party against any Purchaser Indemnified Party for purposes of any claim that a Purchaser Indemnified Party may have under this Agreement with respect to the Proceeding or the matters alleged therein. The Sellers agree that process may be served on them with respect to such a claim anywhere in the world.
Section 9.5    Survival.
(a)    All representations, warranties and covenants contained in this Agreement (as modified by the Seller Disclosure Schedule or the Purchaser Disclosure Schedule) and any certificate or the Cornerstone Assignment (as modified by any disclosure schedules thereto) delivered pursuant to this Agreement will survive the Closing until the second anniversary of the Closing Date; provided that (i) Sections 3.15 (and any comparable sections in any Cornerstone Assignment), 3.16, 3.18 and 3.19 (and any comparable sections in any Cornerstone Assignment), and the right to make claims thereunder, will survive until 60 days following the expiration of the statute of limitations applicable to the underlying matters covered by such provisions; (ii) Sections 3.2 (and any comparable sections in any Cornerstone Assignment), 3.27 (and any comparable sections in any Cornerstone Assignment), 3.30, 4.2, 4.5, 4.6(b) and 4.7, and the right to make claims thereunder, will survive indefinitely; (iii) Sections 2.5(b)(xii), 4.8(a) and 4.9 will survive with respect to each issuance of Purchaser Common Stock in satisfaction of Purchaser’s obligation to pay the Initial Consideration and to make a Subsequent Payment until 60 days following the expiration of the statute of limitations applicable to the underlying matters covered by such provisions with respect to each such issuance; and (iv) the right to make claims for indemnification or reimbursement based upon any covenant to be performed or complied with after the Closing Date will survive indefinitely.
(b)    If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation, warranty or covenant, either a Claim Notice based upon a breach of any such representation, warranty or covenant, or a notice that, as a result of a Proceeding instituted or claim made by a third Person not a party to this Agreement, the Indemnified Party reasonably expects to incur Losses in relation thereto, then the applicable representation, warranty or covenant will survive until, but only for purposes of, the resolution of the matter covered by such notice. If the Proceeding or written claim with respect to which such notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party will promptly so notify the Indemnifying Party.
Section 9.6    Limitations on Liability.
(a)    Neither the Sellers nor the Purchaser shall be liable under this Article 9 unless and until the aggregate Losses for which they would otherwise be liable under this Agreement exceed $250,000 (at which point the Sellers or the Purchaser, as applicable, are liable for the aggregate Losses and not just amounts in excess of that sum).
(b)    Following the Closing and subject to Section 9.6, in no event shall the Purchaser’s liability for Losses under this Agreement exceed $5,000,000. Following the Closing Date and subject to Section 9.6, in no event shall the Sellers’ liability for Losses under this Agreement and the Cornerstone Assignment exceed an aggregate amount in excess of $5,000,000.
(c)    The limitations provided in Section 9.6 do not apply to (i) claims with respect to any amounts owing by Purchaser in connection with the Initial Consideration; (ii) claims with respect to any amounts owing by the Purchasers as Supplemental Payments in accordance with Section 2.6; (iii) claims under Section 9.1(d), or Section 9.1(h) relating to Section 9.1(d); (iv) any breach of Section 3.2 (and any comparable sections in any Cornerstone Assignment), 3.27 (and any comparable sections in any Cornerstone Assignment), 3.30, 4.2 and 4.5; (v) claims under Section 9.2(c) or claims under Section 9.2(d) relating to Section 9.2(c); or (vi) claims for indemnification or contribution under Section 2.5(b)(xii).
(d)    The limitations provided in Section 9.6 do not apply to any claims relating to any breach or inaccuracy of Sections 4.6(b), 4.7, 4.8(a) and 4.9 provided that in no event will the Purchaser’s liability for Losses relating to any claims under Sections 4.6(b), 4.7, 4.8(a) and 4.9 exceed an amount equal to the Aggregate Remaining Value. For the purposes of this Agreement, the “Aggregate Remaining Value” means the sum of the Remaining Values of all issuances of Purchaser Common Stock in satisfaction of Purchaser obligations to make the Initial Payment or any Supplemental Payment. The “Remaining Value” with respect to each issuance of Purchaser Common Stock shall be equal to the product of (i) the number of shares of Purchaser Common Stock received by Sellers as Stock Consideration in any such issuance and still held by the Holders on the date of the disclosure or discovery of the event or occurrence giving rise to the breach of such representation or warranty, multiplied by (ii) the actual tax basis per share of Purchaser Common Stock assigned by the Sellers on the date such Purchaser Common Stock was issued; provided, however, no Holder shall be deemed to have incurred a Loss when selling or otherwise disposing of Stock Consideration if such Holder receives gross proceeds per share of Purchaser Common Stock greater than or equal to the Agreed Stock Value of such Stock Consideration on the date such shares of Purchaser Common Stock were issued or if the Agreed Stock Value of the shares of Purchaser Common Stock still held by the Holders twelve (12) trading days after public disclosure via press release or filing of a Form 8-K with the SEC, or public disclosure by any Governmental Authority, of the event or occurrence giving rise to the breach of such representation or warranty is greater than or equal to the Agreed Stock Value of such Stock Consideration on the date such shares were issued.
(e)    Notwithstanding any other provision of this Agreement, nothing in this Agreement limits the Liability of a party to another party for fraud or willful misconduct brought within the applicable statute of limitations.
Section 9.7    Adjustment to Consideration. To the extent permitted by applicable Law, the parties shall treat all indemnification payments made under this Agreement as an adjustment to the Purchase Price for applicable Tax purposes.
Section 9.8    Exercise of Remedies by Purchaser Indemnified Parties other than the Purchaser. No Purchaser Indemnified Party (other than the Purchaser or any successor or assignee of the Purchaser) is entitled to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor or assignee of the Purchaser) consents to the assertion of the indemnification claim or the exercise of any other remedy.
Section 9.9    Exclusive Remedies. Subject to Section 10.11, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be (a) termination of this Agreement pursuant to Article 7 and collection of any expense reimbursement pursuant to Section 7.2(b), or (b) if the Closing has occurred, pursuant to the indemnification provisions set forth in this Article 9 and Section 2.5(b)(xii). In furtherance of the foregoing, subject to Section 10.11, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representations, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates arising under or based upon any Law, except pursuant to claims arising from fraud or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement, the indemnification provisions set forth in this Article 9 and Section 2.5(b)(xii) and the expense reimbursement provisions set forth in Section 7.2(b). Nothing in this Section 9.9 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10.11.
ARTICLE 10
GENERAL PROVISIONS
Section 10.1    Sellers’ Representative.
(c)    By virtue of their execution of this Agreement, each Seller designates and appoints HIP (the “Sellers’ Representative”) as its agent and attorney-in-fact with full power and authority to act for and on behalf of each of them to give and receive notices and communications, to accept service of process on behalf of each of them pursuant to Section 9.4(f) and Section 10.12, to agree to, negotiate, enter into settlements and compromises of, and comply with Judgments of courts or other Governmental Authorities and awards of arbitrators, with respect to, any claims by any Purchaser Indemnified Party against the Sellers or by the Sellers against any Purchaser Indemnified Party, or any other dispute between any Purchaser Indemnified Party and the Sellers, in each case relating to this Agreement or the transactions contemplated by this Agreement and to take all actions that are either (i) necessary or appropriate in the judgment of the Sellers’ Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Notices or communications to or from the Sellers’ Representative constitute notice to or from the Sellers for all purposes under this Agreement.
(d)    A decision, act, consent or instruction of the Sellers’ Representative constitutes a decision of the Sellers and is final, binding and conclusive upon the Sellers, and the Purchaser and any Indemnified Party may rely upon any such decision, act, consent or instruction of the Sellers’ Representative as being the decision, act, consent or instruction of the Sellers. The Purchaser is hereby relieved from any Liability to any Person for any acts done or omissions by the Purchaser in accordance with such decision, act, consent or instruction of the Sellers’ Representative. Without limiting the generality of the foregoing, the Purchaser is entitled to rely, without inquiry, upon any document delivered by the Sellers’ Representative.
(e)    The Sellers’ Representative will have no Liability to any Person for any act done or omitted under this Agreement as the Sellers’ Representative while acting in good faith and not in a manner constituting gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.
(f)    This appointment and grant of power and authority by the Sellers to the Sellers’ Representative pursuant to this Section 10.1 is coupled with an interest, is in consideration of the mutual covenants made in this Agreement, is irrevocable and may not be terminated by the act of the Sellers or by operation of Law, or by the occurrence of any other event.
Section 10.2    Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day) or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):
If to the Sellers:
Hayfield Investment Partners, LLC
1901 West 47th Place, Suite 310
Westwood, Kansas 66205
Attn: James C. Carnes
Facsimile: (816) 714-3945
Email: jcarnes@wbpltd.com

with a copy (which will not constitute notice) to:
Husch Blackwell LLP
4801 Main Street
Suite 1000

Kansas City, Missouri 64112
Attn: Kirstin P. Salzman
Facsimile: (816) 983-8080
Email: kirstin.salzman@huschblackwell.com

If to the Sellers’ Representative:
Hayfield Investment Partners, LLC
1901 West 47th Place, Suite 310
Westwood, Kansas 66205
Attn: James C. Carnes
Facsimile: (816) 714-3945
Email: jcarnes@wbpltd.com

with a copy (which will not constitute notice) to:
Husch Blackwell LLP
4801 Main Street
Suite 1000
Kansas City, Missouri 64112
Attn: Kirstin P. Salzman
Facsimile: (816) 983-8080
Email: kirstin.salzman@huschblackwell.com

If to the Purchaser:
EZCORP Online, Inc.
1901 Capital Parkway
Austin, Texas 78746
Attn: Mark Kuchenrither
Facsimile: (512) 314-3404
Email: Mark.Kuchenrither@changecapitalinvestments.com
with a copy (which will not constitute notice) to:
Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Attn: Roger Bivans
Facsimile: (214) 965-5955
Email: roger.bivans@bakermckenzie.com
Section 10.3    Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement. Any amendment of this Agreement signed by the Sellers’ Representative is binding upon and effective against the Sellers regardless of whether or not the Sellers have in fact signed such amendment.
Section 10.4    Waiver and Remedies. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party to this Agreement contained in this Agreement or in any certificate, instrument or document delivered pursuant to this Agreement or (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. Any such extension or waiver signed by the Sellers’ Representative is binding upon and effective against the Sellers regardless of whether or not the Sellers have in fact signed the extension or waiver. No extension or waiver will apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy.
Section 10.5    Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to in this Agreement that are to be delivered at the Closing) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement. Notwithstanding the foregoing, the Confidentiality Agreement will remain in effect in accordance with its terms as modified pursuant to Section 8.4.
Section 10.6    Assignment and Successors. This Agreement binds and benefits the parties and their respective heirs, successors and assigns, except that neither Purchaser nor Seller may assign any rights under this Agreement without the prior written consent of the other party, such consent not to be unreasonably conditioned, withheld or delayed, except that the Purchaser may at any time assign its rights and obligations hereunder (other than its obligation to issue Purchaser Common Stock) to any Affiliate or Affiliates of the Purchaser so long as the Purchaser remains fully responsible for the performance of the assigned obligation. No party may delegate any performance of its obligations under this Agreement. Except to the extent expressly provided in this Agreement, no provision of this Agreement is intended or will be construed to confer upon any Person, other than the parties to this Agreement and their respective heirs, successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement.
Section 10.7    Severability. If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement are not affected or impaired in any way and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision.
Section 10.8    Exhibits and Schedules. The Exhibits and Schedules to this Agreement are incorporated herein by reference and made a part of this Agreement. The Seller Disclosure Schedule and the Purchaser Disclosure Schedule are arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs of Article 3 and Article 4, as applicable. The disclosure in any section or paragraph of the Seller Disclosure Schedule or the Purchaser Disclosure Schedule qualifies other sections and paragraphs in this Agreement to the extent it is reasonably apparent that a given disclosure is applicable to such other sections and paragraphs. The listing or inclusion of a copy of a document or other item is not adequate to disclose an exception to any representation or warranty in this Agreement unless the representation or warranty relates to the existence of the document or item itself.

Section 10.9    Interpretation. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.
Section 10.10    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of principles of conflicts of laws that would apply any other law.
Section 10.11    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to injunctive relief to prevent breaches of this Agreement and otherwise to enforce specifically the provisions of this Agreement. Each party expressly waives any requirement that any other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.
Section 10.12    Consent to Jurisdiction; Waiver of Jury Trial. Subject to the provisions of Sections 9.3(d) and 10.13, any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement must be brought in the Chancery Court of the State of Delaware located in the City of Wilmington (the “Delaware Court”), and each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of the Delaware Court with respect to any such action or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Delaware Court and hereby further waives and agrees not to plead or claim in the Delaware Court that any such action or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth herein, and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.
Section 10.13    Dispute Resolution.
(a)    Each party hereto shall, as a condition precedent to the bringing of any litigation action, suit or proceeding to settle any disputes between the parties hereto, or resolve any claim or controversy arising out of, or related to this Agreement or any of the Ancillary Agreements or the making, performance, or interpretation thereof, or to enforce any rights hereunder or under any Ancillary Agreement, or to assert a claim for damages in connection herewith or in connection with any Ancillary Agreement, deliver to each other party hereto a written notice (a “Pre-Action Notice”) specifically describing any such claim in detail; provided, however, any party seeking indemnification shall be subject to the provisions and procedures of Article 9 in lieu of this Section 10.13(a). Upon receipt of a Pre-Action Notice, the Purchaser and Sellers’ Representative will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims and the Losses, if any, at issue. If no such agreement can be reached after good faith negotiation and after 30 days from the date of delivery of a Pre-Action Notice, either the Purchaser or the Sellers’ Representative may demand arbitration of the matter.
(b)    Any such arbitration will be held in Wilmington, Delaware, under the Commercial Arbitration Rules then in effect of the American Arbitration Association and be conducted in English. The parties will use their best efforts to complete the arbitration as expeditiously as possible. The arbitration will be conducted by three neutral arbitrators mutually selected by the Purchaser and the Sellers’ Representative. However, if within 30 days after submission of any dispute to arbitration the Purchaser and the Sellers’ Representative cannot mutually agree on all three neutral arbitrators, then, within 15 days after the end of such 30-day period, the American Arbitration Association will select the three neutral arbitrators in accordance with its rules. Each of the three arbitrators must be experienced in merger and acquisitions under Delaware law and have been licensed to practice law at least ten years in the State of Delaware. All reasonable fees and expenses relating to the arbitration, including, the respective expenses of each party (including, reasonable attorneys’ fees and costs of investigation), the fees of each arbitrator and the administrative fee of the American Arbitration Association will be borne as determined by the arbitrator(s). The arbitrators, as the case may be, will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of a majority of the three arbitrators, as applicable, to discover relevant information from the opposing parties solely to the extent related to the subject matter of the dispute. A majority of the three arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions to the same extent as a competent court of law or equity, should a majority of the three arbitrators determine that discovery was sought without reasonable justification or that discovery was refused or objected to without reasonable justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in the Claim Notice, with respect to claims of indemnification, or any claim in a Pre-Action Notice will be final, binding, and conclusive upon the parties to this Agreement and will not be appealable. Such decision must be written and supported by written findings of fact and conclusions of law which set forth the award, judgment, decree or order awarded by the arbitrator(s). Within 30 days of a decision of the arbitrator(s) requiring payment by one party to another, such party will make the payment to such other party in accordance with the provisions of this Agreement.
(c)    Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.
(d)    Notwithstanding any other provision of this Agreement, any party to this Agreement may seek from any court otherwise permitted under Section 10.12 any interim or provisional relief that is necessary to protect the rights or property of that party. By doing so, that party does not waive any right or remedy under this Agreement. The interim or provisional relief is to remain in effect until the arbitration award is rendered or the controversy is resolved.
Section 10.14    Waiver of Jury Trial. Each of the parties knowingly, voluntarily and irrevocably waives, to the fullest extent permitted by law, all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the transactions contemplated by this agreement or the actions of any party to this agreement in negotiation, administration, performance or enforcement of this agreement.
Section 10.15    Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature, including in portable document format or .tif format, is as effective as signing and delivering the counterpart in person.
[Signature page follows.]

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.
PURCHASER:
EZCORP ONLINE, INC.
By: /s/ Thomas H. Welch, Jr.
Name: Thomas H. Welch, Jr.
Title: Senior Vice President
EZCORP, INC.
By: /s/ Mark Kuchenrither
Name: Mark Kuchenrither
Title: Executive Vice President
SELLERS:
HAYFIELD INVESTMENT PARTNERS, LLC
By: WILLOWBROOK PARTNERS, LLC, its manager
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – DE, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – TX, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President

[Signature page to Asset Purchase Agreement]

GO CASH – MO, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – OH, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – AL, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – CA, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – FL, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – ID, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – IL, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President

[Signature page to Asset Purchase Agreement]

GO CASH – KS, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – MI, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – MS, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – NV, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – OK, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – SD, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – UT, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President

[Signature page to Asset Purchase Agreement]

GO CASH – WA, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH – WI, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
GO CASH UK, LLC
By: /s/ James R. Carnes    /s/ Edward N. Foster
Name: James R. Carnes    Edward N. Foster
Title: Director    Director
GO CASH LIMITED
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
CORNERSTONE MARKETING, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
CORNERSTONE PROCESSING, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
INTEGRITY ADVANCE LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President

[Signature page to Asset Purchase Agreement]

HIP FINANCIAL, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
ZIPCASH-DE, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President
BLUE OCEAN CAPITAL, LLC
By: /s/ James R. Carnes
Name: James R. Carnes
Title: President

ACCEPTANCE AND AGREEMENT OF SELLERS’ REPRESENTATIVE
The undersigned, being the Sellers’ Representative appointed in Section 10.1 of the foregoing Agreement, agrees to serve as the Sellers’ Representative and to be bound by the terms of the Agreement pertaining to that role.
HAYFIELD INVESTMENT PARTNERS, LLC
By: WILLOWBROOK PARTNERS, LLC, its manager

By: /s/ James R. Carnes
Name: James R. Carnes
Title: President

[Signature page to Asset Purchase Agreement]

EXECUTION VERSION
Exhibit A
Calculation of Net Income
1.    Definitions.
For purposes of this Exhibit A to the Asset Purchase Agreement among EZCORP Online, Inc., EZCORP, Inc., Hayfield Investment Partners, LLC and the subsidiaries of Hayfield Investment Partners, LLC set forth on the signature pages thereto (the “Agreement”), the terms listed below shall have the following meanings:
“Administrative Expenses” means the estimated cost of actual administrative services provided to the Post-Closing Business Unit by EZCORP as mutually agreed upon by the President of the Post-Closing Business Unit and the Chief Financial Officer of EZCORP as part of the annual Budget process; provided, however, if the President of the Post-Closing Business Unit and the Chief Financial Officer are unable to agree upon the costs of such services, the Chief Financial Officer of EZCORP shall make a reasonable, good faith estimate of such costs, which estimate shall be binding on the parties.
“Capital Charges” means an amount equal to 8.00% per annum on the average daily outstanding balance of any intercompany line of credit, which amounts were advanced by EZCORP to the Post-Closing Business Unit at the request of the President of the Post-Closing Business Unit, regardless of EZCORP’s actual cost of capital.
“Intercompany Revenues” means the actual cost of services provided by personnel of the Post-Closing Business Unit to support EZCORP or the other business units or subsidiaries of EZCORP, as mutually agreed upon by the President of the Post-Closing Business Unit and the Chief Financial Officer of EZCORP prior to the incurrence thereof.
“Net Income” means (a) Net Income Before Income Taxes multiplied by 67%, plus (b) an amount equal to the net income (as determined in accordance with GAAP) for such period of EZCORP’s business unit providing on-line lending services in the United Kingdom currently operating as Ariste Holdings Limited (doing business as Cash Genie) or any successor thereto, that exceeds the projected net income of such business unit (as set forth in the Business Update Management Review for the month ended August 31, 2012 and attached hereto as Exhibit A-1) by twenty percent (20%),
“Net Income Before Income Taxes” means (a) operating income of the Post-Closing Business Unit for the applicable twelve-month period beginning on December 1 and ending on November 30, less (b) Capital Charges for such period, less (c) depreciation and amortization of fixed assets used solely in the Post-Closing Business Unit (as adjusted pursuant to Section 2(e) below) for such period, less (d) Administrative Expenses incurred during such period, plus (e) Intercompany Revenues; provided, however, under no circumstances shall EZCORP’s prepaid debit card business known as the “Change Card” negatively impact the calculation of Net Income Before Income Taxes to the extent that the direct operating expenses of such business exceed the revenues of such business in any measurement period.
Capitalized terms used by not defined herein shall have the meaning set forth in the Agreement.
2.    Net Income Calculation Method
Net Income shall be calculated as if the Post-Closing Business Unit was being operated as a separate and independent corporation and determined in accordance with GAAP as in effect as of the Closing Date and as consistently applied by EZCORP prior to the Closing Date (with such adjustments in each case as may be agreed by EZCORP and the Sellers’ Representative after the Closing); provided, however, that notwithstanding any provision of GAAP to the contrary in determining Net Income:

1

(a)
In no event will the Post-Closing Business Unit be charged for or allocated any corporate overhead costs or any costs of integrating the Post-Closing Business Unit’s business with that of EZCORP, including any cost or expenses associated with ensuring that the operations and systems of the Post-Closing Business Unit comply with the Sarbanes-Oxley Act, other than costs or expenses incurred to acquire such additional assets as may be determined by the President of the Post-Closing Business Unit to be necessary or advisable to operate the Post-Closing Business Unit as a division of EZCORP; provided, however, that the Post-Closing Business Unit will nonetheless be assessed Administrative Expenses as provided in Section 1 above notwithstanding that such Administrative Expenses may be considered to also be corporate overhead costs.

(b)
For the purposes of determining the average daily outstanding balance of any intercompany line of credit, the Post-Closing Business Unit shall have the right to repay or prepay any intercompany line of credit at any time without penalty, charge or other cost and any cash withdrawn from the Post-Closing Business Unit pursuant to a cash management policy or program of EZCORP or any intercompany borrowing program of EZCORP and not available to the Post-Closing Business Unit without restrictions the following business day shall be deemed to be a repayment or prepayment without penalty of any intercompany line of credit.

(c)
For the purposes of calculating Net Income Before Income Taxes, the following taxes shall be included in the calculation of operating income of the Post-Closing Business Unit: (a) any charge, fee, duty (including customs duty), levy or assessment, including any ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise (other than franchise taxes based on income), excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, windfall profits, occupational, premium, interest equalization, windfall profits, severance, license, registration, payroll, environmental (including taxes under Section 59A of the Code), capital stock, capital duty, disability, estimated, gains, wealth, welfare, employee’s income withholding, other withholding, unemployment and social security or other tax of whatever kind (including any fee, assessment and other charges in the nature of or in lieu of any tax) that is imposed by any Governmental Authority on the Post-Closing Business Unit, (b) any interest, fines, penalties or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any related contest or dispute and (c) any items described in this paragraph that are attributable to another Person but that the owner of the Post-Closing Business Unit is liable to pay by Law, by Contract or otherwise, whether or not disputed; provided, however, that Net Income Before Income Taxes shall not include any amounts for any federal, state, local and foreign taxes on the income of the Post-Closing Business Unit.

(d)
The actual cost of services provided by personnel of the Post-Closing Business Unit to support EZCORP or other business units or subsidiaries of EZCORP shall be calculated on the basis of the actual time spent by such personnel charged at hourly billing rates, and expenses incurred by such personnel, each as agreed upon by the President of the Post-Closing Business Unit and the Chief Financial Officer prior to the incurrence thereof.

(e)
For purposes of calculating depreciation and amortization, the loan management software will amortized at an amount not to exceed a monthly amount equal to (1) $200,000 divided by (2) the number of business units or subsidiaries of EZCORP utilizing the loan management software and no amortization or other non-cash charges associated with intangible assets created as a result of purchase accounting pursuant to Accounting Standards Codification 805-10 will be included in the calculation of depreciation and amortization.

2

(f)
For purposes of calculating Net Income, (1) no Losses or other expenses incurred by the Post-Closing Business Unit after the Closing as a result of the operation of the online cash lending or online credit services organization businesses or the pre-paid debit card business of EZCORP and its subsidiaries prior to the Closing shall be assessed against the Post-Closing Business Unit, (2) Losses or other expenses incurred in connection with the operation of the Post-Closing Business Unit after the Closing, including any indemnification payment made to the Sellers on account of the operation of the Post-Closing Business Unit on or after the Closing, shall be deducted from Net Income Before Income Taxes, (3) no Losses for which and to the extent that any Seller has made an indemnification payment to the Purchaser either through a cash payment or through a set-off to a Supplemental Payment pursuant to Section 9.3(e) of the Agreement shall negatively affect the calculation of Net Income Before Income Taxes, and the amount of such indemnification payment shall be credited to Net Income Before Income Taxes in the measurement period in which such indemnification payment is made if such Losses were deducted from Net Income Before Income Taxes in a prior measurement period, and (4) no Losses or other expenses incurred by the Purchaser as a result of any indemnification payment made to any Seller as a result of any breach of a representation or warranty contained in Article 4 of the Agreement or a breach of any covenant contained in the Agreement shall be deducted from Net Income Before Income Taxes. For purposes of calculating Net Income Before Income Taxes, all calculations of Losses and indemnification payments for purposes of clause (3) shall be determined on an pre-tax basis.

(g)
For purposes of calculating Net Income Before Income Taxes, no portion of the Purchase Price or any Supplemental Payment made pursuant to the Agreement shall be assessed against the Post-Closing Business Unit and no costs or expenses incurred by Purchaser or any Affiliate in connection with the transactions contemplated by the Agreement shall be assessed against the Post-Closing Business Unit.

(h)
Net Income shall not include any gains, losses or profits realized from the sale by the Post-Closing Business Unit of any assets outside of the ordinary course of business, provided, however, that, in any calculation of Net Income, proceeds from sales of loans of more than 60 days past due shall be included as recoveries or reductions of loan loss reserves thereby increasing operating income by such amount for purposes of calculating Net Income. With respect to sales of loans of 60 days or less past due, such loans shall not be sold unless and until EZCORP and the Seller’s Representative agree on how to treat such sales for purposes of calculating Net Income.

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EXHIBIT B

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is dated as of _________ __, 2012 and is delivered by Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), and each of the subsidiaries of HIP set forth on the signature pages to this Bill of Sale (collectively, with HIP, the “Sellers”), to EZCORP Online, Inc., a Delaware corporation (“EZCORP Online”), and EZCORP, Inc., a Delaware corporation (collectively, with EZCORP Online, the “Purchaser”).

RECITAL

WHEREAS, in accordance with, and subject to the terms of, that certain Asset Purchase Agreement, dated _________ __, 2012 (the “Agreement”), by and among Purchaser and Sellers, Sellers desire to sell, transfer, assign and convey to Purchaser, and Purchaser desires to purchase and acquire from Sellers, the Purchased Assets. For purposes of this Bill of Sale, “Purchased Assets” shall mean the “Purchased Assets” as defined in the Agreement, other than the Seller Prepaid Debit Card Assets.

NOW THEREFORE, in consideration of the matters described below, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Conveyance of Purchased Assets. Effective as of the Closing, in accordance with the terms of the Agreement, Sellers hereby sell, convey, transfer, assign, grant and deliver to, and Purchaser hereby purchases, acquires and accepts from Sellers, free and clear of all Encumbrances, all of Sellers’ right, title and interest in and to all of the Purchased Assets, but excluding the Excluded Assets, as set forth in the Agreement.

2.    Further Actions. Each Seller covenants and agrees, at the reasonable request of Purchaser, to execute and deliver further documents or instruments of transfer and assignment and take such other action as may be reasonably necessary or desirable to more effectively transfer and assign each of the Purchased Assets.

3.    Power of Attorney. Without limiting Section 2 hereof, each Seller hereby constitutes and appoints Purchaser the true and lawful agent and attorney-in-fact of such Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of such Seller but on behalf and for the benefit of Purchaser and its successors and permitted assigns under the Agreement, from time to time:

(a)    to demand and receive any and all of the Purchased Assets and to give releases for and with respect to the same, or any part thereof;

(b)    to institute and prosecute, in the name of such Seller or otherwise, any and all proceedings at law, in equity or otherwise, that Purchaser or its successors and permitted assigns under the Agreement may deem proper in order to collect or reduce to possession any of the Purchased Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c)    to do all things legally permissible, required or reasonably deemed by Purchaser to be required to recover the Purchased Assets and to use such Seller’s name in such manner as Purchaser may reasonably deem necessary for the recovery of the same.

Each Seller declares that the foregoing powers are coupled with an interest and are and will be irrevocable by the Seller or by its dissolution or in any manner or for any reason whatsoever. Nothing in the Section 3 will be deemed a waiver of any remedies otherwise available.

4.    Terms of the Agreement. The terms of the Agreement, including but not limited to the representations, warranties, covenants, agreements and indemnities relating to the Purchased Assets, as well as the dispute resolution provisions, are incorporated herein by reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities, as well as the dispute resolution provisions, contained in the Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern.

5.    Defined Terms. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

6.    Governing Law. This Bill of Sale and all disputes or controversies arising out of or relating to this Bill of Sale or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of principles of conflicts of laws that would apply any other law.

7.    Consent to Jurisdiction. Subject to the provisions of Sections 6.3(d) and 7.13 of the Agreement, any action or proceeding arising out of or relating to this Bill of Sale or the transactions contemplated by this Bill of Sale must be brought in the Chancery Court of the State of Delaware located in the City of Wilmington (the “Delaware Court”), and each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of the Delaware Court with respect to any such action or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Delaware Court and hereby further waives and agrees not to plead or claim in the Delaware Court that any such action or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth herein, and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

8.    Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS BILL OF SALE OR THE TRANSACTIONS CONTEMPLATED BY THIS BILL OF SALE OR THE ACTIONS OF ANY PARTY TO THIS BILL OF SALE IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS BILL OF SALE.

9.    Counterparts. The parties may execute this Bill of Sale in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Bill of Sale is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature, including in portable document format or .tif format, is as effective as signing and delivering the counterpart in person.

[Signature page follows.]

2

IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by the undersigned as of the date first above written.

SELLER:

HAYFIELD INVESTMENT PARTNERS, LLC

By:
Name:
Title:

GO CASH, LLC

By:
Name:
Title:

GO CASH – DE, LLC

By:
Name:
Title:

GO CASH – TX, LLC

By:
Name:
Title:

GO CASH – MO, LLC

By:
Name:
Title:

GO CASH – OH, LLC

By:
Name:
Title:

3

GO CASH – AL, LLC

By:
Name:
Title:

GO CASH – CA, LLC

By:
Name:
Title:

GO CASH – FL, LLC

By:
Name:
Title:

GO CASH – ID, LLC

By:
Name:
Title:

GO CASH – IL, LLC

By:
Name:
Title:

GO CASH – KS, LLC

By:
Name:
Title:

GO CASH – MI, LLC

By:
Name:
Title:

4

GO CASH – MS, LLC

By:
Name:
Title:

GO CASH – NV, LLC

By:
Name:
Title:

GO CASH – OK, LLC

By:
Name:
Title:

GO CASH – SD, LLC

By:
Name:
Title:

GO CASH – UT, LLC

By:
Name:
Title:

GO CASH – WA, LLC

By:
Name:
Title:

GO CASH – WI, LLC

By:
Name:
Title:

5

GO CASH UK, LLC

By:
Name:
Title:

GO CASH LIMITED

By:
Name:
Title:

INTEGRITY ADVANCE LLC

By:
Name:
Title:

HIP FINANCIAL, LLC

By:
Name:
Title:
ZIPCASH-DE, LLC

By:
Name:
Title:
BLUE OCEAN CAPITAL, LLC

By:
Name:
Title:

6

EXHIBIT C

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment Agreement”) is dated as of ___________, 2012, by and among Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), each of the subsidiaries of HIP set forth on the signature pages to this Assignment Agreement (collectively, with HIP, the “Sellers”), EZCORP Online, Inc., a Delaware corporation (“EZCORP Online”), and EZCORP, Inc., a Delaware corporation (collectively, with EZCORP Online, the “Purchaser”). Capitalized terms used in this Assignment Agreement without definition shall have the respective meanings given to them in the Asset Purchase Agreement, dated as of ___________, 2012, by and among the Sellers and the Purchaser (the “Agreement”). For purposes of this Assignment Agreement, “Assumed Liabilities” shall mean the “Assumed Liabilities” as defined in the Agreement, other than the liabilities arising out of or relating to the Seller Prepaid Debit Card Business.

Pursuant to the Agreement, the Sellers have agreed to assign and the Purchaser has agreed to assume the Assumed Liabilities. The Purchaser and the Sellers now seek to consummate the assignment and assumption of such Assumed Liabilities.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Assignment Agreement and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1    Assignment and Assumption of Assumed Liabilities. The Sellers hereby assign, sell, transfer and set over (collectively, the “Assignment”) to the Purchaser the Assumed Liabilities. The Purchaser hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants of, and to pay and discharge when due, all of the Assumed Liabilities. Notwithstanding the foregoing, the Purchaser does not assume, or agree to pay, perform or discharge, any Liabilities of any Seller (including, without limitation, the Excluded Liabilities) other than the Assumed Liabilities, and the parties hereto agree that all such Liabilities, other than the Assumed Liabilities, will remain the sole responsibility of the Sellers.

Section 2    Terms of the Agreement. The terms of the Agreement, including but not limited to the representations, warranties, covenants, agreements and indemnities relating to the Assumed Liabilities, as well as the dispute resolution provisions, are incorporated herein by reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities, as well as the dispute resolution provisions, contained in the Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Agreement and the terms hereof, the terms of the Agreement shall govern.

Section 3    Governing Law. This Assignment Agreement and all disputes or controversies arising out of or relating to this Assignment Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of principles of conflicts of laws that would apply any other law.

Section 4    Consent to Jurisdiction. Subject to the provisions of Sections 6.3(d) and 7.13 of the Agreement, any action or proceeding arising out of or relating to this Assignment Agreement or the transactions contemplated by this Assignment Agreement must be brought in the Chancery Court of the State of Delaware located in the City of Wilmington (the “Delaware Court”), and each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of the Delaware Court with respect to any such action or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Delaware Court and hereby further waives and agrees not to plead or claim in the Delaware Court that any such action or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth herein, and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

Section 5    Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS ASSIGNMENT AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS ASSIGNMENT AGREEMENT.

Section 6    Counterparts. The parties may execute this Assignment Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Assignment Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature, including in portable document format or .tif format, is as effective as signing and delivering the counterpart in person.

[Signature page follows.]

IN WITNESS WHEREOF, this Assignment Agreement has been duly executed and delivered by the undersigned as of the date first above written.

PURCHASER:
EZCORP ONLINE, INC.
By:
Name:
Title:
EZCORP, INC.
By:
Name:
Title:
SELLERS:
HAYFIELD INVESTMENT PARTNERS, LLC
By:
Name:
Title:
GO CASH, LLC
By:
Name:
Title:
GO CASH – DE, LLC
By:
Name:
Title:
GO CASH – TX, LLC
By:
Name:
Title:

GO CASH – MO, LLC
By:
Name:
Title:
GO CASH – OH, LLC
By:
Name:
Title:
GO CASH – AL, LLC
By:
Name:
Title:
GO CASH – CA, LLC
By:
Name:
Title:
GO CASH – FL, LLC
By:
Name:
Title:
GO CASH – ID, LLC
By:
Name:
Title:
GO CASH – IL, LLC
By:
Name:
Title:

GO CASH – KS, LLC
By:
Name:
Title:
GO CASH – MI, LLC
By:
Name:
Title:
GO CASH – MS, LLC
By:
Name:
Title:
GO CASH – NV, LLC
By:
Name:
Title:
GO CASH – OK, LLC
By:
Name:
Title:
GO CASH – SD, LLC
By:
Name:
Title:
GO CASH – UT, LLC
By:
Name:
Title:

GO CASH – WA, LLC
By:
Name:
Title:
GO CASH – WI, LLC
By:
Name:
Title:
GO CASH UK, LLC
By:
Name:
Title:
GO CASH LIMITED
By:
Name:
Title:
INTEGRITY ADVANCE LLC
By:
Name:
Title:
HIP FINANCIAL, LLC

By:
Name:
Title:
ZIPCASH-DE, LLC

By:
Name:
Title:

BLUE OCEAN CAPITAL, LLC

By:
Name:
Title:

EXHIBIT D

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE

This Assignment and Assumption of Lease (this “Agreement”) is made and entered into this ____ day of ________, 2012 (the “Effective Date”), by and between HIP FINANCIAL, LLC, a Delaware limited liability company (“HIP”), and EZCORP ONLINE, INC., a Delaware corporation (“EZCORP Online”).

W I T N E S S E T H:

WHEREAS, Willowbrook Partners, LLC, a Delaware limited liability company (“Willowbrook”), as tenant, and _____________________ (“Landlord”), as landlord, entered into that certain _________________ (the “Lease”), whereby Willowbrook leased from Landlord certain premises commonly known as _______________, as more particularly described the Lease; and

WHEREAS, Willowbrook assigned to HIP its interest as tenant in the Lease, and HIP assumed Willowbrook’s obligations under the Lease, pursuant to that certain Assignment and Assumption of Lease dated ______________, 2012;

WHEREAS, HIP and EZCORP Online are parties to an Asset Purchase Agreement, dated as of _________ __, 2012 (the “Purchase Agreement”), by and among HIP, certain of its affiliates (together with HIP, the “Sellers”), EZCORP Online and EZCORP, Inc., a Delaware corporation (together with EZCORP Online, the “Purchaser”), pursuant to which, subject to the terms and conditions set forth therein, the Purchaser will purchase certain assets and assume certain liabilities of the Sellers, including all of HIP’s right, title and interest in, under and to the Lease; and

WHEREAS, simultaneous with the closing of the transactions contemplated by the Purchase Agreement, HIP desires to assign its right, title and interest as tenant in the Lease to EZCORP Online, and EZCORP Online desires to accept the assignment thereof;

NOW, THEREFORE, intending to be legally bound and in consideration of the assumptions by EZCORP Online and the mutual provisions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HIP and EZCORP Online agree as follows:

1.Recitals. The parties acknowledge that all statements set forth above are true and correct and hereby incorporate same.
2.    Definitions: Unless otherwise defined in this Agreement, the terms used in this Agreement with an initial capital letter or letters shall have the same meanings in this Agreement as the meanings ascribed thereto in the Lease.
3.    Assignment and Assumption of Lease:
(a)    As of the Effective Date, HIP hereby assigns, transfers and conveys to EZCORP Online all of HIP’s right, title and interest as Tenant in, to and under the Lease, including, without limitation, all rents paid and security deposits made by Willowbrook or HIP pursuant to the Lease.

(b)    EZCORP Online hereby assumes, and hereby covenants and agrees to fully and faithfully perform, observe and comply with, all of the covenants, agreements, conditions and other terms and provisions stated in the Lease which, under the terms of the Lease, are to be performed, observed, and complied with by the Tenant from and after the Effective Date (the “Assumption Obligations”). EZCORP Online acknowledges that EZCORP Online shall become solely responsible and liable as Tenant under the Lease for Assumption Obligations of the Tenant arising or accruing from and after the Effective Date.
4.    EZCORP Online’s Indemnification of HIP. EZCORP Online shall and does hereby indemnify HIP against, and agrees to hold HIP harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, incurred in connection with the Lease, based upon or arising out of any breach or alleged breach of the Lease by EZCORP Online occurring or alleged to have occurred after the Effective Date.
5.    HIP’s Indemnification of EZCORP Online. HIP shall and does hereby indemnify EZCORP Online against, and agrees to hold EZCORP Online harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, incurred in connection with the Lease, based upon or arising out of any breach or alleged breach of the Lease by HIP occurring or alleged to have occurred on or prior to the Effective Date.
6.    Purchase Agreement; Modification. This Agreement does not modify or affect, and is subject to, the provisions of the Purchase Agreement. Neither this Agreement nor any provision hereof may be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.
7.    Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.
8.    Binding Effect. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their successors and assigns.
9.    Interpretation. Whenever the context hereof will so require, the singular will include the plural, the male gender will include the female gender and the neuter, and vice versa, and the use of the terms “include,” “includes” and “including” will refer without limitation to the items which follow.
10.    Severability. In case any one or more of the provisions hereof will for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision hereof, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
11.    Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction.

12.    Counterparts. This Agreement may be executed in two or more identical counterparts, and it shall not be necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart shall be deemed an original, but all of such counterparts taken together shall constitute one and the same instrument.

13.    Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

EXECUTED and effective as of the date first above written.

HIP:

HIP Financial, LLC,
a Delaware limited liability company

By:
Name: _______________________
Title: __________________________

EZCORP ONLINE:

EZCORP Online, Inc.,
a Delaware corporation

By:
Name:
Title:

CONSENT TO ASSIGNMENT

The undersigned (“Lessor”) hereby consents to the assignment by HIP Financial, LLC, a Delaware limited liability company (“Assignor”) to EZCORP Online, Inc., a Delaware corporation (“Assignee”) of Assignor’s rights, title and interest under the lease between Assignor and the undersigned described as follows:

That certain ____________ dated _____________, by and between ______________ (“Landlord”), as landlord, and Willowbrook Partners, LLC, a Delaware limited liability company (“Willowbrook”), as tenant (the “Lease”), for the lease of certain premises commonly known as ________________, as more particularly described in Exhibit A hereto, which Lease was assigned by Willowbrook to HIP Financial, LLC, pursuant to that certain Assignment and Assumption of Lease dated _______________, 2012.

Lessor hereby certifies to Assignor and Assignee that:

1.	Lessor is the landlord under the Lease with Assignor;

2.
The Lease is in full force and effect and has not been modified, amended or supplemented in any respect, except as has been set forth above, and Lessor’s interest under the Lease has not been assigned or otherwise transferred;

3.	Rent under the Lease is currently payable on the ___ day of each month, in the amount of $________ per month. [Rent under the Lease will increase in accordance with Section ___ of the Lease];

4.	Assignor has paid all rent and other sums presently due and payable to Lessor under the Lease through the date hereof; and

5.
Neither Lessor nor Assignor is in default under any of the provisions of the Lease, and Lessor knows of no event which would, with the passage of time or giving of notice, constitute a default under the Lease.

In consideration of the assumption of liability by Assignee, the undersigned hereby releases Assignor from all the obligations of Assignor under the Lease. The provisions made herein shall inure to the benefit of Assignee, Assignor and their respective successors and assigns. The undersigned does not hereby consent to any further assignment of any interest under the Lease.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed as of the date set forth below:

Date:    __________________________, 2012.

[Landlord]

By:

Name: ___________________________________

Title: ____________________________________

Exhibit E-1

TRADEMARK ASSIGNMENT
This Trademark Assignment (this “Trademark Assignment”) is dated as of ___________, 2012, by and among Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), each of the subsidiaries of HIP set forth on the signature pages to this Trademark Assignment (collectively, with HIP, the “Sellers”), EZCORP Online, Inc., a Delaware corporation (“EZCORP Online”), and EZCORP, Inc., a Delaware corporation (collectively, with EZCORP Online, the “Purchaser”). This Trademark Assignment is being delivered pursuant to the Closing under that certain Asset Purchase Agreement, dated as of ___________, 2012, by and among the Sellers, the other subsidiaries of HIP party thereto, and the Purchaser (the “Agreement”). Capitalized terms used in this Trademark Assignment without definition have the respective meanings given to them in the Agreement

The Sellers have delivered this Trademark Assignment signed by the Sellers to enable the Purchaser to file it with any appropriate Governmental Authority to indicate ownership of Intellectual Property described below and for the other purposes set forth in this Trademark Assignment. This Trademark Assignment supplements and is in addition to all other rights of the Purchaser under the Agreement and other instruments of transfer delivered in connection with the Agreement. In the event of any conflict or inconsistency between the terms of this Trademark Assignment and the terms of the Agreement, the terms of the Agreement shall govern.

NOW, THEREFORE, for good and valuable consideration, receipt of which the Sellers acknowledge, and by signing and delivering this Trademark Assignment, the Sellers sell, assign, transfer, convey, and deliver to the Purchaser all of the Sellers’ right, title, and interest in and to:

(a)    the registered and unregistered trademarks, service marks and trade names and applications for registration of trademarks and service marks specifically listed in Annex A to this Trademark Assignment (collectively, the “Marks”); and

(b)    the following properties and rights with respect to all Marks so listed in Annex A:

(i)    all goodwill associated with the business related to the Marks together with all rights to use, license and otherwise exploit the Marks;

(ii)    any and all registered Marks and applications for registration of the United States that have been or may be granted or filed, respectively, with respect to such Marks;

(iii)    all foreign Marks that may claim priority based on and correspond to the Marks listed in Annex A;

(iv)    all income, royalties, damages, and payments hereafter due or payable to the Seller with respect to the Marks, including without limitation unpaid damages and payments for past, present, and future infringements of any Mark;

(v)    all rights in and under the Marks to the fullest extent allowed by law as fully as the Seller would have held the same in the absence of this assignment; and

(vi)    all rights to sue and recover damages and payments for past, present, and future infringements or dilution of any of the Marks, including the right to fully and entirely replace the Seller in all related matters.

This assignment is made in connection with the sale of the entire business to which the Marks relate. As of the date set forth below, the Purchaser has succeeded to all right, title, and standing of the Seller to: (a) receive all rights and benefits pertaining to the Marks and related rights described above and (b) commence, prosecute, defend and settle all claims and take all actions that the Purchaser, in its sole discretion, may elect in relation to the Marks described above. This Trademark Assignment (a) is irrevocable and effective upon each Seller’s signature to and delivery of a manually signed copy of this Trademark Assignment or facsimile or email transmission of the signature to this Trademark Assignment in connection with the Closing, if and only if the Closing is completed, (b) benefits and binds the parties to the Agreement and their respective successors and assigns, (c) incorporates by reference the terms of the Agreement, including but not limited to the representations, warranties, covenants, agreements, indemnities, and dispute resolution provisions set forth therein, (d) does not modify or affect, and is subject to, the provisions of the Agreement and (e) may be signed in counterparts as provided in Article 7 of the Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, this Trademark Assignment has been duly executed and delivered by the undersigned as of the date first above written.

SELLERS:
HAYFIELD INVESTMENT PARTNERS, LLC
By:
Name:
Title:
[OTHER SELLERS]
By:
Name:
Title:

STATE OF:
COUNTY OF:

On ____________________ before me, ______________________ (the undersigned notary), personally appeared __________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

My commission expires:___________

(Notary Seal)

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Annex A to Trademark Assignment
Registered Trademarks

Trademark	Registration No. and Country	Registration Date

Pending Trademark Applications

Trademark	Application Number and Country	Application Date

Registered Service Marks

Service Mark	Registration No. and Country	Registration Date

Pending Service Mark Applications

Service Mark	Application Number and Country	Application Date

Unregistered Trademarks

Unregistered Service Marks

Trade Names

4

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Exhibit E-2

COPYRIGHT ASSIGNMENT
This Copyright Assignment (this “Copyright Assignment”) is dated as of ___________, 2012, by and among Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), each of the subsidiaries of HIP set forth on the signature pages to this Copyright Assignment (collectively, with HIP, the “Sellers”), EZCORP Online, Inc., a Delaware corporation (“EZCORP Online”), and EZCORP, Inc., a Delaware corporation (collectively, with EZCORP Online, the “Purchaser”). This Copyright Assignment is being delivered pursuant to the Closing under that certain Asset Purchase Agreement, dated as of ___________, 2012, by and among the Sellers, the other subsidiaries of HIP party thereto, and the Purchaser (the “Agreement”). Capitalized terms used in this Copyright Assignment without definition have the respective meanings given to them in the Agreement.

The Sellers have delivered this Copyright Assignment signed by the Sellers to enable the Purchaser to file it with any appropriate Governmental Authority to indicate ownership of Intellectual Property described below and for the other purposes set forth in this Copyright Assignment. This Copyright Assignment supplements and is in addition to all other rights of the Purchaser under the Agreement and other instruments of transfer delivered in connection with the Agreement. In the event of any conflict or inconsistency between the terms of this Copyright Assignment and the terms of the Agreement, the terms of the Agreement shall govern.

NOW, THEREFORE, for good and valuable consideration, receipt of which the Sellers acknowledge, and by signing and delivering this Copyright Assignment, the Sellers sell, assign, transfer, convey, and deliver to the Purchaser all of the Sellers’ right, title, and interest in and to:

(a)    the registered and unregistered copyrights and applications for registration of copyrights specifically listed in Annex A to this Copyright Assignment; and

(b)    the following properties and rights with respect to all copyrights and applications so listed in Annex A:

(i)    all works of authorship claimed or described in the copyrights together with all rights to publish, reproduce, display, transmit, adopt, sell, prepare derivative works, distribute, perform or otherwise make use of the same;

(ii)    any and all registered copyrights and copyright applications in the United States and anywhere else in the world that have been or may be granted or filed, respectively, with respect to such works of authorship;

(iii)    all income, royalties, damages, and payments hereafter due or payable to the Seller with respect to the copyrights, including without limitation unpaid damages and payments for past, present, and future infringements of any copyright;

(iv)    all rights in and under the copyrights to the full end of their terms as fully as the Sellers would have held the same in the absence of this assignment; and

(v)    all rights to sue and recover damages and payments for past, present, and future infringements of any of the copyrights, including the right to fully and entirely replace the Sellers in all related matters.

As of the date set forth below, the Purchaser has succeeded to all right, title, and standing of the Sellers to (a) receive all rights and benefits pertaining to the copyrights and related rights described above and (b) commence, prosecute, defend and settle all claims and take all actions that the Purchaser, in its sole discretion, may elect in relation to the copyrights described above. This Copyright Assignment (a) is irrevocable and effective upon each Seller’s signature to and delivery of a manually signed copy of this Copyright Assignment or facsimile or email transmission of the signature to this Copyright Assignment in connection with the Closing, if and only if the Closing is completed, (b) benefits and binds the parties to the Agreement and their respective successors and assigns, (c) incorporates by reference the terms of the Agreement, including but not limited to the representations, warranties, covenants, agreements, indemnities, and dispute resolution provisions set forth therein, (d) does not modify or affect, and is subject to, the provisions of the Agreement and (e) may be signed in counterparts as provided in Article 7 of the Agreement.

[Signature page follows.]

2

IN WITNESS WHEREOF, this Copyright Assignment has been duly executed and delivered by the undersigned as of the date first above written.

SELLERS:
HAYFIELD INVESTMENT PARTNERS, LLC
By:
Name:
Title:
[OTHER SELLERS]
By:
Name:
Title:

STATE OF:
COUNTY OF:

On ____________________ before me, ______________________ (the undersigned notary), personally appeared __________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

My commission expires:___________

(Notary Seal)

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Annex A to Copyright Assignment

Registered Copyrights

Title of Work, Registration No., Registration Date and Country	Type of Work	Description	If Derivative Work, Title of Original Work	Author
None

Pending Copyright Applications

Title of Work, Application No., Application Date and Country	Type of Work	Description	If Derivative Work, Title of Original Work	Author
None

Unregistered Copyrights

Sellers own unregistered copyrights relating to website content, marketing materials, training materials, source code and other written forms of creative expression created by Sellers.

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Exhibit E-3

DOMAIN NAME ASSIGNMENT
This Domain Name Assignment (this “Domain Name Assignment”) is dated as of ___________, 2012, by and among Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), each of the subsidiaries of HIP set forth on the signature pages to this Domain Name Assignment (collectively, with HIP, the “Sellers”), EZCORP Online, Inc., a Delaware corporation (“EZCORP Online”), and EZCORP, Inc., a Delaware corporation (collectively, with EZCORP Online, the “Purchaser”). This Domain Name Assignment is being delivered pursuant to the Closing under that certain Asset Purchase Agreement, dated as of ___________, 2012, by and among the Sellers, the other subsidiaries of HIP party thereto, and the Purchaser (the “Agreement”). Capitalized terms used in this Domain Name Assignment without definition have the respective meanings given to them in the Agreement.

The Sellers have delivered this Domain Name Assignment signed by the Sellers to enable the Purchaser to file it with any appropriate agency to indicate ownership of the Domain Names described below and for the other purposes set forth in this Domain Name Assignment. This Domain Name Assignment supplements and is in addition to all other rights of the Purchaser under the Agreement and other instruments of transfer delivered in connection with the Agreement.

The Seller has adopted and registered the Internet domain names listed on the attached Annex A (the “Domain Names”) with Go Daddy on various dates.

NOW, THEREFORE, for good and valuable consideration, receipt of which the Sellers acknowledge, and by signing and delivering this instrument, the Sellers sell, assign, transfer, convey, and deliver to the Purchaser all of the Sellers’ right, title and interest in and to the Domain Names and agree as follows:

Section 1    Successful Transfer. Within ten (10) business days after the Closing Date, each Seller will carry out, or have carried out, the formal transfer of the Domain Names to the Purchaser in accordance with the domain name transfer procedure of Go Daddy located at the www.godaddy.com website (the “Transfer Procedure”).

(a)      Each Seller agrees that, for no additional compensation, such Seller will execute any and all documents that may be necessary or appropriate to perfect the Purchaser’s rights in and to the Domain Names, including but not limited to all documents that may be necessary or appropriate to effect the formal transfer of the Domain Names to the Purchaser in accordance with the Transfer Procedure. In connection with the Transfer Procedure, each Seller will provide any information reasonably available to it required or requested by Go Daddy or the Purchaser, including but not limited to, the name or names identified by the Purchaser for billing, administrative and technical contacts.

(b)      At any time, and from time to time after the Closing, each Seller agrees, promptly upon the Purchaser’s written request, to take any and all steps reasonably necessary to execute, acknowledge and deliver to the Purchaser any and all further instruments and assurances necessary to complete a Successful Transfer. “Successful Transfer” means for this purpose that the Purchaser owns and has all rights, title and interest in and to the Domain Names; and the Purchaser is able to use or allow others to use the Domain Names.

Section 2    Cease Use of Names. As of the Closing Date, the Sellers will stop all use of the Domain Names for any purpose, including, but not limited to, use for an Internet site or for electronic mail.

Section 3    Non-Interference. Each Seller agrees not to challenge or object to the Purchaser’s (a) right to register, use, own or transfer the Domain Names anywhere in the world or (b) right to register, use, own or transfer any trademarks, service marks, domain names or trade names that include or consist of the Domain Names anywhere in the world. Each Seller also agrees not to take any action that would interfere with any rights the Purchaser may have or acquire in the Domain Names and marks.

Section 4    General. This Domain Name Assignment (a) is irrevocable and effective upon each Seller’s signature to and delivery of a manually signed copy of this Domain Name Assignment or facsimile or email transmission of the signature to this Domain Name Assignment in connection with the Closing, if and only if the Closing is completed, (b) benefits and binds the parties to the Agreement and their respective successors and assigns, (c) incorporates by reference the terms of the Agreement, including but not limited to the representations, warranties, covenants, agreements, indemnities, and dispute resolution provisions set forth therein, (d) does not modify or affect, and is subject to, the provisions of the Agreement and (e) may be signed in counterparts as provided in Article 7 of the Agreement.

[Signature page follows.]

2

IN WITNESS WHEREOF, this Domain Name Assignment has been duly executed and delivered by the undersigned as of the date first above written.

SELLERS:
HAYFIELD INVESTMENT PARTNERS, LLC
By:
Name:
Title:
[OTHER SELLERS]
By:
Name:
Title:

STATE OF:
COUNTY OF:

On ____________________ before me, ______________________ (the undersigned notary), personally appeared __________________________ personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

Notary Public

My commission expires:___________

(Notary Seal)

3

Annex A to Domain Name Assignment
Domain Names

Domain Name	Registration Date

4

Exhibit F-1

NONCOMPETITION AGREEMENT
This Noncompetition Agreement (the “Agreement”) is dated as of ________________, 2012, by and among Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), and each of the subsidiaries of HIP and other parties set forth on the signature pages to this Agreement (collectively, the “Sellers”), EZCORP Online, Inc., a Delaware corporation (“EZ Online”), and EZCORP, Inc., a Delaware corporation (collectively, with EZ Online, the “Purchaser”). This Agreement is being delivered pursuant to the Closing under that certain Asset Purchase Agreement, dated as of ___________, 2012, by and among certain of the Sellers and the Purchaser (the “Purchase Agreement”), pursuant to which the Purchaser is purchasing Purchased Assets. The Sellers will receive a substantial direct or indirect economic benefit upon the closing of the transactions contemplated by the Purchase Agreement and the obligations of the Purchaser under the Purchase Agreement are expressly subject to certain covenants and conditions set forth therein, including the execution and delivery of this Agreement by the Sellers. Capitalized terms used in this Agreement without definition have the respective meanings given to them in the Purchase Agreement.
NOW, THEREFORE, intending to be legally bound and to induce the Purchaser to consummate the transactions contemplated by the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Section 1Scope and Reasonableness. The covenants of the Sellers set forth in this Agreement constitute a material inducement for the Purchaser to execute, deliver and consummate the Purchase Agreement and are an essential element of the transactions contemplated thereby and, but for such covenants, the Purchaser would not have executed and delivered the Purchase Agreement and would not have been willing to consummate its purchase of the Purchased Assets of the Sellers. The Sellers acknowledge that the restrictions contained in this Agreement are reasonable for the purpose of preserving for Purchaser’s benefit the proprietary rights, going business value and goodwill of the Business being purchased by the Purchaser.
Section 2    Restrictions. Except as expressly set forth in the Purchase Agreement, including Sections 2.10(b) and 8.14 thereof, during the period commencing on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date (the “Restricted Period”), each Seller will not, directly or indirectly, in any capacity, alone or in association or in connection with or on behalf of any other Person:
(a)    Own any interest in, manage, operate, join, control, lend money or render financial assistance to, be employed by, participate in or be connected with, as a partner, director, stockholder, or paid consultant, permit the Seller’s name to be used in connection with, any business anywhere in the world that is engaged in or planning to become engaged in the business of developing, marketing, selling or distributing any product or providing services which are competitive with products marketed, sold, distributed or known to be under development by, or services provided by, the Post-Closing Business Unit as of the Closing Date or as set forth in Business Plan (the “Restricted Business”); provided, however, that, ownership of securities having no more than 5% of the outstanding voting power of any Person which are listed on any national securities exchange will not be deemed to be in violation of this Section 2 as long as the Person owning such securities has no other connection or relationship with such Person;
(b)    Solicit or entice, or attempt to solicit or entice, any Person which, is a current or known prospective customer, supplier, or other account related to the Business for purposes of diverting their business or services from the Post-Closing Business Unit or the Purchaser;

(c)    Solicit any employee of the Post-Closing Business Unit (or any successor thereto) to leave the employ of any such Post-Closing Business Unit, or solicit for employment or employ any such employee as an independent contractor, employee or other service provider, provided that this clause will not apply to any individual whose employment with the Post-Closing Business Unit (and any successor thereto) has been terminated more than six months prior to the date of such solicitation or hiring and whose termination was not solicited or otherwise caused by any action of any Seller or any Affiliate of any Seller in violation of this Agreement; provided, however, that this Section 2(c) will not prohibit the solicitation or hiring of non-managerial personnel as a result of general media advertising or solicitation that may be targeted to a particular geographic or technical area but that is not targeted towards employees of the Post-Closing Business Unit (or any successor thereto); or
(d)    Disparage the Purchaser or the Post-Closing Business Unit (or any successor thereto) or any of their respective directors, officers, or employees, or in any way intentionally interfere with the relationship between the Purchaser or the Post-Closing Business Unit (or any successor thereto) and any current or known prospective customer, supplier, or other account of the Purchaser or the Post-Closing Business Unit (or any successor thereto).
(e)    Notwithstanding the foregoing, the restrictions set forth in Section 2 shall terminate upon the Purchaser’s failure to make a Guaranteed Supplemental Payment pursuant to Section 2.6(a) of the Agreement or a final determination pursuant to Section 3(k) of this Agreement of a breach of Section 2.5, 2.6 (other than 2.6(a)), 8.16 or Article 9 of the Purchase Agreement by the Purchaser. The Purchaser’s withholding of payment of a Guaranteed Supplemental Payment to satisfy an indemnification claim in accordance with the terms of Section 9.3(e) of the Purchase Agreement shall not be deemed a failure by the Purchaser to make a Guaranteed Supplemental Payment unless and until a final determination pursuant to Section 3(k) of this Agreement that such withholding of such Guaranteed Supplemental Payment was not in accordance with the terms of Section 9.3(e) of the Purchase Agreement.
Section 3    General Provisions.
(a)    Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day) or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):
If to the Sellers:
Hayfield Investment Partners, LLC
1901 West 47th Place, Suite 310
Westwood, Kansas 66205
Attn: James C. Carnes
Facsimile: (816) 714-3945
Email: jcarnes@wbpltd.com

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with a copy (which will not constitute notice) to:
Husch Blackwell LLP
4801 Main Street
Suite 1000
Kansas City, Missouri 64112
Attn: Kirstin P. Salzman
Facsimile: (816) 983-8080
Email: kirstin.salzman@huschblackwell.com
If to the Purchaser:
EZCORP, Inc.
EZCORP Online, Inc.
1901 Capital Parkway
Austin, Texas 78746
Attn: Mark Kuchenrither
Facsimile: (512) 314-3404
Email: Mark.Kuchenrither@changecapitalinvestments.com
with a copy (which will not constitute notice) to:
Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Attn: Roger Bivans
Facsimile: (214) 965-5955
Email: roger.bivans@bakermckenzie.com
(b)    Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement. Any amendment of this Agreement signed by the Sellers’ Representative is binding upon and effective against the Sellers regardless of whether or not the Sellers have in fact signed such amendment.
(c)    Waiver. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, or (b) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. Any such extension or waiver signed by the Sellers’ Representative is binding upon and effective against the Sellers regardless of whether or not the Sellers have in fact signed the extension or waiver. No extension or waiver will apply to any time for performance, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.

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(d)    Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement. The parties acknowledge that the dispute resolution provisions contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
(e)    Assignment and Successors. The Purchaser may assign this Agreement or any of their rights and duties hereunder, without the Sellers’ consent, to any direct or indirect subsidiary or Affiliate of the Purchaser or any Person which acquires all or substantially all of the capital stock, assets or business of either Purchaser or the Post-Closing Business Unit. This Agreement is personal to each Seller and may not be assigned by any Seller. Subject to the foregoing, this Agreement binds and benefits the parties and the Purchaser’s and the Sellers’ successors and assigns.
(f)    Modification of Covenant and Severability. If any covenant set forth in Section 2 is found by any court of competent jurisdiction to be invalid or unenforceable, because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area or otherwise conflicts with applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant will be deemed reformed, in such jurisdiction to extend only over the maximum period of time, range of activities or geographic area, or otherwise, as to which it may be valid and enforceable. The covenants contained in this Agreement and each provision thereof are severable and distinct covenants and provisions. Specifically, the covenants contained in Section 2 consist of a series of separate covenants, one for each city, county, state, country or other region of the world and, except for geographic coverage, each such separate covenant is deemed identical in terms to the covenant contained in Section 2. The invalidity or unenforceability of any covenant or provision of this Agreement as written will not invalidate or render unenforceable the remaining covenants or provisions of this Agreement, and any such invalidity or unenforceability in any jurisdiction will not invalidate or render unenforceable such covenant or provision in any other jurisdiction.
(g)    Construction. The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation of this Agreement. Any reference in this Agreement to a “Section” refers to the corresponding Section of this Agreement, unless the context indicates otherwise. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The term “including” means “including without limitation” and is intended by way of example and not limitation. Where this Agreement states that a party “shall”, “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. In the negotiation of this Agreement, each party has received advice from its own attorney. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.
(h)    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of principles of conflicts of laws that would apply any other law.
(i)    Specific Performance. The Sellers acknowledge that the Purchaser would be irreparably damaged if any Seller were to breach this Agreement and that any breach of this Agreement by any Seller could not be reasonably or adequately compensated by monetary damages alone. Accordingly, in addition

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to any other right or remedy to which the Purchaser may be entitled at law or in equity, the Purchaser is entitled to injunctive and other equitable relief to prevent any breach or threatened breach of this Agreement and otherwise to enforce specifically the provisions of this Agreement, without the requirement of proving actual damage, posting a bond or providing any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.
(j)    Jurisdiction and Service of Process. Subject to the dispute resolution and other provisions of Sections 9.3(d) and 10.13 of the Purchase Agreement, any action or proceeding arising out of or relating to this Agreement must be brought in the Chancery Court of the State of Delaware located in the City of Wilmington (the “Delaware Court”), and each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of the Delaware Court with respect to any such action or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Delaware Court and hereby further waives and agrees not to plead or claim in the Delaware Court that any such action or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth herein, and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.
(k)    Dispute Resolution.
(i)    Each party hereto shall, as a condition precedent to the bringing of any litigation action, suit or proceeding to settle any disputes between the parties hereto, or resolve any claim or controversy arising out of, or related to this Agreement or the making, performance, or interpretation thereof, or to enforce any rights hereunder, or to assert a claim for damages in connection herewith, deliver to each other party hereto a written notice (a “Pre-Action Notice”) specifically describing any such claim in detail; provided, however, any party seeking indemnification under the Purchase Agreement shall be subject to the provisions and procedures of Article 9 of the Purchase Agreement in lieu of this Section 3(k). Upon receipt of a Pre-Action Notice, the Purchaser and the Sellers’ Representative will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims and the Losses, if any, at issue. If no such agreement can be reached after good faith negotiation and after 30 days from the date of delivery of a Pre-Action Notice, either the Purchaser or the Sellers’ Representative may demand arbitration of the matter
(ii)    Any such arbitration will be held in Wilmington, Delaware, under the Commercial Arbitration Rules then in effect of the American Arbitration Association and be conducted in English. The parties will use their best efforts to complete the arbitration as expeditiously as possible. The arbitration will be conducted by three neutral arbitrators mutually selected by the Purchaser and the Sellers’ Representative. However, if within 30 days after submission of any dispute to arbitration the Purchaser and the Sellers’ Representative cannot mutually agree on all three neutral arbitrators, then, within 15 days after the end of such 30-day period, the American Arbitration Association will select the three neutral arbitrators in accordance with its rules. Each of the three arbitrators must be experienced in employment law under Delaware law and have been licensed to practice law at least ten years in the State of Delaware. All reasonable fees and expenses relating to the arbitration, including, the respective expenses of each party (including, reasonable attorneys’ fees and costs of investigation), the fees of each arbitrator and the administrative fee of the American Arbitration Association will be borne as determined by the arbitrator(s). The arbitrators, as the case may be, will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of a majority of the three arbitrators, as applicable, to discover relevant information from the opposing parties solely to the extent related to the subject matter of the dispute. A majority of the three arbitrators will rule upon motions to

5

compel or limit discovery and will have the authority to impose sanctions to the same extent as a competent court of law or equity, should a majority of the three arbitrators determine that discovery was sought without reasonable justification or that discovery was refused or objected to without reasonable justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in the Claim Notice, with respect to claims of indemnification, or any claim in a Pre-Action Notice will be final, binding, and conclusive upon the parties to this Agreement and will not be appealable. Such decision must be written and supported by written findings of fact and conclusions of law which set forth the award, judgment, decree or order awarded by the arbitrator(s). Within 30 days of a decision of the arbitrator(s) requiring payment by one party to another, such party will make the payment to such other party in accordance with the provisions of this Agreement.
(iii)    Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.
(iv)    Notwithstanding any other provision of this Agreement or the Purchase Agreement, any party to this Agreement may seek from any court otherwise permitted under Section 3(j) hereto or Section 10.13 of the Purchase Agreement any interim or provisional relief that is necessary to protect the rights or property of that party. By doing so, that party does not waive any right or remedy under this Agreement. The interim or provisional relief is to remain in effect until the arbitration award is rendered or the controversy is resolved.
(l)    Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
(m)    Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature, including in portable document format or .tif format, is as effective as signing and delivering the counterpart in person.
[Signature page follows.]

6

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.
PURCHASER:
EZCORP ONLINE, INC.
By:
Name:
Title:
EZCORP, INC.
By:
Name:
Title:
SELLERS:
HAYFIELD INVESTMENT PARTNERS, LLC
By:
Name:
Title:
JAMES CARNES

WILLOWBROOK MARKETING, LLC
By:
Name:
Title:
GO CASH, LLC
By:
Name:
Title:

7

GO CASH – DE, LLC
By:
Name:
Title:
GO CASH – TX, LLC
By:
Name:
Title:
GO CASH – MO, LLC
By:
Name:
Title:
GO CASH – OH, LLC
By:
Name:
Title:
GO CASH – AL, LLC
By:
Name:
Title:
GO CASH – CA, LLC
By:
Name:
Title:
GO CASH – FL, LLC
By:
Name:
Title:

8

GO CASH – ID, LLC
By:
Name:
Title:
GO CASH – IL, LLC
By:
Name:
Title:
GO CASH – KS, LLC
By:
Name:
Title:
GO CASH – MI, LLC
By:
Name:
Title:
GO CASH – MS, LLC
By:
Name:
Title:
GO CASH – NV, LLC
By:
Name:
Title:
GO CASH – OK, LLC
By:
Name:
Title:

9

GO CASH – SD, LLC
By:
Name:
Title:
GO CASH – UT, LLC
By:
Name:
Title:
GO CASH – WA, LLC
By:
Name:
Title:
GO CASH – WI, LLC
By:
Name:
Title:
GO CASH UK, LLC
By:
Name:
Title:
GO CASH LIMITED
By:
Name:
Title:
CORNERSTONE MARKETING, LLC
By:
Name:
Title:

10

CORNERSTONE PROCESSING, LLC
By:
Name:
Title:
INTEGRITY ADVANCE LLC
By:
Name:
Title:
HIP FINANCIAL, LLC

By:
Name:
Title:
ZIPCASH-DE, LLC

By:
Name:
Title:
BLUE OCEAN CAPITAL, LLC

By:
Name:
Title:

11

Exhibit F-2

NONCOMPETITION AGREEMENT
This Noncompetition Agreement (the “Agreement”) is dated as of ________________, 2012, by and among HZ1, LLC, a Delaware limited liability company (“HZ1”), Eric Bunting (“Bunting;” and together with HZ1, the “Sellers” and each, a “Seller”), EZCORP Online, Inc., a Delaware corporation (“EZ Online”), and EZCORP, Inc., a Delaware corporation (collectively, with EZ Online, the “Purchaser”). This Agreement is being delivered pursuant to the Closing under that certain Asset Purchase Agreement, dated as of ___________, 2012, by and among Hayfield Investment Partners, LLC, a Delaware limited liability company (“HIP”), certain subsidiaries of HIP, and the Purchaser (the “Purchase Agreement”), pursuant to which the Purchaser is purchasing Purchased Assets. The Sellers will receive a substantial indirect economic benefit upon the closing of the transactions contemplated by the Purchase Agreement and the obligations of the Purchaser under the Purchase Agreement are expressly subject to certain covenants and conditions set forth therein, including the execution and delivery of this Agreement by the Sellers. Capitalized terms used in this Agreement without definition have the respective meanings given to them in the Purchase Agreement.
NOW, THEREFORE, intending to be legally bound and to induce the Purchaser to consummate the transactions contemplated by the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
Section 1    Scope and Reasonableness. The covenants of the Sellers set forth in this Agreement constitute a material inducement for the Purchaser to execute, deliver and consummate the Purchase Agreement and are an essential element of the transactions contemplated thereby and, but for such covenants, the Purchaser would not have executed and delivered the Purchase Agreement and would not have been willing to consummate its purchase of the Purchased Assets. The Sellers acknowledge that the restrictions contained in this Agreement are reasonable for the purpose of preserving for Purchaser’s benefit the proprietary rights, going business value and goodwill of the Business being purchased by the Purchaser.
Section 2    Restrictions. Except as expressly set forth in the Purchase Agreement, including Sections 2.10(b) and 8.14 thereof, during the period commencing on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date (the “Restricted Period”), each Seller will not, directly or indirectly, in any capacity, alone or in association or in connection with or on behalf of any other Person:
(a)    Own any interest in, manage, operate, join, control, lend money or render financial assistance to, be employed by, participate in or be connected with, as a partner, director, stockholder, or paid consultant, permit the Seller’s name to be used in connection with, any business anywhere in the world that is engaged in or planning to become engaged in the business of developing, marketing, selling or distributing any product or providing services which are competitive with products marketed, sold, distributed or known to be under development by, or services provided by, the Post-Closing Business Unit as of the Closing Date or as set forth in Business Plan (the “Restricted Business”); provided, however, that, ownership of securities having no more than 5% of the outstanding voting power of any Person which are listed on any national securities exchange will not be deemed to be in violation of this Section 2 as long as the Person owning such securities has no other connection or relationship with such Person;
(b)    Solicit or entice, or attempt to solicit or entice, any Person which, is a current or known prospective customer, supplier, or other account related to the Business for purposes of diverting their business or services from the Post-Closing Business Unit or the Purchaser;
(c)    Solicit any employee of the Post-Closing Business Unit (or any successor thereto) to leave the employ of any such Post-Closing Business Unit, or solicit for employment or employ any such employee as an independent contractor, employee or other service provider, provided that this clause will not apply to any individual whose employment with the Post-Closing Business Unit (and any successor thereto) has been terminated more than six months prior to the date of such solicitation or hiring and whose termination was not solicited or otherwise caused by any action of any Seller or any Affiliate of any Seller in violation of this Agreement; provided, however, that this Section 2(c) will not prohibit the solicitation or hiring of non-managerial personnel as a result of general media advertising or solicitation that may be targeted to a particular geographic or technical area but that is not targeted towards employees of the Post-Closing Business Unit (or any successor thereto); or
(d)    Disparage the Purchaser or the Post-Closing Business Unit (or any successor thereto) or any of their respective directors, officers, or employees, or in any way intentionally interfere with the relationship between the Purchaser or the Post-Closing Business Unit (or any successor thereto) and any current or known prospective customer, supplier, or other account of the Purchaser or the Post-Closing Business Unit (or any successor thereto).
(e)    Notwithstanding the foregoing, the restrictions set forth in Section 2 shall terminate upon the Purchaser’s failure to make a Guaranteed Supplemental Payment pursuant to Section 2.6(a) of the Agreement or a final determination pursuant to Section 3(k) of this Agreement of a breach of Section 2.5, 2.6 (other than 2.6(a)), 8.16 or Article 9 of the Purchase Agreement by the Purchaser. The Purchaser’s withholding of payment of a Guaranteed Supplemental Payment to satisfy an indemnification claim in accordance with the terms of Section 9.3(e) of the Purchase Agreement shall not be deemed a failure by the Purchaser to make a Guaranteed Supplemental Payment unless and until a final determination pursuant to Section 3(k) of this Agreement that such withholding of such Guaranteed Supplemental Payment was not in accordance with the terms of Section 9.3(e) of the Purchase Agreement.
(f)    Notwithstanding the foregoing, the restrictions set forth in Section 2 shall terminate on the first (1st) anniversary of the termination of Bunting’s employment with the Purchaser for any reason other than Cause. For purposes of this Agreement, “Cause” means (i) Bunting’s willful failure to perform his duties or responsibilities or to comply with any lawful and reasonable direction of the President of the Post-Closing Business Unit; (ii) Bunting engaging in any act of fraud, or any act of material dishonesty or misrepresentation; (iii) Bunting’s knowing violation of any law applicable to the business of the Post-Closing Business Unit; (iv) Bunting’s willful failure to adhere to any written and lawful policy, procedure, rule, guideline, instruction or direction of EZCORP or its subsidiaries applicable to all officers at his level or above or Bunting’s repeated failure to adhere to any such policy, procedure, rule, guideline, instruction or direction after being advised in writing of a prior violation; (v) Bunting’s appropriation (or attempted appropriation) of a material business opportunity of EZCORP or any of its subsidiaries, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of EZCORP or any of its subsidiaries; (vi) Bunting’s misappropriation (or attempted misappropriation) of any of EZCORP or its subsidiaries' funds or property; (vii) Bunting being convicted of, indicted for (or its procedural equivalent) or entering a plea of guilty or of nolo contendere to, any felony, the equivalent thereof or any other crime potentially resulting in imprisonment other than a traffic offense; or (viii) EZCORP reasonably concludes based upon documented past practices and current written policies of EZCORP that Bunting and EZCORP have conflicting interests such that EZCORP reasonably believes Bunting would be unable to perform his duties or responsibilities in the best interests of EZCORP and its stockholders. Notwithstanding anything to the contrary contained herein, the Purchaser shall not have grounds to terminate Bunting for “Cause” under clauses (v), (vi), and (viii) above as a result of or in connection with any action taken by Bunting to maximize the amount of any Supplemental Payment consistent with his fiduciary duties to EZCORP and its stockholders, and Bunting shall not be deemed to have a conflict of interest relative to EZCORP or its subsidiaries as a result of Bunting being the indirect recipient of Supplemental Payments.

2

Section 3    General Provisions.
(a)    Notices. All notices and other communications under this Agreement must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile with confirmation of transmission by the transmitting equipment (or, the first business day following such transmission if the date of transmission is not a business day) or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested; in each case to the following addresses or facsimile numbers and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number or individual as a party may designate by notice to the other parties):
If to the Sellers:
HZ1, LLC
Eric Bunting

Facsimile:
Email:
with a copy (which will not constitute notice) to:
Husch Blackwell LLP
4801 Main Street
Suite 1000
Kansas City, Missouri 64112
Attn: Kirstin P. Salzman
Facsimile: (816) 983-8080
Email: kirstin.salzman@huschblackwell.com
If to the Purchaser:
EZCORP, Inc.
EZCORP Online, Inc.
1901 Capital Parkway
Austin, Texas 78746
Attn: Mark Kuchenrither
Facsimile: (512) 314-3404
Email: Mark.Kuchenrither@changecapitalinvestments.com
with a copy (which will not constitute notice) to:
Baker & McKenzie LLP
2300 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas 75201
Attn: Roger Bivans
Facsimile: (214) 965-5955
Email: roger.bivans@bakermckenzie.com

3

(b)    Amendment. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.
(c)    Waiver. The parties may (a) extend the time for performance of any of the obligations or other acts of any other party to this Agreement, or (b) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained in this Agreement. Any such extension or waiver by any party to this Agreement will be valid only if set forth in a written document signed on behalf of the party or parties against whom the waiver or extension is to be effective. No extension or waiver will apply to any time for performance, or noncompliance with any covenant, agreement or condition, as the case may be, other than that which is specified in the written extension or waiver. No failure or delay by any party in exercising any right or remedy under this Agreement or any of the documents delivered pursuant to this Agreement, and no course of dealing between the parties, operates as a waiver of such right or remedy, and no single or partial exercise of any such right or remedy precludes any other or further exercise of such right or remedy or the exercise of any other right or remedy. Any enumeration of a party’s rights and remedies in this Agreement is not intended to be exclusive, and a party’s rights and remedies are intended to be cumulative to the extent permitted by law and include any rights and remedies authorized in law or in equity.
(d)    Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, or any of them, written or oral, with respect to the subject matter of this Agreement. The parties acknowledge that the dispute resolution provisions contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
(e)    Assignment and Successors. The Purchaser may assign this Agreement or any of their rights and duties hereunder, without the Sellers’ consent, to any direct or indirect subsidiary or Affiliate of the Purchaser or any Person which acquires all or substantially all of the capital stock, assets or business of either Purchaser or the Post-Closing Business Unit. This Agreement is personal to each Seller and may not be assigned by any Seller. Subject to the foregoing, this Agreement binds and benefits the parties and the Purchaser’s and the Sellers’ successors and assigns.
(f)    Modification of Covenant and Severability. If any covenant set forth in Section 2 is found by any court of competent jurisdiction to be invalid or unenforceable, because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area or otherwise conflicts with applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant will be deemed reformed, in such jurisdiction to extend only over the maximum period of time, range of activities or geographic area, or otherwise, as to which it may be valid and enforceable. The covenants contained in this Agreement and each provision thereof are severable and distinct covenants and provisions. Specifically, the covenants contained in Section 2 consist of a series of separate covenants, one for each city, county, state, country or other region of the world and, except for geographic coverage, each such separate covenant is deemed identical in terms to the covenant contained in Section 2. The invalidity or unenforceability of any covenant or provision of this Agreement as written will not invalidate or render unenforceable the remaining covenants or provisions of this Agreement, and any such invalidity or unenforceability in any jurisdiction will not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

4

(g)    Construction. The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation of this Agreement. Any reference in this Agreement to a “Section” refers to the corresponding Section of this Agreement, unless the context indicates otherwise. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The term “including” means “including without limitation” and is intended by way of example and not limitation. Where this Agreement states that a party “shall”, “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. In the negotiation of this Agreement, each party has received advice from its own attorney. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no provision of this Agreement will be interpreted for or against any party because that party or its attorney drafted the provision.
(h)    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of principles of conflicts of laws that would apply any other law.
(i)    Specific Performance. The Sellers acknowledge that the Purchaser would be irreparably damaged if any Seller were to breach this Agreement and that any breach of this Agreement by any Seller could not be reasonably or adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which the Purchaser may be entitled at law or in equity, the Purchaser is entitled to injunctive and other equitable relief to prevent any breach or threatened breach of this Agreement and otherwise to enforce specifically the provisions of this Agreement, without the requirement of proving actual damage, posting a bond or providing any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.
(j)    Jurisdiction and Service of Process. Subject to the dispute resolution and other provisions of Sections 9.3(d) and 10.13 of the Purchase Agreement, any action or proceeding arising out of or relating to this Agreement must be brought in the Chancery Court of the State of Delaware located in the City of Wilmington (the “Delaware Court”), and each party hereto hereby irrevocably accepts and submits to the exclusive jurisdiction of the Delaware Court with respect to any such action or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings brought in the Delaware Court and hereby further waives and agrees not to plead or claim in the Delaware Court that any such action or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth herein, and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.
(k)    Dispute Resolution.
(i)    Each party hereto shall, as a condition precedent to the bringing of any litigation action, suit or proceeding to settle any disputes between the parties hereto, or resolve any claim or controversy arising out of, or related to this Agreement or the making, performance, or interpretation thereof, or to enforce any rights hereunder, or to assert a claim for damages in connection herewith, deliver to each other party hereto a written notice (a “Pre-Action Notice”) specifically describing any such claim in detail; provided, however, any party seeking indemnification under the Purchase Agreement shall be subject to the provisions and procedures of Article 9 of the Purchase Agreement in lieu of this Section 3(k). Upon receipt of a Pre-Action Notice, the Purchaser and the Sellers will attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims and the Losses, if any, at issue. If no such agreement can be

5

reached after good faith negotiation and after 30 days from the date of delivery of a Pre-Action Notice, either the Purchaser or the Sellers may demand arbitration of the matter
(ii)    Any such arbitration will be held in Wilmington, Delaware, under the Commercial Arbitration Rules then in effect of the American Arbitration Association and be conducted in English. The parties will use their best efforts to complete the arbitration as expeditiously as possible. The arbitration will be conducted by three neutral arbitrators mutually selected by the Purchaser and the Sellers. However, if within 30 days after submission of any dispute to arbitration the Purchaser and the Sellers cannot mutually agree on all three neutral arbitrators, then, within 15 days after the end of such 30-day period, the American Arbitration Association will select the three neutral arbitrators in accordance with its rules. Each of the three arbitrators must be experienced in employment law under Delaware law and have been licensed to practice law at least ten years in the State of Delaware. All reasonable fees and expenses relating to the arbitration, including, the respective expenses of each party (including, reasonable attorneys’ fees and costs of investigation), the fees of each arbitrator and the administrative fee of the American Arbitration Association will be borne as determined by the arbitrator(s). The arbitrators, as the case may be, will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of a majority of the three arbitrators, as applicable, to discover relevant information from the opposing parties solely to the extent related to the subject matter of the dispute. A majority of the three arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions to the same extent as a competent court of law or equity, should a majority of the three arbitrators determine that discovery was sought without reasonable justification or that discovery was refused or objected to without reasonable justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in the Claim Notice, with respect to claims of indemnification, or any claim in a Pre-Action Notice will be final, binding, and conclusive upon the parties to this Agreement and will not be appealable. Such decision must be written and supported by written findings of fact and conclusions of law which set forth the award, judgment, decree or order awarded by the arbitrator(s). Within 30 days of a decision of the arbitrator(s) requiring payment by one party to another, such party will make the payment to such other party in accordance with the provisions of this Agreement.
(iii)    Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction.
(iv)    Notwithstanding any other provision of this Agreement or the Purchase Agreement, any party to this Agreement may seek from any court otherwise permitted under Section 3(j) hereto or Section 10.13 of the Purchase Agreement any interim or provisional relief that is necessary to protect the rights or property of that party. By doing so, that party does not waive any right or remedy under this Agreement. The interim or provisional relief is to remain in effect until the arbitration award is rendered or the controversy is resolved.
(l)    Waiver of Jury Trial. EACH OF THE PARTIES KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PARTY TO THIS AGREEMENT IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
(m)    Counterparts. The parties may execute this Agreement in multiple counterparts, each of which constitutes an original as against the party that signed it, and all of which together constitute one

6

agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all parties need not appear on the same counterpart. The delivery of signed counterparts by facsimile or email transmission that includes a copy of the sending party’s signature, including in portable document format or .tif format, is as effective as signing and delivering the counterpart in person.
[Signature page follows.]

7

The parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.
PURCHASER:
EZCORP ONLINE, INC.
By:
Name:
Title:
EZCORP, INC.
By:
Name:
Title:
SELLERS:
HZ1, LLC
By:
Name:
Title:
ERIC BUNTING

8

Exhibit G

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Hayfield Investment Partners, LLC, the undersigned hereby certifies the following on behalf of Hayfield Investment Partners, LLC:

1. Hayfield Investment Partners, LLC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. Hayfield Investment Partners, LLC is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii);

3. Hayfield Investment Partners, LLC‘s U.S. employer identification number is 26-2573452;

and

4. Hayfield Investment Partners, LLC‘s office address is 300 Creek View Road, Ste 102, Newark, Delaware 19711.

Hayfield Investment Partners, LLC understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Hayfield Investment Partners, LLC.

Signature: ______________________ Date: _________________

Title: __________________________________

KCP-4270706-1

Exhibit H-1

CERTIFICATE OF THE MANAGER OF
HAYFIELD INVESTMENT PARTNERS, LLC
Secretary’s Certificate Pursuant
to Section 2.9(a)(xii) of the Asset Purchase Agreement

The undersigned, Willowbrook Partners, LLC, a Delaware limited liability company and Manager of Hayfield Investment Partners, LLC, a Delaware limited liability company (the “Company”), does hereby certify as follows:
(a)Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Formation of the Company on file with the Secretary of State of Delaware certified as such by the Secretary of State of Delaware on October 25, 2012, which Certificate has not otherwise been modified or amended since the date thereof and remains in full force and effect on the date hereof. No action has been taken in contemplation of any liquidation, dissolution, merger or consolidation of the Company.
(b)Attached hereto as Exhibit B is a true, correct and complete copy of the Amended and Restated Limited Liability Company Agreement (the “Operating Agreement”) of the Company in effect on the date hereof, which Operating Agreement has not otherwise been modified or amended and remains in full force and effect on the date hereof.
(c)Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Good Standing of the Company issued by the Secretary of State of Delaware on ________, 2012.]
(d)Attached hereto as Exhibit D is a true, correct and complete copy of resolutions duly adopted by the Manager and the Members of the Company by written consent dated _____________, 2012, which resolutions have not been amended or otherwise modified and remain in full force and effect on the date hereof.
(e)Each of the following named individuals is a duly elected officer of the Manager holding the office set forth opposite his or her name and holds that office as of the date hereof. The signature opposite the name and title of each such officer is his or her true and correct manual or facsimile signature.
James R. Carnes        President                ________________________

Edward N. Foster        Secretary                ________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of ______________, 2012.
WILLOWBROOK PARTNERS, LLC
By: ________________________________

                            Edward N. Foster, Secretary

The undersigned, being the duly elected Assistant Secretary of Willowbrook Partners, LLC, hereby certifies that Edward N. Foster is, and from and including the date of the action referred to above, has been, the duly elected, qualified and acting Secretary of Willowbrook Partners, LLC, and the signature set forth above is his true signature.

________________________________

                            James R. Carnes, Assistant Secretary

KCP-4269800-3    2

Exhibit H-2

SECRETARY’S CERTIFICATE
INTEGRITY ADVANCE, LLC
HIP FINANCIAL, LLC
GO CASH, LLC
GO CASH – UK, LLC
CORNERSTONE MARKETING, LLC
BLUE OCEAN CAPITAL, LLC
ZIPCASH – DE, LLC

Secretary’s Certificate Pursuant
to Section 2.9(a)(xii) of the Asset Purchase Agreement

The undersigned, Edward N. Foster, Secretary of each of Integrity Advance, LLC, HIP Financial, LLC, Go Cash, LLC, Go Cash – UK, LLC, Cornerstone Marketing, LLC, Blue Ocean Capital, LLC and Zipcash – DE, LLC, each a Delaware limited liability company (each a “First Tier Subsidiary” and collectively, the “First Tier Subsidiaries”), does hereby certify as follows:
(f)Attached hereto as Exhibits A-1 through A-7 is a true, correct and complete copy of the Certificate of Formation of each First Tier Subsidiary on file with the Secretary of State of Delaware certified as such by the Secretary of State of Delaware on October 25, 2012, which Certificates have not otherwise been modified or amended since the date thereof and remain in full force and effect on the date hereof. No action has been taken in contemplation of any liquidation, dissolution, merger or consolidation of the First Tier Subsidiaries.
(g)Attached hereto as Exhibits B-1 through B-7 is a true, correct and complete copy of the Limited Liability Company Agreement (the “Operating Agreement”) of each First Tier Subsidiary in effect on the date hereof, which Operating Agreements have not otherwise been modified or amended and remain in full force and effect on the date hereof.
(h)Attached hereto as Exhibits C-1 through C-9 is a true, correct and complete copy of the Certificate of Good Standing of each First Tier Subsidiary issued by the Secretary of State of Delaware on ________, 2012, and with respect to HIP Financial, LLC, issued by the Secretary of State of Missouri on _________, 2012, and by the Secretary of State of Kansas on __________, 2012.
(i)Attached hereto as Exhibit D is a true, correct and complete copy of resolutions duly adopted by the Member of each First Tier Subsidiary by written consent dated _____________, 2012, which resolutions have not been amended or otherwise modified and remain in full force and effect on the date hereof.
(j)Each of the following named individuals is a duly elected officer of each First Tier Subsidiary holding the office set forth opposite his or her name and holds that office as of the date hereof. The signature opposite the name and title of each such officer is his or her true and correct manual or facsimile signature.
James R. Carnes        President, Treasurer and
Assistant Secretary            ________________________
Edward N. Foster        Executive Vice President,
Assistant Treasurer and
Secretary                ________________________

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of ______________, 2012.

________________________________

                            Edward N. Foster, Secretary

The undersigned, being the duly elected Assistant Secretary of each First Tier Subsidiary, hereby certifies that Edward N. Foster is, and from and including the date of the action referred to above, has been, the duly elected, qualified and acting Secretary of each First Tier Subsidiary and the signature set forth above is his true signature.

________________________________

                            James R. Carnes, Assistant Secretary

Exhibit H-3

SECRETARY’S CERTIFICATE
GO CASH – AL, LLC, GO CASH – CA, LLC, GO CASH, - DE, LLC,
GO CASH – FL, LLC, GO CASH – ID, LLC, GO CASH – IL, LLC, GO CASH – KS, LLC
GO CASH – MI, LLC, GO CASH – MO, LLC, GO CASH – MS, LLC,
GO CASH – NV, LLC, GO CASH – OH, LLC, GO CASH – OK, LLC,
GO CASH – SD, LLC, GO CASH – TX, LLC, GO CASH – UT, LLC,
GO CASH – WA, LLC, GO CASH – WI, LLC
Secretary’s Certificate Pursuant
to Section 2.9(a)(xii) of the Asset Purchase Agreement
The undersigned, Edward N. Foster, Secretary of each of Go Cash – AL, LLC, Go Cash – CA, LLC, Go Cash – DE, LLC, Go Cash – FL, LLC, Go Cash – ID, LLC, Go Cash – IL, LLC, Go Cash – KS, LLC, Go Cash – MI, LLC, Go Cash – MO, LLC, Go Cash – MS, LLC, Go Cash – NV, LLC, Go Cash – OH, LLC, Go Cash – OK, LLC, Go Cash – SD, LLC, Go Cash – TX, LLC, Go Cash – UT, LLC, Go Cash – WA, LLC, Go Cash – WI, LLC, each a Delaware limited liability company (each a “Go Cash Subsidiary” and collectively, the “Go Cash Subsidiaries”), does hereby certify as follows:
(k)Attached hereto as Exhibits A-1 through A-18 is a true, correct and complete copy of the Certificate of Formation of each of the Go Cash Subsidiaries on file with the Secretary of State of Delaware certified as such by the Secretary of State of Delaware on October 25, 2012, which Certificates have not otherwise been modified or amended since the date thereof and remain in full force and effect on the date hereof. No action has been taken in contemplation of any liquidation, dissolution, merger or consolidation of the Go Cash Subsidiaries.
(l)Attached hereto as Exhibits B-1 through B-18 is a true, correct and complete copy of the Limited Liability Company Agreement (the “Operating Agreement”) of each of the Go Cash Subsidiaries in effect on the date hereof, which Operating Agreements have not otherwise been modified or amended and remain in full force and effect on the date hereof.
(m)Attached hereto as Exhibits C-1 through C-18 is a true, correct and complete copy of the Certificate of Good Standing of each of the Go Cash Subsidiaries issued by the Secretary of State of Delaware on _______, 2012. Attached hereto as Exhibit C-19 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – AL, LLC issued by the Secretary of State of Alabama on _______, 2012. Attached hereto as Exhibit C-20 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – CA, LLC issued by the Secretary of State of California on _______, 2012. Attached hereto as Exhibit C-21 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – ID, LLC issued by the Secretary of State of Idaho on _______, 2012. Attached hereto as Exhibit C-22 is a true, complete and correct copy of the Certificate of Good Standing of Go Cash – IL, LLC issued by the Secretary of State of Illinois on _______, 2012. Attached hereto as Exhibit C-23 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – MI, LLC issued by the Secretary of State of Michigan on _______, 2012. Attached hereto as Exhibit C-24 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – MO, LLC issued by the Secretary of State of Missouri on _______, 2012. Attached hereto as Exhibit C-25 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – NV, LLC issued by the Secretary of State of Nevada on

[Signature page of Secretary’s Certificate – Go Cash Subsidiaries]

_______, 2012. Attached hereto as Exhibit C-26 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – OH, LLC issued by the Secretary of State of Ohio on _______, 2012. Attached hereto as Exhibit C-27 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – SD, LLC issued by the Secretary of State of South Dakota on _______, 2012. Attached hereto as Exhibit C-28 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – TX, LLC issued by the Secretary of State of Texas on _______, 2012. Attached hereto as Exhibit C-29 is a true, correct and complete copy of the Certificate of Good Standing of Go Cash – UT, LLC issued by the Secretary of State of Utah on _______, 2012.
(n)Attached hereto as Exhibit D is a true, correct and complete copy of resolutions duly adopted by the Member of each Go Cash Subsidiary by written consent dated _____________, 2012, which resolutions have not been amended or otherwise modified and remain in full force and effect on the date hereof.
(o)Each of the following named individuals is a duly elected officer of each Go Cash Subsidiary holding the office set forth opposite his or her name and holds that office as of the date hereof. The signature opposite the name and title of each such officer is his or her true and correct manual or facsimile signature.
James R. Carnes        President, Treasurer and
Assistant Secretary            ________________________
Edward N. Foster        Executive Vice President,
Assistant Treasurer and
Secretary                ________________________

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of ______________, 2012.

________________________________

                            Edward N. Foster, Secretary

The undersigned, being the duly elected Assistant Secretary of each Go Cash Subsidiary, hereby certifies that Edward N. Foster is, and from and including the date of the action referred to above, has been, the duly elected, qualified and acting Secretary of each Go Cash Subsidiary and the signature set forth above is his true signature.

________________________________

                            James R. Carnes, Assistant Secretary

Exhibit H-4

SECRETARY’S CERTIFICATE
CORNERSTONE PROCESSING, LLC
Secretary’s Certificate Pursuant
to Section 2.9(a)(xii) of the Asset Purchase Agreement

The undersigned, Edward N. Foster, Secretary of Cornerstone Processing, LLC, a Delaware limited liability company (the “Cornerstone Subsidiary”), does hereby certify as follows:
(p)Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Formation of the Cornerstone Subsidiary on file with the Secretary of State of Delaware certified as such by the Secretary of State of Delaware on October 25, 2012, which Certificate has not otherwise been modified or amended since the date thereof and remains in full force and effect on the date hereof. No action has been taken in contemplation of any liquidation, dissolution, merger or consolidation of the Cornerstone Subsidiary.
(q)Attached hereto as Exhibit B is a true, correct and complete copy of the Limited Liability Company Agreement (the “Operating Agreement”) of the Cornerstone Subsidiary in effect on the date hereof, which Operating Agreement has not otherwise been modified or amended and remains in full force and effect on the date hereof.
(r)Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Good Standing of the Cornerstone Subsidiary issued by the Secretary of State of Delaware on _______, 2012.
(s)Attached hereto as Exhibit D is a true, correct and complete copy of resolutions duly adopted by the Member of the Cornerstone Subsidiary by written consent dated _____________, 2012, which resolutions have not been amended or otherwise modified and remain in full force and effect on the date hereof.
(t)Each of the following named individuals is a duly elected officer of the Cornerstone Subsidiary holding the office set forth opposite his or her name and holds that office as of the date hereof. The signature opposite the name and title of each such officer is his or her true and correct manual or facsimile signature.
James R. Carnes        Chairman, Treasurer and
Assistant Secretary            ________________________
Edward N. Foster        Executive Vice President,
Assistant Treasurer and
Secretary                ________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of ______________, 2012.

________________________________

                            Edward N. Foster, Secretary

The undersigned, being the duly elected Assistant Secretary of the Cornerstone Subsidiary, hereby certifies that Edward N. Foster is, and from and including the date of the action referred to above, has been, the duly elected, qualified and acting Secretary of the Cornerstone Subsidiary, and the signature set forth above is his true signature.

________________________________

                            James R. Carnes, Assistant Secretary

8

Exhibit H-5

CERTIFICATE OF A DIRECTOR OF
GO CASH LIMITED
Secretary’s Certificate Pursuant
to Section 2.9(a)(xii) of the Asset Purchase Agreement

The undersigned, Edward N. Foster, a director of Go Cash Limited, a United Kingdom limited company (the “Company”), does hereby certify as follows:
(u)Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company on file at Companies House, which Certificate has not otherwise been modified or amended since the date thereof and remains in full force and effect on the date hereof. No action has been taken in contemplation of any liquidation, dissolution, merger or consolidation of the Company.
(v)Attached hereto as Exhibit B is a true, correct and complete copy of the Memorandum of Association and Articles of Association and accompanying resolutions (the “Memorandum”) of the Company in effect on the date hereof, which Memorandum has not otherwise been modified or amended and remains in full force and effect on the date hereof.
(w)Attached hereto as Exhibit C is a true, correct and complete copy of the Certificate of Good Standing of the Company issued by the Registrar of Companies for England and Wales on _______, 2012.
(x)Attached hereto as Exhibit D-1 is a true, correct and complete copy of the minutes including resolutions duly adopted by the Directors at a meeting duly held on _______, 2012, which minutes and resolutions have not been amended or otherwise modified and remain in full force and effect on the date hereof. Attached hereto as Exhibit D-2 is a true, correct and complete copy of resolutions duly adopted by the Shareholder of the Company by written consent dated _____________, 2012, which resolutions have not been amended or otherwise modified and remain in full force and effect on the date hereof.
(y)Each of the following named individuals is a duly elected director of the Company and holds that office as of the date hereof. The signature opposite the name and title of each such director is his or her true and correct manual or facsimile signature.
James R. Carnes        Director                ________________________

Edward N. Foster        Director                ________________________

KCP-4270270-3

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of ______________, 2012.

________________________________

                            Edward N. Foster, Director

The undersigned, being an elected director of the Company, hereby certifies that Edward N. Foster is, and from and including the date of the action referred to above, has been, a duly elected, qualified and acting director of the Company, and the signature set forth above is his true signature.

________________________________

                            James R. Carnes, Director

KCP-4270270-3
[Signature page of Secretary’s Certificate – Go Cash Limited]

Exhibit I-1

EZCORP, INC.
SECRETARY’S CERTIFICATE

I, the undersigned, Secretary of EZCORP, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), do hereby certify on behalf of the Company that:

1.    This Certificate is furnished in connection with the execution and delivery of that certain Asset Purchase Agreement, dated November 20, 2012, by and among Hayfield Investment Partners, LLC, a Delaware limited liability company, its subsidiaries party thereto, EZCORP Online, Inc., a Delaware corporation, and the Company.

2.    Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, which has not otherwise been modified or amended since the date thereof and remains in full force and effect on the date hereof. No action has been taken in contemplation of any liquidation, dissolution, merger or consolidation of the Company.

3.    Attached hereto as Exhibit B is a true and correct copy of the Amended Bylaws of the Company, which have not otherwise been modified or amended and remain in full force and effect on the date hereof.

4.    Attached hereto as Exhibit C is a true and correct copy of the resolutions of the Board of Directors of the Company, effective as of ___________ ___, 2012, which resolutions have not been amended or otherwise modified and remain in full force and effect on the date hereof.

5.    The person named below is a duly elected and acting director and/or officer of the Company as of the date hereof, holding the office set forth opposite his name. The undersigned is authorized to sign the Asset Purchase Agreement and each Ancillary Agreement to which the Company may be a party. The signature set opposite his office is his genuine signature:

NAME             OFFICE             SIGNATURE

Mark Kuchenrither    Chief Financial Officer    _________________________

IN WITNESS WHEREOF, this Certificate is executed this ___ day of __________, 2012.

Thomas W. Welch, Jr.
Senior Vice President, General Counsel and Secretary

Exhibit I-2

EZCORP ONLINE, INC.
SECRETARY’S CERTIFICATE

I, the undersigned, Secretary of EZCORP Online, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), do hereby certify on behalf of the Company that:

1.    This Certificate is furnished in connection with the execution and delivery of that certain Asset Purchase Agreement, dated November 20, 2012, by and among Hayfield Investment Partners, LLC, a Delaware limited liability company, its subsidiaries party thereto, EZCORP, Inc., a Delaware corporation, and the Company.

2.    Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company certified as such by the Secretary of State of Delaware, which has not otherwise been modified or amended since the date thereof and remains in full force and effect on the date hereof. No action has been taken in contemplation of any liquidation, dissolution, merger or consolidation of the Company.

3.    Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, which have not otherwise been modified or amended and remain in full force and effect on the date hereof.

4.    Attached hereto as Exhibit C is a true and correct copy of the resolutions of the Board of Directors of the Company, effective as of ___________ ___, 2012, which resolutions have not been amended or otherwise modified and remain in full force and effect on the date hereof.

5.    The person named below is a duly elected and acting director and/or officer of the Company as of the date hereof, holding the office set forth opposite his name. The undersigned is authorized to sign the Asset Purchase Agreement and each Ancillary Agreement to which the Company may be a party. The signature set opposite his office is his genuine signature:

NAME             OFFICE             SIGNATURE

Mark Kuchenrither    ______________    _________________________

IN WITNESS WHEREOF, this Certificate is executed this ___ day of __________, 2012.

Thomas W. Welch, Jr.
Secretary